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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Alexander & Baldwin, Inc.
(Name of Registrant as Specified In Its Charter)

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822 Bishop Street, Honolulu, Hawaii 96813

April 2, 2013

To the Shareholders of Alexander & Baldwin, Inc.:

        You are invited to attend the 2013 Annual Meeting of Shareholders of Alexander & Baldwin, Inc., to be held at A&B headquarters, 822 Bishop Street, Honolulu, Hawaii, on Tuesday, April 30, 2013 at 8:30 a.m. This is our first Annual Meeting since our separation from Matson, Inc. last year, and we look forward to the opportunity to meet with you and discuss the Company's financial performance during 2012, and our future plans and expectations.

        Whether or not you now plan to attend the Annual Meeting, please vote as soon as possible.    You may vote via the Internet, by telephone or by signing, dating and mailing the accompanying proxy card. Specific instructions for shareholders are included in the enclosed proxy dated April 2, 2013.

        Your vote is important and your shares should be represented. Thank you for your continued support of A&B.

Sincerely,

STANLEY M. KURIYAMA Chairman of the Board and Chief Executive Officer

822 Bishop Street, Honolulu, Hawaii 96813

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Shareholders of Alexander & Baldwin, Inc. will be held at A&B headquarters at 822 Bishop Street, Honolulu, Hawaii, on Tuesday, April 30, 2013, at 8:30 a.m., Honolulu time, to:

  1.
  Elect three Class I directors for a three-year term expiring at the 2016 Annual Meeting of Shareholders;

  2.
  Approve the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan;

  3.
  Conduct an advisory vote on executive compensation;

  4.
  Conduct an advisory vote on the frequency of future advisory votes on executive compensation;

  5.
  Ratify the appointment of the independent registered public accounting firm for the ensuing year; and

  6.
  Transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

        The Board of Directors has set the close of business on March 25, 2013 as the record date for the meeting. Owners of Alexander & Baldwin, Inc. stock at the close of business on that date are entitled to receive notice of and to vote at the meeting. Shareholders will be asked at the meeting to present a valid photo identification. Shareholders holding stock in brokerage accounts must present a copy of a brokerage statement reflecting stock ownership as of the record date.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE PROMPTLY VOTE VIA THE INTERNET OR BY TELEPHONE, OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD BY MAIL.

By Order of the Board of Directors,
ALYSON J. NAKAMURA Corporate Secretary

April 2, 2013

SUMMARY INFORMATION

        To assist you in reviewing this Proxy Statement, we would like to call your attention to key elements of this document. The following description is only a summary. For more information, please read the complete Proxy Statement.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	Tuesday, April 30, 2013, 8:30 a.m.
Place:	A&B Headquarters 822 Bishop Street Honolulu, Hawaii 96813
Record Date:	March 25, 2013
Voting:	Shareholders as of the record date are entitled to vote.
Admission:	Shareholders will be asked to present a valid photo identification. Shareholders holding stock in brokerage accounts must present a copy of a brokerage statement reflecting stock ownership as of the record date.

MEETING AGENDA

Agenda Item	Board Recommendation	Page Reference
Election of 3 Class I directors	FOR each director nominee	2
Approval of 2012 Incentive Compensation Plan	FOR	49
Advisory vote on executive compensation	FOR	66
Advisory vote on frequency of executive compensation votes	ANNUAL	67
Ratify appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	68

BOARD NOMINEES

        The following table provides summary information about each director nominee. Each director nominee is elected for a three-year term.

Name	Director Since	Occupation	Experience/ Qualification	Committees
Robert S. Harrison	2012	President and CEO of First Hawaiian Bank	• Leadership • Finance	Audit
Michele K. Saito	2012	Chief Operating Officer Healthways Hawaii	• Leadership • Finance	Compensation
Eric K. Yeaman	2012	President and CEO of Hawaiian Telcom Holdco, Inc.	• Leadership • Finance	Compensation

FINANCIAL HIGHLIGHTS

        In 2012, the Company achieved adjusted net income of $32.3 million(1) ($20.5 million on a GAAP basis, which includes $6.8 million of expenses associated with separation from Matson and $9.8 million of non-cash impairments of two California development projects due to the Company's strategic decision upon Separation to focus primarily on Hawaii development projects). The adjusted net income represents a 31 percent year-over-year increase from $23.5 million of net income in 2011. Revenues in 2012 also were up—to $296.7 million, compared to 2011 revenues of $267.7 million. At the same time, A&B focused on value creation and positioned itself for future success as the Hawaii economy and real estate markets, in particular Oahu's residential real estate market, improves.

(1)
Refer to page 48 for a discussion of the Company's use of non-GAAP financial measures and a reconciliation of adjusted net income.

 Revenues

Adjusted Net Income

*
2011 and 2012 figures exclude results from Matson's operations

SEPARATION

  •
  On June 29, 2012, the Company successfully completed its separation from Matson, forming a new publicly-traded company focused primarily on real estate development, real estate leasing and agriculture (the "Separation"). The Separation was undertaken to allow the Company to independently execute its strategies to best enhance growth and value creation prospects. The Separation has resulted in a number of benefits, including enhanced management focus on the strategic, capital structure and operational issues of the real estate business and agribusiness, increased transparency, greater clarity for our investors and industry-specific analysts, improved ability to use the Company's stock as acquisition currency and enhanced ability to offer equity-based compensation incentives that reflect the specific business objectives, financial goals and performance of the real estate business and agribusiness. Since the December 1, 2011 public announcement of Separation to December 31, 2012, the combined share price appreciation of A&B and Matson was 42%, surpassing the S&P Mid Cap 400 Index (16%) and the S&P 500 Index (15%).

 APPROVAL OF THE ALEXANDER & BALDWIN, INC. 2012 INCENTIVE COMPENSATION PLAN ("2012 PLAN")

        Following the Separation, our Compensation Committee reviewed the compensation arrangements established by our predecessor company and adopted the 2012 Plan that was substantially similar to our predecessor's long-term incentive compensation plan, except that the Compensation Committee was able to make various adjustments to exclude the results of the Matson shipping business from the post-Separation real estate business and agribusiness results. Approval of the 2012 Plan by shareholders would allow future performance-based awards under the 2012 Plan to be deductible under Section 162(m) of the Internal Revenue Code.

EXECUTIVE COMPENSATION

        All elements of executive compensation are generally targeted at the 50th percentile of survey data of pay. The Company also firmly believes in pay for performance, to ensure alignment with the interests of the Company's shareholders and to drive the achievement of the Company's business objectives. Accordingly, the majority of executive compensation is tied to performance.

        In 2012, the Company's CEO received 27 percent of his target compensation as salary. The remaining 73 percent was performance-based and at risk. For our other named executive officers, 59 percent of their target compensation was performance-based and at risk. Post-Separation, the Company has further adjusted its compensation programs to focus on pay for performance, as discussed beginning on page 30.

CEO Direct Compensation

Other NEO Direct Compensation

        We encourage you to read our Compensation Discussion and Analysis (CD&A), which begins on page 20 and describes our pay for performance philosophy. Our Board of Directors recommends approval, on an advisory basis, of the compensation of our named executive officers, as further described in the CD&A and "Proposal No. 3: Advisory Vote on Executive Compensation" beginning on page 66.

FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Shareholders are being asked to vote on the frequency they prefer for future advisory votes on executive compensation. Our Board of Directors believes that an annual vote is consistent with the Company's efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters, and recommends that shareholders vote for an annual vote as the preferred frequency for future advisory votes on executive compensation, as further described in "Proposal No. 4: Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation" beginning on page 67.

v

822 Bishop Street, Honolulu, Hawaii 96813

PROXY STATEMENT

GENERAL INFORMATION

        The Board of Directors of Alexander & Baldwin, Inc. ("A&B" or the "Company") is soliciting proxies for the Annual Meeting of Shareholders to be held on April 30, 2013 and at any adjournment or postponement of the meeting (the "Annual Meeting"). Shareholders may submit their proxies either by signing, dating and returning the enclosed proxy, or via the Internet or by telephone. A proxy may be revoked at any time prior to its exercise by a written revocation bearing a later date than the proxy and filed with the Secretary of A&B, by submission of a later-dated proxy or subsequent Internet or telephonic proxy, or by voting in person at the Annual Meeting. You may contact Stacy Mercado at (808) 525-6661 to obtain directions to the site of the Annual Meeting.

        Only shareholders of record at the close of business on March 25, 2013 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 43,098,055 shares of common stock outstanding, each of which is entitled to one vote. Provided a quorum is present, a majority of the votes cast will be necessary for the approval of the 2012 Plan; the approval, on an advisory basis, of our executive compensation; and the ratification of the appointment of the independent registered public accounting firm. Directors are elected by a plurality of votes cast, provided a quorum is present. Shareholders are being asked to express a preference on the frequency of future advisory votes on executive compensation, and the frequency receiving a plurality of votes cast will be considered the preference of shareholders. Abstentions and broker non-votes will be included for purposes of establishing a quorum at the Annual Meeting. Abstentions and broker non-votes will have no effect on the voting results for any matter, as they are not considered to be votes cast.

        Officers, employees and directors of A&B and its subsidiaries may, without additional compensation, solicit proxies by telephone or by other appropriate means. Arrangements also will be made with brokerage firms and other persons that are record holders of A&B's common stock to forward proxy soliciting material to the beneficial owners of the stock, and A&B will reimburse those record holders for their reasonable expenses. A&B has retained the firm of Morrow & Co., Inc. to assist in the solicitation of proxies, at a cost of $10,000 plus reasonable out-of-pocket expenses.

        You may revoke your proxy or change your vote any time before it is voted at the Annual Meeting by:

•

Filing a written revocation with the Corporate Secretary;

•

Submitting a proxy bearing a later date; or

•

Voting in person at the Annual Meeting.

        This Proxy Statement and the enclosed proxy are being mailed to shareholders, and are being made available on the Internet at www.alexanderbaldwin.com, on or about April 2, 2013.

        References in this Proxy Statement to "A&B Predecessor" means Alexander & Baldwin, Inc. prior to the holding company merger completed on June 6, 2012, and thereafter to Alexander & Baldwin Holdings, Inc., which was subsequently renamed Matson, Inc.

 PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS

        Three Class I Directors will be elected at the Annual Meeting to serve a three-year term and until their successors are duly elected and qualified.

Director Nominees and Qualifications of Directors

        The Class I nominees of the Board of Directors are the three persons named below, all of whom currently are members of the Board of Directors. The Board of Directors believes that all nominees will be able to serve. However, if any nominee should decline or become unable to serve for any reason, shares represented by the accompanying proxy will be voted for the replacement person nominated by the Board of Directors. Each director nominee identified below is an incumbent director who was unanimously nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee.

        The following table provides the name, age (as of March 31, 2013), and principal occupation of each person nominated by the A&B Board and each director continuing in office, their business experience during at least the last five years, the year each first was elected or appointed a director and qualifications of each director. Our Board members have a diverse range of perspectives and are knowledgeable about our businesses. Each director contributes in establishing a board climate of trust and respect, where deliberations are open and constructive. In selecting nominees, the Board has considered these factors and has reviewed the qualifications of each nominated director, which includes the factors reflected below.

Robert S. Harrison Age: 52 Director Since: 2012

•

Chief Executive Officer and Director of First Hawaiian Bank ("FHB") since January 2012

•

President of FHB since December 2009

•

Chief Operating Officer of FHB from December 2009 through December 2011

•

Vice Chairman of FHB from December 2007 to December 2009

•

Chief Risk Officer of FHB from January 2006 to December 2009

Director Qualifications

As President and Chief Executive Officer of FHB, Hawaii's largest financial institution, Mr. Harrison brings to the board experience in managing complex business organizations, and banking and financial expertise. Mr. Harrison has board experience, including his service on the board of FHB, and is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

Michele K. Saito Age: 53 Director Since: 2012

•

Chief Operating Officer of Healthways Hawaii (healthcare) since March 2013

•

President and Director of Farmers Insurance Hawaii ("Farmers") from January 2010 through August 2012

•

Executive Vice President and Chief Operating Officer of AIG Hawaii/Farmers from April 2009 through December 2009

•

Senior Vice President, Secretary and Treasurer of AIG Hawaii from 2001 through March 2009

•

Vice President of Finance and Operations of AIG Hawaii from 1995 - 2000

Director Qualifications

As Chief Operating Officer of Healthways and as former President of Farmers, Ms. Saito brings to the Board experience in managing a complex business organization and financial expertise. Ms. Saito also has board experience, including her service on the board of Farmers. She is knowledgeable about Hawaii and A&B's operating markets through her involvement in the Hawaii business community and local community organizations.

Eric K. Yeaman Age: 45 Director Since: 2012

•

President, Chief Executive Officer and Director of Hawaiian Telcom Holdco, Inc. ("Hawaiian Telcom") (telecommunications) since June 2008

•

Chief Operating Officer of Hawaiian Electric Company, Inc. ("HECO") from January 2008 through June 2008

•

Financial Vice President, Treasurer and Chief Financial Officer of Hawaiian Electric Industries, Inc. ("HEI") from January 2003 through January 2008

•

Chief Operating Officer and Chief Financial Officer of The Kamehameha Schools from 2000 to January 2003

•

Director, Alaska Airlines, November 2012 to present

Director Qualifications

As President and Chief Executive Officer of Hawaiian Telecom, Mr. Yeaman brings to the Board experience in managing complex business organizations. Mr. Yeaman has financial expertise and board experience, including his service on the boards of Hawaiian Telcom and Alaska Airlines. He is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

 CONTINUING DIRECTORS

Continuing Class II Directors Whose Terms Expire at the 2014 Annual Meeting

W. Allen Doane Age: 65 Director Since: 2012 (Director of A&B Predecessor since 1998)

•

Director of A&B since June 2012

•

Director of A&B Predecessor from October 1998 through June 2012

•

Chairman of the Board of A&B Predecessor from April 2006 through December 2009

•

Chief Executive Officer of A&B Predecessor from October 1998 through December 2009

•

President of A&B Predecessor from October 1998 through September 2008

•

Director of A&B Predecessor's subsidiary, Matson Navigation Company, Inc. ("MNC") since October 1998, Chairman of the Board of MNC from April 2006 through September 2008 and from July 2002 to January 2004

•

Director of BancWest Corporation ("BancWest") from April 2004 through July 2006 and since July 2012

•

Director of First Hawaiian Bank ("FHB"), banking subsidiary of BancWest since August 1999

Director Qualifications

As a member of A&B Predecessor's senior management team for almost two decades, Mr. Doane, who was Chief Executive Officer and Chairman of the Board of A&B Predecessor until his retirement from those positions in 2009, brings to the board an in-depth knowledge of all aspects of the Company's real estate and agribusiness operations. Mr. Doane has board experience, including his service on the board of FHB, Hawaii's largest financial institution, and is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

Walter A. Dods, Jr. Age: 71 Director Since: 2012 (Director of A&B Predecessor since 1989)

•

Non-Executive Chairman of the Board of Matson, Inc. since June 2012

•

Non-Executive Chairman of the Board of A&B Predecessor from January 2010 through June 2012

•

Lead Independent Director of A&B Predecessor from April 2006 through December 2009; Director of A&B Predecessor from April 1989 through June 2012

•

Director of Hawaiian Telcom (telecommunications) since December 2010

•

Non-Executive Chairman of the Board of Hawaiian Telcom from May 2008 to October 2010

•

Non-Executive Chairman of the Board of FHB, a subsidiary of BancWest (banking) from January 2005 through December 2008

•

Non-Executive Chairman of the Board of BancWest from January 2005 through December 2007; Chairman of the Board and Chief Executive Officer of BancWest and FHB, from September 1989 through December 2004; Director of BancWest since March 1993

• Director of BancWest's banking subsidiaries, FHB since December 1979 and Bank of the West since November 1998 • Director of Maui Land & Pineapple Company, Inc. from October 2004 through May 2010
Director Qualifications

As Chairman of the Board of A&B Predecessor, Chairman of the Board of Matson, Inc., and Chairman of the Board and Chief Executive Officer of BancWest, a national financial institution, Mr. Dods brings to the board experience in managing complex business organizations. He also has banking and financial expertise and has been designated by the Board of Directors as an Audit Committee Financial Expert. He is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

Stanley M. Kuriyama Age: 59 Director Since: 2012 (Director of A&B Predecessor since 2010)

•

Chairman of the Board and Chief Executive Officer of A&B since June 2012

•

Director and Chief Executive Officer of A&B Predecessor from January 2010 through June 2012

•

President of A&B Predecessor from October 2008 through June 2012

•

President and Chief Executive Officer, A&B Predecessor Land Group from July 2005 through September 2008

•

Chief Executive Officer and Vice Chairman of A&B Predecessor's subsidiary, A&B Properties, Inc., from December 1999 through September 2008

•

Director and Chairman of the Board of MNC from September 2009 through June 2012

Director Qualifications

As a member of A&B and A&B Predecessor's senior management team for two decades, Mr. Kuriyama, who is Chairman of the Board and Chief Executive Officer of A&B, brings to the Board an in-depth knowledge of all aspects of the Company's real estate and agribusiness operations. He is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations

Continuing Class III Directors Whose Terms Expire at the 2015 Annual Meeting

Charles G. King Age: 67 Director Since: 2012 (Director of A&B Predecessor since 1989)

•

President and Dealer Principal, King Auto Center, Kauai (automobile dealership) since October 1995

•

Dealer Principal, King Infiniti of Honolulu (automobile dealership) since April 2004

•

Director of A&B Predecessor from April 1989 through June 2012

Director Qualifications

As the head of King Auto Center and King Infiniti of Honolulu, automotive dealerships located on Kauai and Oahu, respectively, Mr. King is an experienced businessman with executive and leadership skills and is the recipient of a number of business leadership awards. He contributes insights about Hawaii and A&B's operating markets, particularly on Kauai, where A&B has significant business interests. He is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

Douglas M. Pasquale Age: 58 Director Since: 2012 (Director of A&B Predecessor since 2005)

•

Director of Ventas, Inc. ("Ventas") (healthcare real estate investment trust) since July 2011

•

Senior Advisor to the Chief Executive Officer of Ventas from July 2011 through December 2011 upon Ventas's acquisition of Nationwide Health Properties, Inc. ("NHP") in July 2011

•

Chairman of the Board, President and Chief Executive Officer of NHP (healthcare real estate investment trust) from May 2009 to July 2011; President and Chief Executive Officer of NHP from April 2004 to July 2011; Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004

•

Director of NHP since November 2003

•

Chairman of the Board and Chief Executive Officer of ARV Assisted Living, Inc. from December 1999 to September 2003 and, concurrently, President and Chief Executive Officer of Atria Senior Living Group from April 2003 to September 2003

•

Director of Terreno Realty Corporation since February 2010

•

Director of Sunstone Hotel Investors, Inc. since November 2011

•

Director of A&B Predecessor from April 2005 through June 2012

•

Director of DineEquity, Inc. since March 2013

Director Qualifications

As a director of Ventas, a publicly-traded healthcare real estate investment trust, and in his former role as President, Chief Executive Officer and Chairman of the Board of Nationwide Health Properties, Inc. prior to its merger in July 2011 with Ventas, Mr. Pasquale contributes experience in real estate, one of A&B's main businesses, as well as experience in managing a complex business organization. This experience has provided Mr. Pasquale with financial expertise and he has been designated by the Board of Directors as an Audit Committee Financial Expert. He also serves as lead independent director for Terreno and as a director of Sunstone Hotel Investors, Inc.

Jeffrey N. Watanabe Age: 70 Director Since: 2012 (Director of A&B Predecessor since 2003)

•

Non-Executive Chairman of the Board of HEI (electric utility/banking) since May 2006

•

Director of HEI since April 1987

•

Director of HECO from February 1999 to July 2006 and from February 2008 to May 2011, and American Savings Bank, F.S.B. since May 1988, each a subsidiary of HEI

•

Retired Founder, Watanabe Ing LLP ("WI"), Honolulu, Hawaii (attorneys at law) since July 2007; Partner, WI, from 1971 to June 2007

•

Director of Matson since June 2012

•

Director of A&B Predecessor from April 2003 through June 2012

Director Qualifications

As Chairman of the Board of HEI and former managing partner of a Honolulu law firm, of which he is a retired co-founder, Mr. Watanabe brings to the Board insights into corporate governance matters and leadership skills. In addition, he has both public and private company board experience and is knowledgeable about Hawaii and A&B's operating markets through his involvement in the Hawaii business community and local community organizations.

 CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence

        The Board has reviewed each of its current directors (as listed above) and has determined that all such persons, with the exception of Mr. Kuriyama, who is an executive officer of A&B, are independent under New York Stock Exchange ("NYSE") rules. In making its independence determinations, the Board considered the transactions, relationships or arrangements in "Certain Information Regarding Directors and Executive Officers—Certain Relationships and Transactions" below, as well as the following: Mr. Doane—his status as a former executive officer of A&B; Mr. Dods and Mr. Harrison—A&B's banking relationships with First Hawaiian Bank, an entity of which Mr. Dods is a director and Mr. Harrison is President and Chief Executive Officer; Mr. Watanabe—A&B's banking relationships with American Savings Bank, an entity of which Mr. Watanabe is a director and electricity sales by a division of A&B to a subsidiary of HEI, an entity of which Mr. Watanabe is Non-Executive Chairman of the Board; Mr. King—a reservation to purchase a Kukui'ula lot at the market price; and Mr. Yeaman—telephone and other communication services provided to A&B by Hawaiian Telcom, an entity with which Mr. Yeaman is President and Chief Executive Officer. In the case of Mr. Doane, the Nominating Committee has concurred with his request that he not be considered for appointment to any board committee when committee assignments are made later in the year.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. The Board currently has a combined Chairman of the Board and Chief Executive Officer ("CEO") and a Lead Independent Director. The Board has chosen this leadership structure at this time because it believes such structure is in the best interests of the Company and its shareholders, as it provides unified leadership in identifying and carrying out strategic priorities of the Company. Further, the combined role fosters accountability and quick decision making, which is particularly important at this time. With its Lead Independent Director, this governance structure also provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management's performance, and enables the Board to fulfill its duties effectively and efficiently. The Lead Independent Director's duties include consulting with the Chairman of the Board on agendas and meeting schedules, facilitating the process for the Board's self evaluation, presiding at Board meetings in the absence of the Chairman, presiding at executive sessions of non-management Directors, and facilitating communication between the Independent Directors and the Chairman and Chief Executive Officer. The Board has determined that its leadership structure is appropriate for A&B at this time.

The Board's Role in Risk Oversight

        The Board has oversight of the risk management process, which it administers in part through the Audit Committee. One of the Audit Committee's responsibilities involves discussing policies regarding risk assessment and risk management. Risk oversight plays a role in all major board decisions and the evaluation of risk is a key part of the decision-making process. For example, the identification of risks, the accumulation of exposures at an enterprise level, and the development of sensitivity analyses are key requirements for capital requests that are presented to the Board.

        This risk management process occurs throughout all levels of the organization, but is also facilitated through a formal process in which a risk management working group and a risk management steering committee (consisting of senior management) meet regularly to identify and address significant risks. Risk management is reflected in the Company's compliance, auditing and risk management functions, and its risk-based approach to strategic and operating decision-making. Management reviews its risk management activities with the Audit Committee and the full Board of Directors on a regular basis. In addition, risk management perspectives from each of A&B's business segments were included in the companywide operating plan. The Board believes that its current leadership structure is conducive to the risk oversight process.

Pay Risk Assessment

        The Compensation Committee has a formal review process to regularly consider and discuss the compensation policies, plans and structure for all of the Company's employees, including the Company's executive group, to ascertain whether any of the compensation programs and practices create risks or motivate unreasonably risky behavior that are reasonably likely to have a material adverse effect on the Company. Over the past several years, management worked with the A&B Predecessor Compensation Committee to review all Company incentive plans and related policies and practices, and the overall structure and positioning of total pay, pay mix, the risk management process and related internal controls.

        As part of the Separation, management worked with Towers Watson and outside counsel to "clone" A&B Predecessor's plans and pay programs. As part of this process, there were no material changes to the plans and as a result, the Compensation Committee concluded that there continues to be no materially adverse effects due to pay risk. Management and the Compensation Committee concluded that A&B's employee compensation programs represent an appropriate balance of fixed and variable pay, cash and equity, short-term and long-term compensation, financial and non-financial performance, and risk enterprise oversight. It was noted that various policies are in place to mitigate any compensation-related risk, including:

•

minimum stock ownership guidelines,

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vesting periods on equity,

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capped incentive payments (for performance-based plans),

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use of multiple performance metrics,

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use of multiple organizational performance levels,

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reasonable payout curves tied to performance goals (e.g., 50% at threshold, 100% at target, 200% maximum payout at extraordinary, with linear interpolation between each goal),

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review of goal-setting by the Compensation Committee to ensure that goals are reasonable,

•

mix of pay that is consistent with competitive practices for organizations similar in size,

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insider trading and hedging prohibitions,

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a compensation clawback policy, and

•

oversight by a Compensation Committee composed of independent directors.

Board of Directors and Committees of the Board

        The Board of Directors held four meetings during 2012 following Separation on June 29, 2012. In conjunction with three of these meetings, the non-management directors of A&B met in formally-scheduled executive sessions, led by the Lead Independent Director. In 2012, all directors were present at more than 75% of the meetings of the A&B Board of Directors and Committees of the Board on which they serve, and seven directors were present at 100% of such meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance

Committee, each of which is governed by a charter, which is available on the corporate governance page of A&B's website at www.alexanderbaldwin.com.

        Audit Committee:    The current members of the Audit Committee are:

•

Mr. Pasquale, Chairman

•

Mr. Dods

•

Mr. Harrison

        Each member is an independent director under the applicable NYSE listing standards and SEC rules. In addition, the Board has determined that Messrs. Pasquale and Dods are "audit committee financial experts" under SEC rules. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, and are summarized in the Audit Committee Report, which appears in this Proxy Statement. The Audit Committee met two times during 2012 since Separation.

        Compensation Committee:    The current members of the Compensation Committee are:

•

Mr. King, Chairman

•

Ms. Saito

•

Mr. Yeaman

        Each member is an independent director under the applicable NYSE listing standards. The Compensation Committee has general responsibility for management and other salaried employee compensation and benefits, including incentive compensation and stock incentive plans, and for making recommendations on director compensation to the Board. The Compensation Committee may form subcommittees and delegate such authority as the Committee deems appropriate, subject to any restrictions by law or listing standard. For further information on the processes and procedures for consideration of executive compensation, see the "Compensation Discussion and Analysis" section below. The Compensation Committee met three times during 2012 since Separation.

        Nominating and Corporate Governance Committee:    The current members of the Nominating and Corporate Governance Committee (the "Nominating Committee") are:

•

Mr. Dods, Chairman

•

Mr. King

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Mr. Pasquale

•

Mr. Watanabe

        Each member is an independent director under the applicable NYSE listing standards. The functions of the Nominating Committee include recommending to the Board individuals qualified to serve as directors; recommending to the Board the size and composition of committees of the Board and monitoring the functioning of the committees; advising on Board composition and procedures; reviewing corporate governance issues; overseeing the annual evaluation of the Board; and ensuring that an evaluation of management is occurring. The Nominating Committee met once in 2012 since Separation.

Nominating Committee Processes

        The Nominating Committee identifies potential nominees by asking current directors to notify the Nominating Committee of qualified persons who might be available to serve on the Board. The Nominating Committee also engages firms that specialize in identifying director candidates.

        The Nominating Committee will consider director candidates recommended by shareholders. In considering such candidates, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a shareholder must submit a written recommendation that includes the name of the shareholder, evidence of the shareholder's ownership of A&B stock (including the number of shares owned and the length of time of ownership), the name of the candidate, the candidate's qualifications to be a director and the candidate's consent for such consideration.

        The shareholder recommendation and information described above must be sent to the Corporate Secretary at 822 Bishop Street, Honolulu, Hawaii, 96813 and must be received not less than 120 days before the anniversary of the date on which A&B's Proxy Statement was released to shareholders in connection with the previous year's annual meeting.

        The Nominating Committee believes that the minimum qualifications for serving as a director are high ethical standards, a commitment to shareholders, a genuine interest in A&B and a willingness and ability to devote adequate time to a director's duties. The Nominating Committee also may consider other factors it deems to be in the best interests of A&B and its shareholders, such as business experience, financial expertise and group decision-making skills. While the Nominating Committee does not have a written diversity policy, it considers diversity of knowledge, skills, professional experience, education, expertise, and representation in industries relevant to the Company, as important factors in its evaluation of candidates.

        Once a potential candidate has been identified by the Nominating Committee, the Nominating Committee reviews information regarding the person to determine whether the person should be considered further. If appropriate, the Nominating Committee may request information from the candidate, review the person's accomplishments, qualifications and references, and conduct interviews with the candidate. The Nominating Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

        In connection with the Separation, Messrs. Harrison and Yeaman and Ms. Saito were recommended to the Nominating Committee by non-management directors.

Corporate Governance Guidelines

        The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to promote the more effective functioning of the Board and its committees. The guidelines provide details on matters such as:

•

Goals and responsibilities of the Board,

•

Selection of directors, including the Chairman of the Board,

•

Board membership criteria and director retirement age,

•

Stock ownership guidelines,

•

Director independence, and executive sessions of non-management directors,

•

Board self-evaluation,

•

Board compensation,

•

Board access to management and outside advisors,

•

Board orientation and continuing education, and

•

Leadership development, including annual evaluations of the CEO and management succession plans.

        The full text of the A&B Corporate Governance Guidelines is available on the corporate governance page of A&B's corporate website at www.alexanderbaldwin.com.

Code of Ethics

        A&B has adopted a Code of Ethics (the "Code") that applies to the CEO, Chief Financial Officer ("CFO") and Controller. A copy of the Code is posted on the corporate governance page of A&B's corporate website, www.alexanderbaldwin.com. A&B intends to disclose any changes in or waivers from its Code by posting such information on its website.

Code of Conduct

        A&B has adopted a Code of Conduct, which is applicable to all directors, officers and employees, and is posted on the corporate governance page of A&B's corporate website.

Compensation of Directors

        At the time of our Separation from A&B Predecessor, some of our directors—Messrs. Doane, Dods, King, Kuriyama, Pasquale and Watanabe (the "Pre-Separation Directors")—served on the board of directors of A&B Predecessor. The Pre-Separation Directors, other than Mr. Kuriyama who was A&B Predecessor's Chief Executive Officer at the time, received compensation in connection with their A&B Predecessor board service. On June 26, 2012, the Pre-Separation Directors were appointed to our Board of Directors and, with the exception of Messrs. Dods and Watanabe, resigned from the Board of Directors of A&B Predecessor. Messrs. Harrison and Yeaman and Ms. Saito also were appointed to our Board of Directors on June 26, 2012. The table below summarizes the compensation earned by or paid to our non-employee directors for services as a member of our Board of Directors for the period from January 1, 2012 through December 31, 2012.

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)
W. Allen Doane	59,850	100,040	0	N/A	3,000	162,890
Walter A. Dods, Jr.	112,900	83,338	0	N/A	2,000	198,238
Robert S. Harrison	38,433	83,338	0	N/A	0	121,771
Charles G. King	84,100	100,040	0	8,486	0	192,626
Douglas M. Pasquale	88,850	100,040	0	N/A	0	188,890
Michele K. Saito	37,558	83,338	0	N/A	0	120,896
Jeffrey N. Watanabe	82,100	100,040	0	N/A	250	182,390
Eric K. Yeaman	37,558	83,338	0	N/A	0	120,896

(1)
Includes fees paid by A&B Predecessor for the period prior to Separation, as follows: Mr. Doane—$31,100; Mr. Dods—$72,900, Mr. King—$42,850; Mr. Pasquale—$45,600 and Mr. Watanabe—$37,850.

(2)
Represents the aggregate grant-date fair value of restricted stock unit awards granted in 2012. Mr. Dods, Mr. Harrison, Ms. Saito and Mr. Yeaman were each granted $83,338 (a prorated amount based on expected service until the next Annual Meeting) in restricted stock units upon

  Separation. The remaining non-employee directors did not receive a new equity grant, since they had received an annual grant from A&B Predecessor on May 11, 2012. Existing restricted stock units were converted into A&B restricted stock units upon Separation for all directors except Mr. Dods, whose existing restricted stock units were converted into Matson restricted stock units, as he was appointed Matson's Chairman of the Board. At the end of 2012, Mr. Doane had 6,699 restricted stock units, Mr. King had 25,150 restricted stock units, Messrs. Pasquale and Watanabe had 8,552 restricted stock units and Mr. Dods, Mr. Harrison, Ms. Saito and Mr. Yeaman had 3,294 restricted stock units.

(3)
Although no new options had been granted by A&B Predecessor since 2007, existing options were converted into A&B options upon Separation for all directors except Mr. Dods, whose options were converted into Matson options upon Separation. The aggregate number of stock option awards outstanding at the end of 2012 for each director is as follows: Mr. Dods, Mr. Harrison, Ms. Saito and Mr. Yeaman—0 shares; Mr. Doane—261,037 shares (these shares were acquired as compensation for his service as CEO of A&B Predecessor); Mr. King—49,266 shares; Mr. Pasquale—12,000 shares; and Mr. Watanabe—32,844 shares.

(4)
Mr. King's amount is attributable to the aggregate change in the actuarial present value of his accumulated benefit under a defined benefit pension plan. This plan was frozen in 2004 and no other A&B director is eligible to obtain benefits from the plan. Upon Separation, Mr. Dods' pension benefit was assumed by Matson.

(5)
Represents charitable contributions under the matching gifts program described on page 13 below.

        Our Board of Directors approved the following non-employee director compensation schedule, effective post-Separation, which was developed with the assistance of Towers Watson:

  •
  Annual Retainer $56,000

  •
  Lead Director (additional) $25,000

  •
  Committee Chairs (additional)

  •
  Audit Chair $14,000

  •
  Compensation Chair $10,000

  •
  Nominating and Governance Chair $6,000

  •
  Committee Members (additional)

  •
  Audit Member $9,000

  •
  Compensation Member $7,500

  •
  Nominating and Corporate Governance Member $6,000

  •
  Annual Equity Award $90,000

        For any telephonic or in-person meetings in excess of seven A&B board meetings, a per meeting fee of $750 will be paid. For any telephonic or in-person meetings in excess of six meetings for the Audit Committee, five meetings for the Compensation Committee, and four meetings for the Nominating and Corporate Governance Committee, a fee of $750 per meeting will be paid. Under the terms of the 2012 Plan, an automatic grant of approximately $90,000 in restricted stock units is made to each director who is elected or reelected as a non-employee director of A&B at each Annual Meeting of Shareholders or upon appointment as a director. These awards vest in equal increments over three years. Non-employee directors may defer all or a portion of their vested shares until cessation of board service or the fifth anniversary of the award date, whichever is earlier. Non-employee directors may defer half or all of their annual cash retainer and meeting fees until retirement or until a later date they may select; no directors have deferred any of these fees. Directors who are employees of A&B or its subsidiaries do not receive compensation for serving as directors.

        Under A&B Predecessor's retirement plan for directors, which was frozen in 2004, a director with five or more years of service will receive a lump-sum payment upon retirement or attainment of age 65, whichever is later, that is actuarially equivalent to a payment stream for the life of the director consisting of 50 percent of the amount of the annual retainer fee in effect at the time of his or her departure from the Board, plus 10 percent of that amount for each year of service as a director over five years (up to an additional 50 percent). Effective December 31, 2004, these retirement benefits were frozen based on a director's service and retainer on that date and no further benefits accrue. Upon Separation, A&B adopted A&B Predecessor's retirement plan for directors. Only Mr. King has an accrued benefit under the retirement plan for directors.

        Directors have business travel accident coverage of $200,000 for themselves and $50,000 for their spouses while accompanying directors on A&B business. They also may participate in the Company's matching gifts program for employees, in which the Company matches contributions to qualified cultural and educational organizations up to a maximum of $3,000 annually.

Director Share Ownership Guidelines

        The Board has Share Ownership Guidelines that encourages each non-employee director to own A&B common stock (including restricted stock units) with a value of five times the amount of the current cash retainer of $56,000, within five years of becoming a director. Mr. Harrison, Ms. Saito and Mr. Yeaman, all of whom joined the Board in 2012, are on track to meet the guidelines. All other directors have met the established guidelines.

Communications with Directors

        Shareholders and other interested parties may contact any of the directors by mailing correspondence "c/o A&B Law Department" to A&B's headquarters at 822 Bishop Street, Honolulu, Hawaii 96813. The Law Department will forward such correspondence to the appropriate director(s). However, the Law Department reserves the right not to forward any offensive or otherwise inappropriate materials.

        In addition, A&B's directors are strongly encouraged to attend the Annual Meeting of Shareholders. This will be the first Annual Meeting of Shareholders since Separation. All of the A&B Predecessor directors attended the 2012 Annual Meeting of A&B Predecessor.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

        The following table lists the names and addresses of the only shareholders known by A&B on March 15, 2013 to have owned beneficially more than five percent of A&B's common stock outstanding, the number of shares they beneficially own, and the percentage of outstanding shares such ownership represents, based upon the most recent reports filed with the SEC. Except as indicated in the footnotes, such shareholders have sole voting and dispositive power over shares they beneficially own.

Name and Address Of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
The London Company 1801 Bayberry Court, Suite 301 Richmond, VA 23226	3,253,007	(a)	7.6%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,045,386	(b)	7.1%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,937,595	(c)	6.8%
Piper Jaffray Companies 800 Nicollet Mall, Suite 800 Minneapolis, MN 55402	2,827,215	(d)	6.6%
The Vanguard Group 100 Vanguard Blvd. Malvin, PA 19355	2,370,067	(e)	5.5%

(a)
As reported in Amendment No. 1 to Schedule 13G dated February 6, 2013 (the "London Company 13G") filed with the SEC. According to the London Company 13G, London Company has sole voting power and sole dispositive power over 3,052,003 shares, has shared dispositive power over 201,004 shares and no shared voting power over any shares.

(b)
As reported in the Schedule 13G dated February 4, 2013 (the "BlackRock 13G") filed with the SEC. According to the BlackRock 13G, BlackRock, Inc. has sole voting power and sole dispositive power over all 3,045,386 shares, and does not have shared voting or shared dispositive power over any shares.

(c)
As reported in the Schedule 13G dated February 8, 2013 (the "Dimensional Fund 13G") filed with the SEC. According to the Dimensional Fund 13G, Dimensional Fund Advisors LP has sole voting power over 2,881,894 shares and sole dispositive power over 2,937,595 shares (subject to the provision of Note 1 of the Dimensional Fund 13G), and does not have shared voting or shared dispositive power over any shares.

(d)
As reported in the Schedule 13G dated February 14, 2013 (the "Piper Jaffray 13G") filed with the SEC. According to the Piper Jaffray 13G, Piper Jaffray Companies has sole voting power and sole dispositive power over all 2,827,215 shares and does not have shared voting or shared dispositive power over any shares.

(e)
As reported in Amendment No. 1 to Schedule 13G dated February 20, 2013 (the "Vanguard 13G") filed with the SEC. According to the Vanguard 13G, The Vanguard Group has sole voting power over 30,259 shares and sole dispositive power over 2,341,808 shares, has no shared voting power over any shares, and has shared dispositive power over 28,259 shares.

 CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Directors and Executive Officers

        The following table shows the number of shares of A&B common stock beneficially owned as of March 15, 2013 by each director and nominee, by each executive officer named in the "Summary Compensation Table" below, and by directors, nominees and executive officers as a group and, if at least one-tenth of one percent, the percentage of outstanding shares such ownership represents. Except as indicated in the footnotes, directors, nominees and executive officers have sole voting and dispositive power over shares they beneficially own.

Name or Number in Group	Number of Shares Owned(a)(b)	Restricted Stock Units and Stock Options(c)	Total	Percent of Class
W. Allen Doane	42,653	263,703	306,356	0.7
Walter A. Dods, Jr.	70,252	0	70,252	0.2
Robert S. Harrison	0	0	0	—
Charles G. King	17,752	53,785	71,537	0.2
Douglas M. Pasquale	17,704	16,519	34,223	0.1
Michele K. Saito	0	0	0	—
Jeffrey N. Watanabe	11,544	37,363	48,907	0.1
Eric K. Yeaman	0	0	0	—
Stanley M. Kuriyama	163,067	577,343	740,410	1.7
Christopher J. Benjamin	78,840	161,637	240,477	0.6
Paul K. Ito	10,697	69,019	79,716	0.2
Nelson N. S. Chun	45,883	86,172	132,055	0.3
Meredith J. Ching	28,301	99,096	127,397	0.3
15 Directors, Nominees and Executive Officers as a Group	492,241	1,380,287	1,872,528	4.2

(a)
Amounts do not include 400 shares beneficially owned in a fiduciary capacity by the William Garfield King Educational Trust, of which Mr. King is a trustee. Amounts include 20,000 shares held in a trust by the spouse of Mr. Benjamin.

(b)
Amounts include shares as to which directors, nominees and executive officers have (i) shared voting and dispositive power, as follows: Mr. Dods—2,000 shares, Mr. Pasquale—17,704 shares, Ms. Ching—2,800 and directors, nominees and executive officers as a group—22,504 shares and (ii) sole voting power only: Ms. Ching—386, and directors, nominees and executive officers as a group—386 shares.

(c)
Amounts reflect shares deemed to be owned beneficially by directors, nominees and executive officers because they may be acquired prior to May 15, 2013 through the exercise of stock options or vesting of restricted stock units. Amounts do not include 162,333 restricted stock units that have been granted to the directors and executive officers as a group that may not be acquired prior to May 15, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires A&B's directors and executive officers, and persons who own more than 10 percent of A&B's common stock, to file reports of ownership and changes in ownership with the SEC. A&B believes that, during fiscal 2012, its directors and executive officers filed all reports required to be filed under Section 16(a) on a timely basis.

 Certain Relationships and Transactions

        A&B has adopted a written policy under which the Audit Committee must pre-approve all related person transactions that are disclosable under Item 404(a) of SEC Regulation S-K. Prior to entering into a transaction with A&B, directors and executive officers (and their family members) must make full disclosure of all facts and circumstances to the Law Department. The Law Department then determines whether such transaction requires the approval of the Audit Committee. The Audit Committee considers all of the relevant facts available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director's independence in the event the person in question is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

        The Audit Committee has established written procedures to address situations when approvals need to be sought between meetings. Whenever possible, proposed related person transactions will be included as an agenda item at the next scheduled Audit Committee meeting for review and approval. However, if it appears that a proposed related person transaction will occur prior to the next scheduled Audit Committee meeting, approval will be sought from Audit Committee members between meetings. Approval by a majority of the Committee members will be sufficient to approve the related person transaction. If a related person transaction is approved in this manner, the action will be reported at the next Audit Committee meeting.

        Robert S. Harrison, a director of A&B, is President, Chief Executive Officer and Director of FHB. A&B and its subsidiaries have a number of relationships with FHB incurred in the ordinary course of business. First Hawaiian Bank is the largest bank in Hawaii and has been a lending partner to the Company and its predecessor for many years prior to Mr. Harrison joining the board. FHB (i) had a 23.2 percent participation from January 1, 2012 through June 28, 2012 in A&B Predecessor's $230 million revolving credit and term loan agreement and currently has a 19.2 percent participation in A&B's $260 million revolving credit and term loan agreement, of which, in 2012, the largest aggregate amount of principal outstanding was $174,100,000; $211,400,000 and $1,071,951 were paid in principal and interest, respectively; and $38,500,000 was outstanding on March 15, 2013, with interest payable on a sliding scale at rates between 1.5 percent to 2.5 percent (based on A&B's debt to Total Assets, as defined in the loan agreement) plus LIBOR, (ii) has a 41.7 percent participation in a $120 million construction loan made to a limited liability company in which a subsidiary of A&B is a member, of which, in 2012, there was no principal balance outstanding and no amounts were paid in principal and interest, respectively; and no amount was outstanding on February 21, 2013, with interest payable at a rate of LIBOR plus 3 percent, (iii) has a $5,000,000 loan made to a limited liability company in which a subsidiary of A&B is a member, of which, in 2012, the largest aggregate amount of principal outstanding was $5,000,000; and $0 and $325,890 were paid in principal and interest, respectively, with interest payable at 6.5%, which loan was renegotiated effective January 1, 2013 and $5,000,000 amount was outstanding on March 15, 2013, with interest payable at a rate of LIBOR plus 2%, and of which a subsidiary of A&B is a guarantor in the amount of the lesser of $3.15 million or the outstanding indebtedness, and (iv) is a commercial tenant in two properties owned by A&B subsidiaries, under leases with terms that expire or expired in 2017 and 2012, with aggregate gross rents in 2012 of $247,295, and aggregate net rent from and after January 1, 2013 of $434,327.

        Walter A. Dods, Jr., owns an approximately 11.5 percent interest in Grace Pacific Corporation ("Grace") with which A&B and its subsidiaries have relationships that were incurred in the ordinary course of business. Grace is a ground lessee in three properties owned by an A&B subsidiary, under leases with terms that expire in 2014, 2016 and 2017, with gross rents in 2012 of $2,144,888, and aggregate net rent from and after January 1, 2013 of $3,258,305.

        Eric K. Yeaman, a director of A&B, is President, Chief Executive Officer and Director of Hawaiian Telcom. In 2012, a limited liability company in which a subsidiary of A&B is a member ("A&B LLC") entered into a contract in the ordinary course of business under which Hawaiian Telcom will provide wiring and other infrastructure valued at approximately $1.25 million as part of a five-year contract to provide cable and internet service at an annual base price of approximately $200,000.

Agreements with A&B Predecessor

        As part of the Separation, A&B entered into a Separation and Distribution Agreement and several other agreements with A&B Predecessor. These agreements provided for the allocation between A&B and A&B Predecessor of the assets, liabilities and obligations of A&B Predecessor and its subsidiaries, and govern the relationship between A&B and A&B Predecessor post-Separation. In addition to the Separation and Distribution Agreement, the other principal agreements entered into include:

  •
  a Tax Sharing Agreement;

  •
  a Transition Services Agreement; and

  •
  an Employee Matters Agreement.

        The summaries below of each of these agreements set forth the terms that we believe are material. The summaries are qualified in their entirety by reference to the full text of the applicable agreements, which available as exhibits to our amended Registration Statement on Form 10.

        Separation and Distribution Agreement.     The Separation and Distribution Agreement contains the key provisions that governed the separation of A&B's businesses from A&B Predecessor. It also contains other agreements that govern certain aspects of A&B's relationship with A&B Predecessor after Separation. For purposes of the Separation and Distribution Agreement: (i) the "A&B Group" means A&B, A&B LLC and each of A&B LLC's subsidiaries and (ii) the "Matson Group" means A&B Predecessor, ABHI-Crockett, Inc., Matson and each of Matson's subsidiaries.

        Transfer of Assets and Assumption of Liabilities.    The Separation and Distribution Agreement allocated the assets and liabilities of A&B Predecessor and its subsidiaries between the A&B Group and the Matson Group and described when and how required transfers and assumptions of assets and liabilities occurred. The Separation and Distribution Agreement also governed the contribution of approximately $160 million from the Matson Group to the A&B Group. The $160 million was an estimate of an allocation of cash that was intended to result in an allocation of debt of approximately 60 percent to the Matson Group and 40 percent to the A&B Group.

        Termination of Intercompany Agreements.    Effective upon the Separation, all agreements between any member of the Matson Group, on the one hand, and any member of the A&B Group, on the other hand, existing prior to Separation (excluding the Separation and Distribution Agreement and each ancillary agreement) were terminated, other than the ship management agreement for the MV Moku Pahu, a lease for a warehouse in Savannah, Georgia, an equipment maintenance agreement, and various agreements related to molasses carriage and storage.

        Settlement of Intercompany Accounts.    All receivables, payables or loans between any member of the Matson Group, on the one hand, and any member of the A&B Group, on the other hand, existing prior to the Separation (excluding any receivables, payables or loans that arise pursuant to the Separation and Distribution Agreement or any ancillary agreement) were satisfied and/or settled in cash or otherwise canceled.

        The Distribution.    On the distribution date, A&B Predecessor distributed, on a pro rata basis, all of the issued and outstanding shares of A&B common stock to A&B Predecessor shareholders who held A&B Predecessor shares as of the record date.

        No Representations or Warranties.    Except as expressly set forth in any ancillary agreement, neither A&B Predecessor nor A&B provided any representations or warranties in connection with the Separation and Distribution Agreement and all assets were transferred "as is, where is."

        Access to Information.    The Separation and Distribution Agreement provides that the parties will exchange certain information required to comply with requirements imposed on the requesting party by a government authority for use in any proceeding or to satisfy audit, accounting, claims defense, regulatory filings, litigation, tax or similar requirements, for use in compensation, benefit or welfare plan administration or other bona fide business purposes, or to comply with its obligations under the Separation and Distribution Agreement or any ancillary agreement. In addition, the parties are required to use reasonable best efforts to make available to each other directors, officers, other employees and agents as witnesses in any legal, administrative or other proceeding in which the other party may become involved to the extent reasonably required.

        Releases, Allocation of Liabilities and Indemnification.    The Separation and Distribution Agreement provided for a full and complete release and discharge of all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before Separation, between or among any member of the Matson Group and any member of the A&B Group, except as expressly set forth in the Separation and Distribution Agreement. Under the Separation and Distribution Agreement, (i) A&B is required to indemnify each member of the Matson Group and their affiliates and each of their respective current and former stockholders, directors, officers, agents and employees against any and all losses relating to (a) liabilities arising out of the A&B businesses, (b) any breach by any member of the A&B Group of any provision of the Separation and Distribution Agreement or any ancillary agreement and (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information contained in the Registration Statement on Form 10 filed in connection with the Separation (other than information regarding any member of the Matson Group provided to A&B by any member of the Matson Group for inclusion therein) and (ii) that A&B Predecessor is required to indemnify each member of the A&B Group and their affiliates and each of their respective current and former stockholders, directors, officers, agents and employees against any and all losses relating to (a) liabilities arising out of the Matson businesses, (b) any breach by any member of the Matson Group of any provision of the Separation and Distribution Agreement or any ancillary agreement and (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information contained in the Registration Statement on Form 10 filed in connection with the Separation (solely with respect to information regarding any member of the Matson Group provided to A&B by any member of the Matson Group for inclusion therein). The Separation and Distribution Agreement also established procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes and employee benefits is governed by the Tax Sharing Agreement and the Employee Matters Agreement, respectively.

        Expenses.    Except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, each of A&B Predecessor and A&B is required to pay for its own expense (and the expenses of the other members of its Group) in connection with Separation.

        Tax Sharing Agreement.     In connection with Separation, A&B and A&B Predecessor entered into a Tax Sharing Agreement. The Tax Sharing Agreement with A&B Predecessor generally governs the rights, responsibilities and obligations after Separation with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of Separation, together with certain related transactions, to qualify as tax-free for U.S. federal income tax purposes within the meaning of Sections 355 and 368 of the Code (including as a result of Section 355(e) of the Code). Under the Tax Sharing Agreement, with certain exceptions, A&B generally is responsible for the payment of all income and non-income taxes to the extent such taxes relate to or are imposed upon the A&B businesses. With certain exceptions, A&B Predecessor generally is responsible for the payment of all income and non-income taxes (including consolidated U.S. federal income taxes of the A&B Predecessor tax reporting group for which A&B is severally liable) to the extent such taxes relate to or are imposed upon the Matson businesses, and A&B Predecessor is required to indemnify A&B for these taxes.

        Notwithstanding the foregoing, under the Tax Sharing Agreement, A&B also generally is responsible for any taxes imposed on A&B Predecessor that arise from the failure of Separation, together with certain related transactions, to qualify as tax-free for U.S. federal income tax purposes within the meaning of Sections 355 and 368 of the Code, to the extent such failure to qualify is attributable to actions, events or transactions relating to A&B's stock, assets or business, or a breach of the relevant representations or covenants made by A&B and its subsidiaries in the Tax Sharing Agreement, the materials submitted to the IRS in connection with the request for the IRS Ruling or the representation letter provided to counsel in connection with the Tax Opinion. In addition, each of A&B and A&B Predecessor generally is responsible for a portion of any taxes that arise from the failure of Separation, together with certain related transactions, to qualify as tax-free for U.S. federal income tax purposes within the meaning of Sections 355 and 368 of the Code, if such failure is for any reason for which neither A&B nor A&B Predecessor is responsible. The Tax Sharing Agreement also imposes restrictions on the respective abilities of A&B and A&B Predecessor to engage in certain actions following Separation and sets forth the respective obligations among A&B and A&B Predecessor with respect to the filing of tax returns, the administration of tax contests, assistance, cooperation and other matters.

        Transition Services Agreement.     Pursuant to the Transition Services Agreement, A&B and A&B Predecessor agreed to continue to provide to one another various services on an interim, transitional basis, for a period of up to 24 months.

        Transition Services.    The services A&B provides A&B Predecessor include human resources and government and community relations. The services A&B Predecessor provides A&B include tax and risk management services.

        Standard of Performance.    A&B and A&B Predecessor agreed to perform the transition services in a manner generally consistent with the manner in which such services were provided prior to the distribution date.

        Fees.    In consideration for such services, A&B and A&B Predecessor agreed to each pay fees to the other for the services provided, and those fees are generally in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services.

        Limitation of Liabilities.    In general, neither A&B nor A&B Predecessor is liable to the other in connection with any service provided under the transition services agreement except in the case of gross negligence or willful misconduct.

        Term and Termination.    The Transition Services Agreement will terminate after a period of 24 months, but one or more of the services may be terminated earlier by the receiving party at the end of a designated month by giving the providing party at least 30 days' prior written notice of such termination. Either party has the right to terminate the transition services agreement in the event that the other party shall have (i) applied for or consented to the appointment of a receiver, trustee or liquidator; (ii) admitted in writing an inability to pay debts as they mature; (iii) made a general assignment for the benefit of creditors; or (iv) filed a voluntary petition, or have filed against it a petition, for an order of relief under the Federal Bankruptcy Code (as amended).

        Employee Matters Agreement.     A&B entered into an Employee Matters Agreement with A&B Predecessor that set forth our agreements with A&B Predecessor as to certain employment, compensation and benefits matters. The Employee Matters Agreement contains provisions concerning cooperation between A&B and A&B Predecessor in the sharing of employee information and the maintenance of confidentiality.

        Assumption and Retention of Liabilities; Related Assets.    The Employee Matters Agreement provided for the allocation and treatment of liabilities and assets arising out of employee compensation and benefit programs in which employees participated prior to the distribution date. Generally, each of A&B Predecessor and A&B assumed or retained sponsorship of, and liabilities relating to, employee compensation and benefit programs relating to its own employees. In connection with the Separation, A&B provided benefit plans and arrangements for its employees.

        Effect on Equity Awards.    The Employee Matters Agreement provides for the treatment of outstanding equity awards of A&B Predecessor in connection with Separation. All outstanding A&B Predecessor equity awards to the extent held by employees of A&B as of the distribution date were converted to New A&B equity awards, issued pursuant to an equity incentive plan. The conversion resulted in each converted award having substantially the same intrinsic value as the applicable A&B Predecessor equity award as of the conversion.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis ("CD&A")

        The CD&A addresses A&B's compensation practices for 2012 for the five executive officers named in the Summary Compensation Table on page 38 (collectively, the "Named Executive Officers" or "NEOs"). The NEOs are:

  •
  Stanley M. Kuriyama, Chairman of the Board & Chief Executive Officer, A&B

  •
  Christopher J. Benjamin, President and Chief Operating Officer, A&B; President, A&B Properties, Inc.

  •
  Paul K. Ito, Senior Vice President, Chief Financial Officer, Controller and Treasurer, A&B

  •
  Nelson N. S. Chun, Senior Vice President and Chief Legal Officer, A&B

  •
  Meredith J. Ching, Senior Vice President, Government & Community Relations, A&B

Executive Summary

        Pay Philosophy.    The following is an overview of the Company's pay philosophy:

  •
  A&B firmly believes in pay for performance and, thus, ties the majority of the NEO's compensation to performance to ensure alignment with the interests of the Company's shareholders. In 2012, 73 percent of the CEO's target total direct compensation was variable and performance-based. For the other NEOs, on average, 59 percent of total direct compensation was variable and performance-based.

  •
  All elements of compensation are generally targeted at the 50th percentile of market pay data.

  •
  All NEOs participate in the same health and welfare benefit plans, on substantially similar terms, as other salaried employees.

        Performance Accomplishments in 2012.    In 2012, the Company had the following significant accomplishments:

  •
  Separation was undertaken to achieve a number of benefits, including enhanced management focus on the strategic, capital structure and operational issues of the real estate business and agribusiness, increased transparency, greater clarity for our investors and industry-specific analysts, improved ability to use the Company's stock as acquisition currency, and enhanced ability to offer equity-based compensation incentives that reflect the specific business objectives, financial goals and performance of the real estate business and agribusiness. Since the December 1, 2011 public announcement of the Separation to December 31, 2012, the combined share price appreciation of A&B and Matson was 42%, surpassing the S&P Mid Cap 400 Index (16%) and the S&P 500 Index (15%).

  •
  The Company achieved adjusted net income of $32.3 million(2) ($20.5 million on a GAAP basis, which includes, on a pre-tax basis, $6.8 million of expenses associated with the Separation from Matson and $9.8 million of non-cash impairments of two California development projects due to the Company's strategic decision upon Separation to focus principally on Hawaii development projects), above 2011 net income of $23.5 million. Full-year 2012 earnings benefitted from the solid performance of the Real Estate Leasing and Agribusiness segments, combined with a significantly lower effective tax rate resulting from A&B's investment in a six-megawatt solar form at Port Allen, Kauai, and a land donation to a Maui non-profit organization.

Net Income

  •
  The Company's revenue in 2012 was $296.7 million compared to $267.7 million in 2011.

(2)
Refer to page 48 for a discussion of the Company's use of non-GAAP financial measures and a reconciliation of adjusted net income.

 Revenues

*
2011 and 2012 figures exclude results from Matson operations

•
In 2012, the Company made a number of investments and acquisitions that are important steps to the future success of the Company. These include investments in core real estate development projects—Kukui'ula, Waihonua, Wailea, and Maui Business Park II—and in new real estate investments, including One Ala Moana Tower and an option to purchase a new high-rise condo site in urban Honolulu. Waihonua, A&B's urban Oahu high-rise condominium, in particular, generated strong pre-sale results in 2012. A&B also acquired two commercial properties with attached development parcels in West Oahu, where we have started to build out additional gross leasable area for our commercial real estate portfolio. Land planning efforts also advanced in 2012, with the State Land Use Commission's approval of the reclassification of our 545-acre Waiale master-planned community (2,500 units) in Central Maui from Agriculture to Urban.

•
The Real Estate Leasing segment performed well. Year-over-year commercial portfolio net operating income increased by four percent and operating profit increased by six percent. Also, 2013 lease rollover exposure was reduced by 53%.

•
In Agribusiness, revenue increased $24.8 million, or 16 percent, in 2012 compared to 2011. The Company continued to research renewable energy alternatives for its plantation on Maui, which is being funded, in part, with $12 million of Federal grants. Expansion of renewable energy capabilities increased significantly with the development of a $23 million solar farm on a 20-acre parcel in Port Allen, Kauai that was put into service in December 2012. Seventy percent of the total cost of this tax-advantaged project will be recouped by the end of 2013, with the remainder recovered over the ensuing four years.

        Pay for Performance.    Notwithstanding the foregoing accomplishments, the Company's financial performance in 2012 was deemed to fall below "threshold" for the annual incentive and long-term incentive goals and was reflected in elements of compensation earned by executives in 2012.

  •
  Base Salary:  NEO salaries range from below the 25th to the 60th percentiles of competitive market rates.

  •
  Target Total Cash:  NEO target total cash compensation levels range from below the 25th to the 50th percentiles. The annual incentive amounts earned reflect Company performance at below the threshold level against consolidated pre-tax income and ROIC targets for 2012 for all of the NEOs. Actual total cash compensation paid to the NEOs ranged from 25th percentile to 50th percentile.

  •
  Total Direct Compensation:  The Committee provided target total direct compensation award opportunity for the NEOs from below the 25th percentile (for the CEO, who requested a reduction in his base pay and long-term incentive award level versus market) to the 60th percentile. Long-term incentive award opportunity grants for each NEO ranged from below the 25th to the 75th percentiles. Actual total direct compensation paid to the NEOs ranged from 25th percentile to 50th percentile.

  •
  2012 Performance-based Restricted Stock Units:  Based upon the Company's achievement of pre-set goals for pre-tax income and return on invested capital, the threshold level was not met and, as a result, the NEOs did not earn any performance-based units that were part of the 2012 LTI grants.

        Promote Good and Avoid Bad Pay Practices.    The Compensation Committee evaluates its executive compensation practices and modifies or adopts programs or practices to provide an appropriate balance of risk and reward. It adheres to good governance practices, as highlighted below, to ensure that it adopts the best practices to the extent that they are best aligned to the business goals and strategy of the Company as well as shareholder interests.

Promote Good Pay Practices	Avoid Bad Pay Practices

•

Total remuneration consists heavily of performance-based, short- and long-term incentive compensation

•

Multiple performance metrics to determine incentive payments

•

Meaningful stock ownership guidelines for senior executives

•

Multi-year performance periods on performance based awards

•

Multi-year vesting periods on all equity awards

•

Change in control agreements that include double triggers requiring both a change-in-control event and termination of employment before any payments can be made

•

No employment contracts

•

No guaranteed bonus payments to senior executives

•

No large bonus payouts without justifiable performance linkage

•

De minimis perquisites

•

No excessive severance or change in control provisions

•

No tax reimbursements

•

No speculative transactions by executives using Company stock in hedging activities

•

No unreasonable internal pay disparity

•

No repricing or replacing of underwater stock options, without prior shareholder approval

Compensation Overview

        The Company's executive compensation programs are administered by its Compensation Committee. However, prior to the Separation, our executive compensation program was determined by the A&B Predecessor Compensation Committee, which established the basic structure of executive compensation, including the initial annual base salaries, components of annual incentive compensation and the type and amount of target long-term incentive compensation. Following the Separation, after conducting a search for an independent consultant, our Compensation Committee retained Towers Watson to provide advice and analysis on the design, structure and level of executive and director compensation for A&B.

        Following the Separation, our Compensation Committee reviewed the compensation arrangements established by A&B Predecessor previously, including the compensation arrangements of the NEOs, for alignment with our compensation philosophy and objectives. Our Compensation Committee adjusted certain incentive targets to reflect post-Separation real estate and agribusiness performance. Unless otherwise indicated, the information provided in this CD&A reflects the compensation of our NEOs as approved or adjusted by our Compensation Committee following the Separation.

        In 2013, the Compensation Committee approved further adjustments to both the short and long-term incentive programs to further align pay with the Company's performance, post-Separation, taking effect in 2013. Changes to the short and long-term incentive designs are described below, as applicable.

        Compensation Philosophy and Objectives.    The Company seeks to align its objectives with shareholder interests through a compensation program that attracts, motivates and retains qualified and effective executives, and rewards performance and results. To achieve this, the Company uses the following pay elements (described further under "Pay Elements" below):

  •
  Salary

  •
  Annual cash incentives

  •
  Long-term equity incentives

  •
  Health and welfare benefits

  •
  Retirement benefits

  •
  Executive Severance Plan ("Severance Plan") and Change in control agreements

        Target Compensation Percentiles.    In 2012, to implement the Company's compensation philosophy, the Compensation Committee set target compensation levels, expressed as a percentile, as follows:

  •
  Cash compensation (salary and annual incentives at target) at or about the 50th percentile of competitive survey data (described under "The Role of Survey Benchmarking").

  •
  Total direct compensation (cash compensation and long-term equity incentives) at or about the 50th percentile.

  •
  Total compensation (total direct compensation, plus health and welfare benefits, retirement benefits and perquisites) at or about the 50th percentile.

        Actual compensation is dependent upon Company and individual performance. Post-Separation, the Compensation Committee decided to retain the target percentiles for each element of pay at the 50th percentile.

        Combination of Pay Elements.    The Company's combination of pay elements is designed to place greater emphasis on performance-based compensation, while at the same time focusing on long-term talent retention and maintaining a balanced program to ensure an appropriate balance between pay and risk. The Committee believes that this is consistent with one of its key compensation objectives, which is to align management and shareholder interests. For 2012, the total direct compensation mix was generally within the same range as competitive practices for each element of pay, as shown by the table below. To reduce corporate overhead, and reflecting the challenging operating environment, Mr. Kuriyama requested to be paid more closely to the 25th percentile and receive a target long-term incentive award level of about one-half that of competitive practices.

 Percentage of Target Total Direct Compensation Provided by Each Pay Element for 2012

	NEOs			Competitive
	Salary	Annual Incentives	Long-Term Incentives	Salary	Annual Incentives	Long-Term Incentives
Mr. Kuriyama	27%	28%	45%	28%	26%	46%
Mr. Benjamin	34%	21%	45%	39%	26%	35%
Mr. Ito	44%	26%	30%	42%	28%	30%
Mr. Chun	43%	19%	38%	49%	26%	25%
Ms. Ching	44%	18%	38%	58%	21%	21%

        Review of Total Compensation.    In evaluating the mix of pay elements, the Compensation Committee reviews:

  •
  A summary of the value of all compensation elements provided to the executive during the year,

  •
  Competitive survey data,

  •
  Health and welfare benefits and retirement plan balances,

  •
  Prior compensation decisions for the past five years by A&B Predecessor through tally sheets,

  •
  Economic environment,

  •
  Business unit strategic goals and performance expectations,

  •
  Expected and actual Company, business unit, and individual performance, and

  •
  Insight from the A&B Predecessor shareholder Say-on-Pay vote results.

        The Compensation Committee uses the above information to evaluate the following:

  •
  Alignment of the pay program to the Committee's commitment to pay for performance,

  •
  Consistency with competitive survey data,

  •
  Reasonableness and balance of pay elements as they relate to pay risk,

  •
  Year-to-year pay movement for each NEO to ensure it reflects variations in annual performance,

  •
  Internal pay equity based on individual performance, job level and competitive compensation data, and

  •
  The effect of potential payments, awards and plan design changes on the executive's total pay package.

        Internal Pay Equity.    The Compensation Committee considers internal pay equity as a factor in establishing compensation for executives. While the Compensation Committee has not established a specific policy regarding the ratio of total compensation of the CEO to that of the other executive officers, it does review compensation levels to ensure that appropriate equity exists. In 2012, it reviewed the ratio of the CEO's salary, total cash and total direct compensation relative to the average compensation for the other NEOs, as reflected in the table below. These ratios were also compared to benchmark survey data to determine whether compensation relationships are consistent with industry practices. The Company's target and actual ratios were within a reasonable range and positively reflect a lower ratio between the CEO and other NEOs than that of companies of similar size in general industry. The CEO has expressed his personal philosophy and desire for a lower ratio between CEO pay and other NEO pay compared to market practices.

 2012 Ratio of Target and Actual CEO Pay to Other NEOs

	Salary	Total Cash Compensation	Total Direct Compensation
A&B Target	1.65 to 1	2.21 to 1	2.46 to 1
A&B Actual*	1.65 to 1	1.62 to 1	2.14 to 1
Benchmark Data (target)	1.98 to 1	2.41 to 1	3.15 to 1

*
Based on base salary as of December 31, 2012, actual annual incentives paid in 2012 for 2011 performance and grant date value of the long-term incentive grants made in January 2012.

Pay Elements

        The Company provides the following pay elements to its executive officers in varying combinations to accomplish its compensation objectives.

        Salary:    Salary is intended to provide a competitive fixed rate of pay based upon an executive's responsibilities. Because the Company believes that salary is less impactful than performance-based compensation in achieving the overall objectives of the Company's executive compensation program, at target, between 27 - 44% of an NEO's total compensation is paid as salary. The Company's general philosophy is to provide salaries at the median of salaries paid to officers with comparable job responsibilities in general industry companies of similar size to the Company. Factors that are considered in determining salary include:

  •
  Job responsibilities and experience,

  •
  The executive's performance,

  •
  Competitive survey data,

  •
  Positioning within the executive's salary range,

  •
  Positioning in relation to the Company's pay philosophy,

  •
  Internal pay equity,

  •
  Projected salary increases in the general industry,

  •
  The value of the executive's total pay package at target for the year,

  •
  Proper balance of pay elements to discourage inappropriate risk behaviors,

  •
  Economic conditions, and

  •
  Company performance.

        Generally, the Board of Directors determines the CEO's annual salary change on the basis of the factors listed above. The Board has a formal performance review process for the CEO that includes four key categories: operating plan, growth initiatives, strategic initiatives, and core CEO responsibilities. None of the categories is formally weighted, and there is no overall rating score. Each board member provides written observations and rates the CEO's performance against the criteria. The Board of Directors discusses the results of the assessment with the CEO, including the areas of greatest strength and areas where improvements could be made. The result of this process is considered in determining the CEO's actual salary. However, the Compensation Committee has also taken into account the CEO's desire to keep the ratio between CEO and other NEO pay lower than market practices when recommending adjustments to the Board.

        At Mr. Kuriyama's request, his post-Separation salary was reduced from $642,952 (salary as of April 1, 2012) to $525,000, along with an increase to his at-risk annual incentive target from 90% to 105%. As a result, his annual target total cash compensation was reduced by approximately 11%.

        The CEO recommends annual salary changes for the other NEOs. Salary adjustments for NEOs are generally considered by the Compensation Committee in February of each year for implementation on April 1st. Any base salary increases for NEOs in 2012 from A&B Predecessor salaries reflected merit increases based on performance and the factors listed above, except as noted below.

Salary Information for 2011 - 2012

NEO	Base Salary as of 12/31/11	% Change	Base Salary as of 12/31/12	Estimated Competitive Market Percentile
Mr. Kuriyama	$633,450	-17%*	$525,000	45th
Mr. Benjamin	$432,600	1.5%	$439,089	60th
Mr. Ito	$249,827	20.1%**	$300,000	45th
Mr. Chun	$294,930	1.5%	$299,354	60th
Ms. Ching	$233,398	1.5%	$236,899	50th

*
Reflects a voluntary base salary reduction requested by Mr. Kuriyama

**
Reflects Mr. Ito's promotion to Chief Financial Officer post-Separation

        Annual Incentives:    In 2012, Annual incentives for NEOs were provided through the Alexander & Baldwin, Inc. Performance Improvement Incentive Plan ("PIIP") to motivate executives and reward them if they achieve specific pre-established corporate, business unit and individual goals. These goals were established in February 2012 by A&B Predecessor based on the use of the metrics described below and were adjusted by A&B's Compensation Committee to reflect Separation.

        Weighting of Goals.    The weighting of the corporate, business unit and individual goals depends on the executive's position and responsibilities. The intention is to place a significant portion of the awards on the financial results of the Company and business units, but balance that with important strategic goals that have been established for the year through individual NEO objectives. The 2012 weighting is as follows:

Weighting of 2012 PIIP Goals for NEOs

NEO	Unit	Corporate	Business Unit		Individual
Mr. Kuriyama	Corporate	70%	—		30%
Mr. Benjamin	Corporate	20%	50	%*	30%
Mr. Ito	Corporate	70%	—		30%
Mr. Chun	Corporate	70%	—		30%
Ms. Ching	Corporate	70%	—		30%

*
composed of 50% Properties/50% Agribusiness

        Determination of Annual Cash Incentive Award.    Each component—corporate, business unit and individual—is evaluated against the respective performance goals. There are three levels of award opportunities for each component: threshold, target and extraordinary (maximum). In 2012, the target award opportunity levels for our NEOs ranged from 40 percent to 105 percent of salary, which is consistent with competitive targets. If a threshold goal is not achieved, there is no payout for that component. If threshold goals are achieved, a participant receives 50 percent of the target award opportunity set for that component. If target or extraordinary goals are achieved, a participant receives 100 or 200 percent, respectively, of the target award opportunity for that component. Awards are prorated for performance between the threshold, target and extraordinary levels, as applicable. No additional award is provided for performance above the extraordinary goal level. The maximum award in the aggregate is 200 percent of the NEO's target award opportunity.

        The CEO reviews the annual individual incentive award calculations for each individual and makes recommendations to the Compensation Committee regarding payouts. The Compensation Committee reviews and approves the awards and has discretion to modify recommended awards to take into consideration factors it believes appropriately reflect the performance of the Company, unit and individual. Such factors vary, but may include, for individuals, adjustments for an executive taking on temporary but significant additional responsibilities to his normal job role or, for the Company or a business unit, adjustments for extraordinary or unusual events.

        Working with Towers Watson-supplied reports and using data as described in the Role of Survey Data section on page 35, management and the Compensation Committee reviewed target award levels for the annual cash incentive awards and confirmed that each NEO is at the 50th percentile and that target total cash ranges from the 40th to 50th percentile for each of the NEOs.

        Company and Business Unit Performance.    The corporate component measure in 2012 was based on the operating plan approved by the A&B Predecessor Board of Directors and adjusted by the Compensation Committee after the Separation, to exclude the operations of Matson. The corporate component was weighted 75.5 percent on profit before income tax of A&B Properties and Agribusiness and 24.5 percent on return on invested capital ("ROIC"). ROIC is defined as after-tax income from A&B Properties and Agribusiness operations, adjusted by unplanned pension, postretirement and non-qualified expenses, divided by the sum of average shareholders' equity and average debt for the preceding two years, as adjusted for unplanned changes in comprehensive income due to pension, postretirement and non-qualified plans. Performance goals for the Properties units were weighted 75.5 percent on business unit profit before income tax and 24.5 percent on unit ROIC. The Agribusiness performance goal, such as for Hawaiian Commercial & Sugar Company ("HC&S"), was based 100 percent on profit before income tax. Profit before income tax was selected as a performance component because the Company believes it best reflects the results of business execution and profitability levels. ROIC was chosen as a performance component because it is an important measure in identifying how effectively the Company is investing its capital resources. The Company believes that both performance goals are aligned with shareholder interests.

        The annual corporate and business unit targets reflected the Company's Board-approved operating plan. When establishing the operating plan, management and the Board of Directors consider the historical performance of the Company, external elements such as economic conditions and competitive factors, Company capabilities, performance objectives, and the Company's strategic plan.

        The Committee sets performance goal ranges around the target goal. In 2012, the performance range was set at 85 percent at threshold and 115 percent at extraordinary for profit before income tax and at 90 percent at threshold and at 120 percent for ROIC at the extraordinary level for the Company's consolidated performance. The top and bottom of the performance range was determined on the basis of the level of difficulty in achieving the objective as well as ensuring an enduring standard of performance is maintained. For the Properties unit, the performance ranges were set at 85 percent at threshold and 115 percent at extraordinary for profit before income tax and at 90 percent at threshold and at 125 percent for ROIC at the extraordinary level. For the Agribusiness unit, the performance range was set at an average of 59 percent at threshold and 141 percent at extraordinary for profit before income tax, which was the only measure, for the various businesses comprising the Agribusiness unit (HC&S, McBryde Resources, Kahului Trucking & Storage, and Kauai Commercial Company).

        For determination of awards for 2012, the Company's operating performance was compared to the performance goals approved by the Compensation Committee post-Separation. Corporate goals and actual results, excluding costs associated with Separation, were as indicated in the table below. Corporate performance was below Threshold for each NEO.

Corporate Goal	Threshold	Target	Extraordinary	Actual
Profit Before Income Tax	$76,755,600	$85,284,000	102,340,800	$53,262,900
ROIC	3.16%	3.51%	4.56%	2.8%

        Business unit goals and actual results, excluding costs associated with Separation, were as indicated in the table below. For the NEOs, only Mr. Benjamin had a Business Unit performance goal, which was below Threshold:

Business Unit Goal	Threshold	Target	Extraordinary	Actual
Properties Profit Before Income Tax	$53,677,800	$59,642,000	$71,570,400	$34,084,800
Properties ROIC	3.16%	3.51%	4.56%	2.8%
Agribusiness Profit Before Income Tax	$22,998,300	$25,642,000	$30,929,400	$19,178,000

        Individual Performance.    In addition to corporate and business unit performance goals, each NEO had 30 percent of his or her 2012 award based on achieving individual goals, which are based on the NEO's position in the Company and the activities of the NEO's business unit. Individual goals are approved by the Compensation Committee each year. Performance against individual goals is assessed at threshold, target and extraordinary levels.

NEO	Individual Goals
Mr. Kuriyama

•

Separation: timely execution, ensuring each stand-alone company is properly organized, staffed, financed, and positioned with shareholders and analysts, to meet its operating and strategic goals, and cost control

•

Strategic growth initiatives: strategic repositioning of commercial property portfolio, building the development pipeline for market recovery, and pursuit of other business acquisition opportunities in Hawaii

•

Core CEO responsibilities: key operating objectives, board of director communications and decision-making, legal and regulatory compliance, relationships with key A&B constituencies, oversight of compensation and risk management programs

Mr. Benjamin

•

Oversee and de-risk Agribusiness operations

•

Oversee numerous aspects of the Company development projects

•

Find appropriate Section 1031 and Hawaii growth investments

•

Build the development pipeline of real estate projects

•

Execute critical steps for Separation and develop appropriate real estate metrics for A&B post-Separation

Mr. Ito

•

Execute critical steps for Separation, including successful execution of post-Separation financing

•

Transition to CFO role upon Separation and assume oversight over treasury, internal audit, tax, and information technology functions, while retaining oversight of financial/accounting reporting and compliance

•

Address tax and internal audit department requirements for A&B post-Separation

NEO	Individual Goals
Mr. Chun

•

Oversee legal aspects of, and execute critical steps to achieve, Separation

•

Implement the Company's corporate compliance activities

•

Implement significant legal and corporate projects and initiatives, as requested

Ms. Ching

•

Handle Federal, State and County legislative matters and initiatives in areas of importance to A&B

•

Foster relationships with community and government constituencies important to the Company's business performance

•

Execute critical steps for Separation

•

Oversee efforts to secure necessary water sources for business operations on Maui

•

Undertake special projects, as requested

        Each NEO's individual performance rating was between Target and Extraordinary. Actual awards earned versus target averaged about 45% of the overall targeted goal payouts and were as follows:

NEO	Target Award		Actual Award for 2012	% of Base Salary
Mr. Kuriyama	$551,250	*	$248,000	47%
Mr. Benjamin	$263,453		$102,746	23%
Mr. Ito	$180,000		$83,025	28%
Mr. Chun	$134,709		$61,630	21%
Ms. Ching	$94,760		$53,658	23%

*
Mr. Kuriyama's target award was reduced commensurate with his voluntary request to reduce his base salary after Separation.

        Post-Separation, with the assistance of Towers Watson, the Compensation Committee evaluated its compensation programs and, beginning in 2013, approved changes to the PIIP as follows:

  •
  Individual incentives will be paid out of an incentive pool that is funded according to the performance of the respective unit to which the individual belongs. The three units are: Properties, Agribusiness, and Corporate (includes the Properties and Agribusiness units).

  •
  Funding of the incentive pools will be based on attainment of the following performance targets for each unit:

  •
  Properties: 50% Pre-Tax Income and 50% Value Creation

  •
  Agribusiness: 40% Pre-Tax Income, 20% Sugar Crop Yield, 40% Value Creation

  •
  Corporate: 50% Pre-Tax Income and 50% Value Creation

  •
  Value Creation encompasses various different activities and initiatives that help the Company over the short or long term to deliver value to its shareholders, such as building the pipeline of development projects, establishing partnerships, establishing strategic joint ventures or alliances, obtaining entitlement and other regulatory approvals for A&B lands, migrating the Mainland income properties to Hawaii, progressing towards a new business model for sugar, etc. It will be evaluated by the CEO at the conclusion of the year and assigned a rating at or between: below threshold, threshold, target, and extraordinary.

  •
  Incentive pool funding will be calculated by determining performance against Pre-Tax Income and Sugar Crop Yield goals approved in February (between below threshold, threshold, target,

    and extraordinary) and the assigned ratings for Value Creation. Funding levels can be between 0-200%. The pool will be funded by aggregating the target incentives for each participant and multiplying that sum by the performance ratings for the respective measures of Pre-tax Income, Sugar Crop Yield, and Value Creation, as applicable.

  •
  Each individual's actual award may be modified from their target award level according to: a) funding level, and b) by an individual performance modifier (from 0-150%).

        The Company believes that the adjusted annual incentive structure will help meet the following objectives:

  •
  Better alignment and line of sight with key goals/objectives,

  •
  Foster a team environment while allowing for greater flexibility in individual recognition and differentiation, and

  •
  Motivate and reward value creation over both the short and long-term.

        Equity-Based Compensation:    The equity portion of the total compensation program is designed to:

  •
  Align management and shareholder interests,

  •
  Provide an incentive to increase shareholder value over the longer-term, and

  •
  Provide a means to motivate and retain our NEOs.

        In 2012, A&B Predecessor granted stock options, time-based restricted stock units and performance-based restricted stock units to the NEOs. Because a financial gain from options is only possible if the price of the Company's stock has increased and because these options vest over a three-year period, these grants encourage actions that focus on increasing A&B's value, and should correspondingly be reflected in A&B's stock price, over an extended time frame. Time-based restricted stock unit grants are intended to focus behaviors on improving long-term stock price performance, increasing share ownership and strengthening retention of participants through a three-year vesting period. Performance-based restricted stock unit grants, which also vest over a three-year period, are intended to focus behaviors on achieving specific performance goals, as well as on achieving the same retention objectives as time-based restricted stock unit grants.

        The Company's total direct compensation (the combination of salary, target annual incentives and long-term incentive award opportunities) is generally targeted at or about the 50th percentile of the competitive survey data. For 2012, the Committee granted aggregate long-term incentive awards around the 45th percentile and varied individual awards from below the 25th percentile for the CEO to the 75th percentile based on the individual's personal performance and contributions. Mr. Kuriyama's estimated competitive market percentile was below the 25th percentile due to his personal philosophy and desire for a lower ratio between CEO and other NEO compensation, as previously indicated.

LTI and Total Direct Compensation Positioning for 2012

NEO	Base Salary as of 12/31/12	2012 LTI Grant	Target Total Direct Compensation 12/31/12 (Including Base Salary)	Estimated Competitive Market Percentile
Mr. Kuriyama	$525,000	$900,000	$1,976,250	Below 25th
Mr. Benjamin	$439,089	$585,000	$1,287,542	55th
Mr. Ito	$300,000	$202,500	$682,500	60th
Mr. Chun	$299,354	$270,000	$704,063	60th
Ms. Ching	$236,899	$202,500	$534,159	50th

        Equity-based grants are generally considered and granted annually in January by the Compensation Committee. Based on current market data provided by Towers Watson, the CEO makes recommendations for each executive officer to the Compensation Committee, which retains full discretion to set the grant amount. In determining the type and size of a grant to an executive officer, the Compensation Committee generally considers, among other things:

  •
  Company and individual performance,

  •
  The executive officer's current and expected future contributions to the Company,

  •
  Effect of a potential award on total compensation and pay philosophy,

  •
  Internal pay equity relationships,

  •
  Benchmark data,

  •
  Balance of total compensation components to ensure proper pay-related risk behaviors,

  •
  Economic environment, and

  •
  Size of recent grants.

        For 2012, 30 percent of the award value was in stock options, 30 percent was in time-based restricted stock units ("TBRSUs") and 40 percent was in performance-based restricted stock units ("PBRSUs").

        For the 2012 PBRSU awards, three levels of performance goals were established based on corporate profit before income tax and return on invested capital (ROIC) goals, as described in the previous "Company and Business Unit Performance" section: threshold, target and extraordinary. If the threshold level is not achieved, the grants are forfeited. Awards are prorated for performance between the threshold, target and extraordinary levels, as applicable. In 2012, the Company's corporate performance was below threshold, as discussed in the previous "Company and Business Unit Performance" section, and resulted in executives earning none of their performance-based shares.

        The actual performance level attained for PBRSUs during the 2012 performance period are as follows:

NEO	PBRSUs (at target)	Actual PBRSUs Earned
Mr. Kuriyama	$360,000	0
Mr. Benjamin	$234,000	0
Mr. Ito	$81,000	0
Mr. Chun	$108,000	0
Ms. Ching	$81,000	0

        Stock Options.    Each stock option that was outstanding on Separation and held by any individual who is employed by A&B immediately prior to Separation (each, an "New A&B Employee") was converted into an option to purchase shares of A&B common stock, without any changes to the original terms and conditions of the original option except for appropriate adjustments to the number of shares subject to the option and the exercise price payable per share in order to preserve its intrinsic value immediately following Separation.

        Time-Based Restricted Stock Units.    Each time-based restricted stock unit held by New A&B Employees on the distribution date was converted into A&B time-based restricted stock units ("New A&B TBRSUs") covering an increased number of New A&B shares in order to preserve the value of the award immediately following Separation, and other than such adjustment, the original terms of such New A&B TBRSUs, including the vesting schedule, remain unchanged.

        Performance-Based Restricted Stock Units.    The applicable performance period for each of the PBRSUs outstanding upon Separation has ended, and the number of shares of common stock subject to each of those PBRSUs has accordingly been adjusted to reflect the level at which the applicable performance goals were in fact attained. As a result, each of those pre-2012 PBRSUs is now subject solely to the service-vesting schedule in effect for that award and was treated in Separation in the same manner as indicated above for time-based RSUs.

        Continued Vesting.    The service-vesting requirements in effect for each A&B Predecessor award were unchanged in connection with Separation and will be measured in terms of both service prior to Separation and continued service with A&B immediately after Separation.

        Changes to Equity-based Compensation:    As previously discussed, the Compensation Committee approved certain changes to the Company's incentive programs to better meet the Company's compensation objectives, post-Separation. In 2013, the Company issued equity awards with a mix of 50% PSUs and 50% TBRSUs. There is no present intent to grant stock options as part of the Company's equity award package. For long-term incentives awarded in equity, the Company introduced a new form of performance-based equity in the form of performance share units ("PSUs"). PSUs have both a performance-vesting and a service-vesting requirement. The performance-vesting requirement is based on the Company's total shareholder return ("TSR") results relative to the TSR of the Standard & Poor's Midcap 400 index over a two-year period. Under the service-vesting requirement, recipients must remain employed until the end of the two-year performance period in order to vest in any shares that become issuable on the basis of the TSR results for that period. (Pro-rata vesting will apply to the extent employment ceases with the Company during the performance period by reason of death, disability or retirement, with pro-ration to be applied to the number of shares resulting from the Company's relative TSR performance period.) PSUs will be settled in shares of A&B stock.

        Provided the service-vesting requirement is satisfied, a portion of PSUs will vest if the Company's two-year TSR results are at the 35th percentile of the S&P Midcap 400 index, and the PSUs will be fully vested (at target) if the Company's two-year TSR is at the 55th percentile of the S&P Midcap 400 index. Additional PSUs may be earned for two-year TSR performance levels above the 55th percentile, up to a maximum of 150% of the PSUs granted at the beginning of the performance period.

        In addition to PSUs, the Company continues to use TBRSUs, which have a three year vesting period, vesting one-third each year.

        In line with the Committee's intent to support a pay for performance philosophy, the January 2013 target equity award opportunity levels as determined by the Committee were, with the exception of Mr. Kuriyama, at the 60th percentile or higher (below the 25th percentile for Mr. Kuriyama; the 60th percentile for Mr. Benjamin; the 60th percentile for Mr. Ito; the 75th percentile for Mr. Chun; and the 75th percentile for Ms. Ching). In light of the continued challenging operating environment for the Company and in line with the CEO's personal philosophy on the ratio of CEO pay to the pay levels of the other NEOs, Mr. Kuriyama requested that the Committee again cap his equity award grant below the 25th percentile and below last year's award.

        The Company believes that the adjusted annual incentive structure will help meet the following objectives:

  •
  Better alignment with shareholders' interests

  •
  Motivate and reward value creation over multiple performance periods

  •
  Provide strong retention incentive for participants

        Retirement Plans:    The Company provides various retirement plans to assist its employees with retirement income savings and to attract and retain its employees. The Committee periodically reviews the value of benefits from the retirement plans in conjunction with all other forms of pay in making compensation decisions.

        A&B Retirement Plan for Salaried Employees:    The A&B Retirement Plan for Salaried Employees (the "Qualified Retirement Plan"), which is a tax-qualified defined benefit pension plan, provides pension benefits to the Company's salaried non-bargaining unit employees. The Pension Benefits table of this Proxy Statement provides further information regarding the Qualified Retirement Plan.

        In 2007, A&B Predecessor closed participation in its traditional defined pension plan for new non-bargaining unit employees hired after January 1, 2008. These employees participate in the Company's cash balance defined benefit pension plan, in which participants accrue 5% of their eligible annual compensation under a cash balance formula. Effective January 1, 2012, the Company froze benefit accruals under its traditional defined benefit plans for non-bargaining unit employees hired before January 1, 2008 and replaced the benefit with the cash balance formula mentioned above.

        A&B Individual Deferred Compensation and Profit Sharing Plan:    The Company has a tax-qualified defined contribution retirement plan (the "A&B Profit Sharing Retirement Plan") available to all salaried non-bargaining unit employees that provides for performance-based discretionary contributions to participants based on the degree of achievement of income before taxes as established in A&B Predecessor's 2012 operating plan and adjusted by the Compensation Committee post-Separation to reflect A&B's real estate and agribusiness 2012 operating plan goals. In 2012, available contributions were set between zero and three percent of each employee's base salary. There was no profit-sharing contribution for 2012 based on the Company's below-threshold performance for its profit before income tax goal. The A&B Profit Sharing Retirement Plan also provides a discretionary match under the Individual Deferred Compensation (401(k)) component of the plan, available to all salaried non-bargaining unit employees that in 2012 provided for a match of up to three percent of the compensation deferred by a participant during the fiscal year. The value of the Company's 2012 profit sharing contribution and Individual Deferred Compensation matches for NEOs are included in the Summary Compensation Table of this Proxy Statement.

        A&B Excess Benefits Plan:    This non-qualified benefit plan (the "Excess Benefits Plan") for executives is designed to meet the retirement plan objectives described above. It complements the Qualified Retirement Plan and A&B Profit Sharing Retirement Plan by providing benefits and contributions in amounts that could not be provided by those plans formulas due to the limits imposed by tax law. A&B Predecessor also froze the pension benefits under the Excess Benefits Plan that had accumulated as of December 31, 2011 pursuant to the traditional defined benefit formula and implemented the cash balance formula for eligible employees beginning January 1, 2012. All NEOs are eligible to participate in the Excess Benefits Plan.

        No Perquisites:    The Company has no NEO perquisites, with the exception of Company-provided parking in its downtown building, which is provided at no additional cost to A&B.

        Severance Plan and Change in Control Agreements:    The Company provides severance benefits pursuant to the Severance Plan and change in control agreements to certain executives, including the NEOs, to retain talent during transitions due to a Change in Control or other covered event and to provide a competitive pay package. The Compensation Committee designed the change in control agreement to provide a competitively structured program, and yet be conservative overall in the amounts of potential award payouts. The Compensation Committee's decisions regarding other compensation elements are affected by the potential payouts under these arrangements, as the Committee considers how the terms of these arrangements and the other pay components interrelate. These agreements are described in further detail in the "Other Potential Post-Employment Payments" section of this Proxy Statement.

        Retiree Health and Medical Plan:    The Company provides NEOs with the same retiree medical and life insurance benefits as are provided in general to all salaried non-bargaining unit employees who joined A&B Predecessor prior to January 1, 2008. These benefits aid in retaining long-term service employees and provide for health care costs in retirement. The Company limits its contribution towards the monthly premium, based on the employee's age and years of service. The benefits from this plan are reflected in the "Other Potential Post-Employment Payments" section of this Proxy Statement.

The Role of Survey Data

        The Company uses published survey data as a reference, but does not benchmark against specific companies within such surveys. The Company operates in a number of different industries and there are no companies that are considered directly comparable in business mix, size and geographic relevance. Accordingly, the Company does not use data that is specific to any individual segment of the Company's business but instead, based on the recommendation of Towers Watson, uses data from six national and highly recognized published surveys representing a broad group of general industry and real estate companies similar in size to the Company to assess the Company's pay practices. Towers Watson uses data subsets in each survey that represent companies of similar size with revenues between $250 million and $1 billion. The survey sources provide only one of the tools that the Committee uses to assess appropriate pay levels. Internal equity, Company performance, business unit performance, compensation philosophy, performance consistency, historical pay movement, pay mix, pay risk, economic environment and individual performance are also reviewed.

        The surveys used by Towers Watson in their assessment of total direct compensation and CEO pay ratio as compared to other NEOs include:

  •
  Towers Watson 2012 CDB General Industry Executive Database,

  •
  Towers Watson 2012 CSR Top Management Compensation Survey,

  •
  Towers Watson 2012 Long-term Incentives, Policies and Practices Survey,

  •
  Hay General Market 2012 Executive Compensation Survey,

  •
  Mercer 2012 U.S. Benchmark Database—Executive Compensation Survey, and

  •
  National Association for Real Estate Investment Trust (NAREIT) 2012 Compensation Survey.

The Role of the Compensation Consultant

        After conducting a search, the Compensation Committee has selected and directly retained Towers Watson, an independent executive compensation consulting firm, to assist the Committee in:

  •
  Evaluating salary and incentive compensation levels,

  •
  Reviewing and suggesting executive pay plan design modifications,

  •
  Understanding current trends and legislative reform initiatives in the area of executive compensation, and

  •
  Assessing appropriate outside Board of Director pay levels and structuring.

        In selecting Towers Watson, among other factors, the Compensation Committee considered the following:

  •
  Whether a compensation adviser's employer provides other services to A&B,

  •
  The amount of fees the compensation adviser's employer receives from A&B as a percentage of such employer's total revenues,

  •
  The compensation adviser's policies and procedures to prevent conflicts of interest,

  •
  Business or personal relationships between a compensation adviser and any member of A&B's compensation committee,

  •
  The compensation adviser's stock ownership in A&B, and

  •
  Business or personal relationships between a compensation adviser or the compensation adviser's employer and any executive officer of A&B.

        The executive compensation consultant reports directly to the Committee and takes instructions from the Committee. The Committee Chair pre-approves all Towers Watson engagements, including the nature, scope and fees of assignments.

        Towers Watson takes the following safeguards to ensure that its services and advice are objective:

  •
  The individuals providing consulting services to the Committee are not personally involved in other services Towers Watson may provide to the Company;

  •
  The individuals providing consulting services to the Committee are not directly compensated for the total revenues that Towers Watson generates from the Company;

  •
  Towers Watson's executive compensation consultants do not hold an equity stake in the Company;

  •
  Other services, if any, are provided under a separate contractual arrangement;

  •
  Towers Watson's executive compensation consultants do not serve as Towers Watson's client relationship manager on services provided to the Company;

  •
  The Towers Watson executive compensation consultants have direct access to all members of the Committee during and between meetings; and

  •
  Towers Watson consultants are required to adhere to a stringent code of conduct articulating their commitment to impartial advice.

        The Compensation Committee has reviewed Towers Watson's work, policies and procedures and determined that no conflicts of interest exist.

The Role of Management

        Management assists the Compensation Committee in its role of determining executive compensation in a number of ways, including:

  •
  Providing management's perspective on compensation plan structure and implementation,

  •
  Identifying appropriate performance measures and establishing individual performance goals that are consistent with the Board-approved operating plans and the Company's strategic plan,

  •
  Providing the data used to measure performance against established goals, with the CEO providing perspective on individual executive performance and compensation amounts, and

  •
  Providing recommendations, based on information provided by Towers Watson, regarding pay levels for officers on the basis of plan formulas, salary structures and the CEO's assessment of individual officer performance.

Tax and Accounting Considerations

        In evaluating the compensation structure, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. Section 162(m) of the Internal Revenue Code limits the tax deductibility of certain executive compensation in excess of $1,000,000 for any fiscal year, except for certain "performance-based compensation." However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

 Stock Ownership Guidelines

        To enhance shareholder alignment and ensure commitment to value-enhancing longer-term decision-making, the Company has established stock ownership guidelines. Executives are required to own a value of stock equal to the salary multiple below within two years and six months from Separation or within a five-year period after a change in salary based on promotion:

Position	Salary Multiple
CEO	5X
Other NEOs	3X

        All NEOs, have met, exceeded, or are on track to meet, the ownership guidelines.

Equity Granting Policy

        Equity awards are expected to be granted for current employees at the same time of year at the January Compensation Committee meeting. Equity grants for new hires or promoted employees are approved at regularly scheduled Compensation Committee meetings. The timing of these grants is made without regard to anticipated earnings or other major announcements by the Company. The exercise price for stock option grants under the 2012 Plan is the closing price on the date of grant, as specified by the 2012 Plan.

Policy Regarding Speculative Transactions and Hedging

        The Company has adopted a formal policy prohibiting directors, officers and employees from (i) entering into speculative transactions, such as trading in options, warrants, puts and calls or similar instruments, involving A&B stock, or (ii) hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving A&B stock.

Policy Regarding Recoupment of Certain Compensation

        The Company has adopted a formal "clawback" policy for senior management, including all NEOs. Pursuant to such policy, the Company will seek to recoup certain incentive compensation, including cash and equity bonuses based upon the achievement of financial performance metrics, from executives in the event that the Company is required to restate its financial statements.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the CD&A section of this Proxy Statement with management and, based on these discussions and review, it has recommended to the Board of Directors that the CD&A disclosure be included in this Proxy Statement.

        The foregoing report is submitted by Mr. King (Chairman), Ms. Saito and Mr. Yeaman.

Compensation Committee Interlocks and Insider Participation

        During 2012, the members of the Compensation Committee were Mr. King, Chairman, Ms. Saito and Mr. Yeaman. As set forth above under the subsection "Certain Relationships and Transactions," Mr. Yeaman is an executive officer in a corporation that contracted with a limited liability company ("LLC") in which a subsidiary of A&B is a member to provide cable and internet service to a condominium project being developed by the LLC, and because of this related party transaction, Mr. Yeaman did not participate in any equity decisions.

Summary Compensation Table

        The following table summarizes the compensation paid by A&B to its NEOs in 2012, 2011 and 2010. The information presented reflects compensation paid by A&B Predecessor prior to the Separation from A&B Predecessor on June 29, 2012 and by A&B after Separation.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Stanley M. Kuriyama	2012	581,601	—	629,966	270,004	248,000	563,889	7,500	(10)	2,300,960
Chairman of the Board and Chief	2011	628,838		700,014	299,997	171,032	535,981	7,350		2,343,212
Executive Officer of A&B(1)	2010	615,000		1,050,003	545,959	633,450	830,700	—		3,675,112
Christopher J. Benjamin	2012	437,467	—	409,490	175,502	102,746	317,155	7,087	(10)	1,449,447
President and Chief Operating	2011	429,450		454,975	195,000	304,875	263,880	7,350		1,655,530
Officer of A&B; President of	2010	408,750		350,012	181,988	477,423	271,120	200		1,689,493
A & B Properties, Inc.(2)
Paul K. Ito	2012	275,850	—	141,771	60,745	83,025	77,473	7,500	(10)	646,364
Senior Vice President, Chief	2011	248,008		157,482	67,498	48,717	80,776	6,191		608,672
Financial Officer, Controller and
Treasurer of A&B(3)
Nelson N. S. Chun	2012	298,248	—	189,013	81,001	61,630	131,869	7,500	(10)	769,261
Senior Vice President, Chief	2011	292,782		209,976	90,003	59,722	185,084	7,350		844,917
Legal Officer of A&B(4)	2010	284,255		174,973	90,994	247,066	169,739	200		967,227
Meredith J. Ching	2012	223,268	—	141,771	60,745	53,658	270,013	6,379	(10)	755,834
Senior Vice President,
Government & Community
Relations, of A&B(5)

(1)
Mr. Kuriyama was appointed Chairman of the Board and CEO of A&B on June 26, 2012. He was President and Chief Executive Officer of A&B Predecessor from January 1, 2010 to June 26, 2012.

(2)
Mr. Benjamin was appointed President and Chief Operating Officer of A&B on June 26, 2012. He was appointed President of A&B Land Group and President of A & B Properties, Inc., effective September 1, 2011. He had been Senior Vice President, Chief Financial Officer and Treasurer of A&B Predecessor since 2006 and General Manager of HC&S from March 9, 2009 to March 2011.

(3)
Mr. Ito was appointed Senior Vice President, Chief Financial Officer, Controller and Treasurer of A&B on June 26, 2012. He was Vice President, Controller of A&B Predecessor from April 2007 to June 26, 2012 and Controller of A&B Predecessor from May 2006 to April 2012.

(4)
Mr. Chun was appointed Senior Vice President and Chief Legal Officer of A&B on June 26, 2012. He was Senior Vice President and Chief Legal Officer of A&B Predecessor from July 2005 to June 26, 2012.

(5)
Ms. Ching was appointed Senior Vice President, Government & Community Relations, of A&B on June 26, 2012. She was Senior Vice President, Government & Community Relations, of A&B Predecessor from June 2007 to June 26, 2012.

(6)
Represents the grant-date fair value of time-based restricted stock units and the grant-date fair value of performance-based restricted stock units (assuming the target level of performance is attained) for the fiscal year identified in column (b). If maximum performance goals applicable to performance-based restricted stock units granted in 2012 had been achieved, the values in this column with respect to 2012 would be as follows: Mr. Kuriyama, $719,961; Mr. Benjamin, $467,975; Mr. Ito, $162,038, Mr. Chun, $215,988 and Ms. Ching, $162,038. In fact, however, none of the performance-based restricted stock units (representing 57% of the amount reflected in column (e)), was achieved in 2012.

(7)
Represents the grant-date fair value of options granted for the fiscal year identified in column (b) based on their Black-Scholes value on the date of grant. See Note 12 of the consolidated financial statements of the Company's 2012 Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.

(8)
Represents the NEO's award under the PIIP program for the fiscal year identified in column (b) payable in cash in January of the following year.

(9)
All amounts are attributable to the aggregate change in the actuarial present value of the NEO's accumulated benefit under all defined benefit and actuarial pension plans.

(10)
Represents amounts contributed by A&B to the A&B Individual Deferred Compensation and Profit Sharing Plan.

Grants of Plan-Based Awards

        The following table contains information concerning the equity and non-equity grants under A&B's incentive plans during 2012 to the NEOs.

2012 GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
									All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Stanley M. Kuriyama	1/25/12	275,625	551,250	1,102,500	7,986	15,971	31,942	11,978	51,608	22.54	899,970
Christopher J. Benjamin	1/25/12	131,727	263,453	526,906	5,191	10,381	20,762	7,786	33,545	22.54	584,992
Paul K. Ito	1/25/12	90,000	180,000	360,000	1,797	3,594	7,188	2,695	11,610	22.54	202,516
Nelson N. S. Chun	1/25/12	67,355	134,709	269,418	2,396	4,791	9,582	3,594	15,482	22.54	270,014
Meredith J. Ching	1/25/12	47,380	94,760	189,520	1,797	3,594	7,188	2,695	11,610	22.54	202,516

(1)
Amounts reflected in this section relate to estimated payouts under the PIIP. The value of the actual payouts is included in column (g) of the Summary Compensation Table.

(2)
Amounts in this section reflect performance-based restricted stock unit grants. Performance-based units were not earned based on below threshold performance in 2012.

(3)
Amounts in this section reflect time-based restricted stock unit grants awarded before the Separation, which were adjusted in connection with the Separation using a factor of 2.05 multiplied by the original number of units granted.

(4)
Amounts in this section reflect the number of non-qualified stock options awarded before the Separation, which were adjusted in connection with the Separation using a factor of 2.05 multiplied by the original number of options granted.

(5)
Based upon the closing price of pre-Separation A&B common stock of $46.27 on the date of grant, as adjusted in connection with the Separation.

        The PIIP is based on corporate, business unit and individual goals, depending on the executive's job responsibilities. Performance measures, weighting of goals and target opportunities are discussed in the CD&A section of this Proxy Statement.

        Under the 2012 Plan, the Company has issued stock options that vest in equal increments over three years and have a maximum term of 10 years. They continue to vest and are exercisable for three years after disability, normal retirement at 65 or approved early retirement at 55 (with five years of service). Vesting automatically accelerates in the event of death and the executive's personal representative has up to 12 months to exercise the stock options. Stock options automatically vest either (1) immediately prior to the specified effective date of a Change in Control and remain exercisable up to the consummation of the event unless assumed by the successor corporation under options converted from A&B Predecessor's 1998 Stock Option/Stock Incentive Plan ("1998 Plan") or (2) on the specified effective date of a Change in Control if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company. If an employee is terminated due to misconduct or engages in conduct considered materially detrimental to the business, then the option terminates immediately. Under the 1998 Plan, if an employee who has been designated a Section 16 officer (which includes all NEOs) ceases to be employed for any other reason the option may be exercised within six months of termination to the degree vested at the time of termination. Under the 2012 Plan, if an employee ceases to be employed for any other reason the option may be exercised within three months of termination to the degree vested at the time of termination. Stock options cannot be repriced under either Plan without shareholder approval.

        Under the 2012 Plan, the Company has issued time-based restricted stock units that vest in equal increments over three years. Time-based restricted stock units that are unvested will automatically vest upon death or permanent disability. Time-based restricted stock units will partially vest on a prorated basis upon normal retirement at 65 or approved early retirement at 55 (with five years of service). Upon the effective date of any change in control, any unvested restricted share units automatically vest if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company.

        Under the 2012 Plan, the Company has issued performance-based restricted stock units that vest at the end of one year and the number of shares that vest is determined on the basis of achieving pre-established corporate profit before income tax goals set at target, threshold and extraordinary performance goal levels. Grants of performance-based restricted stock units include a ROIC measure weighted 35 percent, with pretax income goals weighted 65 percent. Actual performance at the target level results in earning 100 percent of the target award units. Actual performance at the threshold level results in earning 50 percent of the target award units. Actual performance below the threshold level results in no awards earned. Actual performance at the extraordinary level results in earning the maximum number of units equal to 200 percent of the target number of units. For actual performance between threshold, target and extraordinary, awards are determined on a prorated basis. If participants receiving a performance-based restricted stock grant terminate employment prior to vesting for any reason other than death, permanent disability, normal retirement or approved early retirement, their awards will not vest. If a participant terminates due to death, permanent disability, normal retirement or approved early retirement, his or her award will be prorated on the basis of the number of full or partial months employed and the amount paid at the end of the performance period. If there is a change in control, any unvested performance-based restricted share units automatically vest if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company.

        Under the 2012 Plan, grantees receive dividends on the full amount of restricted stock units granted, regardless of vesting, at the same rate as is payable on the Company's common stock. However, for grants made on or after January 2010 by A&B Predecessor, payment of accrued dividend equivalents on performance-based restricted stock units awards will be made upon attainment of the applicable performance goals and will be paid retroactively and prospectively according to the number of actual shares earned.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information concerning the outstanding equity awards owned by the NEOs.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Stanley M. Kuriyama	62,406	—			16.33	2/24/2014	56,278	(10)	1,652,885	—	—
	28,945	—			21.66	1/25/2015
	25,865	—			25.59	1/24/2016
	39,810	—			23.48	1/23/2017
	69,447	—			22.11	1/29/2018
	117,828	—			11.37	1/27/2019
	113,208	56,605	(1)		16.09	1/26/2020
	23,013	46,028	(2)		19.80	1/25/2021
	—	51,608	(3)		22.54	1/24/2022
Christopher J. Benjamin	16,847	—			23.48	1/23/2017	25,753	(11)	756,366	—	—
	27,086	—			22.11	1/29/2018
	30,000	—			11.37	1/27/2019
	37,736	18,869	(1)		16.09	1/26/2020
	4,959	29,918	(4)		19.80	1/25/2021
	—	33,545	(5)		22.54	1/24/2022
Paul K. Ito	2,258	—			25.59	1/24/2016	9,529	(12)	279,867	—	—
	3,695	—			20.58	6/20/2016
	6,634	—			23.48	1/23/2017
	13,021	—			22.11	1/29/2018
	6,546	—			11.37	1/27/2019
	15,093	7,547	(1)		16.09	1/26/2020
	5,177	10,356	(6)		19.80	1/25/2021
	—	11,610	(7)		22.54	1/24/2022
Nelson N.S. Chun	7,184	—			21.66	1/25/2015	12,326	(13)	362,015	—	—
	8,621	—			25.59	1/24/2016
	15,923	—			23.48	1/23/2017
	26,042	—			22.11	1/29/2018
	—	9,434	(1)		16.09	1/26/2020
	6,904	13,809	(8)		19.80	1/25/2021
	—	15,482	(9)		22.54	1/24/2022
Meredith J. Ching	15,396	—			16.33	2/24/2014	8,959	(14)	263,126	—	—
	5,747	—			21.66	1/25/2015
	6,569	—			25.59	1/24/2016
	7,962	—			23.48	1/23/2017
	13,021	—			22.11	1/29/2018
	16,365	—			11.37	1/27/2019
	13,207	6,604	(1)		16.09	1/26/2020
	5,177	10,356	(6)		19.80	1/25/2021
	—	11,610	(7)		22.54	1/24/2022

FOOTNOTES:

(1)
Vesting date of unexercised options—1/27/13

(2)
Vesting date of unexercised options—23,014 shares each on 1/26/13 and 1/26/14

(3)
Vesting date of unexercised options—17,202 shares on 1/25/13 and 17,203 shares each on 1/25/14 and 1/25/15

(4)
Vesting date of unexercised options—14,959 shares each on 1/26/13 and 1/26/14

(5)
Vesting date of unexercised options—11,181 shares on 1/25/13 and 11,182 shares each on 1/25/14 and 1/25/15

(6)
Vesting date of unexercised options—5,178 shares each on 1/26/13 and 1/26/14

(7)
Vesting date of unexercised options—3,870 shares each on 1/25/13, 1/25/14 and 1/25/15

(8)
Vesting date of unexercised options—6,904 shares on 1/26/13 and 6,905 shares on 1/26/14

(9)
Vesting date of unexercised options—5,160 shares on 1/25/13 and 5,161 shares each on 1/25/14 and 1/25/15

(10)
Vesting date of unrestricted stock—9,326 shares on 1/27/13; 5,052 shares on 1/26/13 and 5,054 shares on 1/26/14; 3,992 shares on 1/25/13 and 3,993 shares each on 1/25/14 and 1/25/15. Includes Performance-based units earned as stock grants at 200% based on corporate performance at extraordinary for 2010: 24,868 shares on 1/27/13.

(11)
Vesting date of unrestricted stock—3,110 shares on 1/27/13; 3,284 shares on 1/26/13 and 3,285 shares on 1/26/14; 2,595 shares each on 1/25/13 and 1/25/14 and 2,596 shares on 1/25/15. Includes Performance-based units earned as stock grants at 200% based on corporate performance at extraordinary for 2010: 8,288 shares on 1/27/13.

(12)
Vesting date of unrestricted stock—1,244 shares on 1/27/13; 1,137 shares each on 1/26/13 and 1/26/14; 898 shares each on 1/25/13 and 1/25/14 and 899 shares on 1/25/15. Includes Performance-based units earned as stock grants at 200% based on corporate performance at extraordinary for 2010: 3,316 shares on 1/27/13.

(13)
Vesting date of unrestricted stock—1,554 shares on 1/27/13; 1,514 shares on 1/26/13 and 1,518 shares on 1/26/14; 1,198 shares each on 1/25/13, 1/25/14 and 1/25/15. Includes Performance-based units earned as stock grants at 200% based on corporate performance at extraordinary for 2010: 4,146 shares on 1/27/13.

(14)
Vesting date of unrestricted stock—1,088 shares on 1/27/13; 1,137 shares each on 1/26/13 and 1/26/14; 898 shares each on 1/25/13 and 1/25/14 and 899 shares on 1/25/15. Includes Performance-based units earned as stock grants at 200% based on corporate performance at extraordinary for 2010: 2,902 shares on 1/27/13.

Option Exercises and Stock Vested

        The following table contains information concerning option exercises and stock awards for the NEOs.

OPTION EXERCISES AND STOCK VESTED FOR 2012

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Stanley M. Kuriyama	51,321	833,966	23,618	1,107,615
Christopher J. Benjamin	129,267	1,314,214	9,526	446,608
Paul K. Ito	—	—	3,525	165,271
Nelson N. S. Chun	36,635	780,039	4,763	223,318
Meredith J. Ching	12,317	207,849	3,122	146,363

        All of the shares acquired by Mr. Kuriyama upon exercise of his options, were for options that were set to expire in January 2013. The value realized in column (e) was calculated based on the market value of A&B common stock on the vesting date. No amounts realized upon exercise of options or vesting of stock have been deferred.

Pension Benefits

        The following table contains information concerning pension benefits for the NEOs at the end of 2012.

PENSION BENEFITS FOR 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Stanley M. Kuriyama	A&B Retirement Plan for Salaried Employees	21.0	1,021,289	—
	A&B Excess Benefits Plan	21.0	3,150,323	—
Christopher J. Benjamin	A&B Retirement Plan for Salaried Employees	11.4	358,087	—
	A&B Excess Benefits Plan	11.4	995,973	—
Paul K. Ito	A&B Retirement Plan for Salaried Employees	7.8	176,405	—
	A&B Excess Benefits Plan	7.8	105,796	—
Nelson N. S. Chun	A&B Retirement Plan for Salaried Employees	9.2	440,130	—
	A&B Excess Benefits Plan	9.2	546,898	—
Meredith J. Ching	A&B Retirement Plan for Salaried Employees	30.6	1,290,401	—
	A&B Excess Benefits Plan	30.6	479,748	—

        Actuarial assumptions used to determine the present values of the pension benefits include: Discount rates for qualified and non-qualified retirement plans of 4.1% and 2.8%, respectively. Age 62 with 5 years of service (or current age, if greater) is the assumed retirement age. Qualified plan benefits (traditional defined benefit and cash balance) are assumed to be paid on a life annuity basis (however, cash balance portion could be paid in a lump sum). The cash balance accounts are projected to the assumed retirement age using 1.65% interest per year (the rate in effect for 2013) with no future pay credits. The projected qualified plan cash balance accounts were converted to life annuities at the assumed retirement age using the annuity conversion interest assumptions and mortality used in our financial disclosures, i.e., 1.02% (for the first 5 years), 3.71% (next 15 years) and 4.67% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The Applicable Mortality Table is defined by the IRS for years through 2013, and for subsequent years, the assumption is that the IRS will continue to apply the same annual mortality improvements as it did through 2013 in each future year.

        The Excess Benefits Plan benefits are paid as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. The present value was determined based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures, i.e., 0.62% (for the first 5 years), 2.26% (next 15 years) and 2.85% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The cash balance accounts are projected to the assumed retirement age using 1.65% interest per year (the rate in effect for 2013) with no future pay credits.

        A&B Retirement Plan for Salaried Employees:    The A&B Retirement Plan for Salaried Employees (the "Qualified Retirement Plan") provides pension benefits to the Company's salaried employees who are not subject to collective bargaining agreements. In 2007, A&B Predecessor closed participation in its traditional defined pension plan for new non-bargaining unit employees hired after January 1, 2008. These employees participate in the Company's cash balance defined benefit pension plan, in which participants accrue 5% of their eligible annual compensation under a cash balance formula. Effective January 1, 2012, the Company froze benefit accruals under its traditional defined benefit plans for non-bargaining unit employees hired before January 1, 2008 and replaced the benefit with the cash balance formula mentioned above. The Qualified Retirement Plan, as adopted by A&B, mirrors the provisions of A&B Predecessor's qualified retirement plan.

        The traditional defined benefit formula was based on participants' service and average monthly compensation in the five highest consecutive years of their final 10 years of service through December 31, 2011. Compensation included base salary, overtime pay and one-year bonuses. The amounts were expressed as a single life annuity payable at the normal retirement age of 65. An employee became vested after five years of service with A&B Predecessor or the Company. An employee may take early retirement at age 55 or older, if the employee has already completed at least five years of service with A&B Predecessor or the Company. If an employee retires early, the same formula for normal retirement is used, although the benefit will be reduced for commencement before age 62 because the employee will receive payment early and over a longer period of time.

        Effective January 1, 2012, a cash balance formula provides a retirement account equal to 5 percent of an employee's eligible cash compensation, for each year worked, while covered by the cash balance formula, plus interest. The vesting period was reduced from five years to three years for an employee with a cash balance account. At retirement or other separation from service, the employee may elect to receive the vested cash balance portion of the Qualified Retirement Plan benefits as a lump sum or an actuarially equivalent annuity.

        A&B Excess Benefits Plan:    The Excess Benefits Plan was adopted to help the Company meet its objectives for retirement plans, including assisting employees with retirement income planning, increasing the attractiveness of employment with the Company and attracting mid-career executives. The Excess Benefits Plan works together with the Qualified Retirement Plan and A&B Profit Sharing Retirement Plan to provide Company pension benefits and profit sharing contributions in amounts equal to what otherwise would have been provided using the Qualified Retirement Plan's and A&B Profit Sharing Retirement Plan's formulas except for the compensation, contribution and benefits limits imposed by tax law. Effective December 31, 2011, A&B Predecessor also froze pension benefits that had accumulated under the traditional defined benefit formula under the Excess Benefits Plan effective January 1, 2012. Under the pension portion of the Excess Benefits Plan associated with the Qualified Retirement Plan, benefits under the traditional defined benefit formula are payable after the executive's separation from service in a lump sum that is actuarially equivalent to the annuity form of payment, and the cash balance account is paid as a lump sum. Under the profit sharing portion of the Excess Benefits Plan associated with the A&B Profit Sharing Retirement Plan, amounts are credited to executives' accounts, to be payable after the executive's separation from service. All NEOs are eligible to participate in the Excess Benefits Plan. The Excess Benefits Plan, as adopted by A&B, mirrors the provisions of A&B Predecessor's excess benefits plan.

 Non-Qualified Deferred Compensation

        The following table contains information concerning non-qualified deferred compensation for the NEOs.

2012 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Stanley M. Kuriyama	—	—	7,373	—	52,002
Christopher J. Benjamin	—	—	137	—	7,978
Paul K. Ito	—	—	—	—	—
Nelson N. S. Chun	—	—	804	—	5,672
Meredith J. Ching	—	—	—	—	—

(1)
Includes interest earned on the prior year's cash account balance, dividends on common stock equivalent units, and the market value change in common stock equivalent units. Common stock equivalent units were mandatorily converted to cash, effective February 1, 2012.

Other Potential Post-Employment Payments

        Change in Control Agreements:    A&B has entered into Change in Control Agreements with each of the NEOs, which are intended to encourage their continued employment with A&B by providing them with greater security in the event of termination of their employment following a change in control of A&B. The Company has adopted a participation policy that extends these agreements to only senior level executives whose employment would be most likely at risk upon a change in control. Each Change in Control Agreement has an initial one-year term and is automatically extended at the end of each term for a successive one-year period, unless terminated by A&B. The Change in Control Agreements provide for certain severance benefits if the executive's employment is terminated by A&B without "cause" or by the executive for "good reason," in each case as defined in the agreement, following a "Change in Control Event" of A&B, as defined by Internal Revenue Code Section 409A, as follows. Upon termination of employment, under these circumstances, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive's base salary and target bonus, (ii) pro rata payment at target with respect to outstanding contingent awards for uncompleted performance periods, (iii) a lump sum payment of amounts due the executive under deferred compensation plans, and (iv) an amount equal to the spread between the exercise price of outstanding options held by the executive and the fair market value at the time of termination. In addition, A&B will maintain all (or provide similar) health and welfare benefit plans for the executive's continued benefit for a period of two years after termination. A&B will also reimburse executives for individual outplacement counseling services up to $10,000. These are "double trigger" agreements where no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occurs.

        In the event that any amount payable to the executive is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in the excise tax imposed on "excess parachute payments" under the Internal Revenue Code, the Change in Control Agreements provide that the executive's payments will be reduced to an amount that would not result in the imposition of the excise tax, to the extent that such reduction would result in a greater after-tax benefit to the executive. No tax gross-up payments are provided by the Change in Control Agreements.

        If there is a potential change in control of the Company, the executive agrees to remain in the employ of the Company until the earliest of (1) a date six months after the occurrence of the potential change in control, (2) the termination of the executive's employment by reason of disability or retirement, or (3) the occurrence of a change in control of the Company.

        Executive Severance Plan:    The Company also maintains the Executive Severance Plan ("Severance Plan") that covers the NEOs. The purpose of the Severance Plan is to attract and retain key employees. The Severance Plan continues from year to year, subject to a periodic review by the Board of Directors. The Severance Plan provides certain severance benefits if a designated executive is involuntarily terminated without "cause," as defined in the Severance Plan, or laid off from employment as part of a job elimination/restructuring or reduction in force. Upon such termination of employment, the executive will be entitled to receive an amount equal to six months' base salary, payable in equal installments over a period of one year, and continued payment by the Company of life and disability insurance premiums and COBRA premiums for continued group health plan coverage. If the executive executes a release agreement acceptable to the Company, the executive will be entitled to receive additional benefits, including an additional six months of base salary and designated benefits, reimbursement for outplacement counseling services and a prorated share of incentive plan awards at target levels under the PIIP that would have been payable to the executive had he or she remained employed until the end of the applicable performance period.

        Voluntary Resignation:    If the executive voluntarily resigns from the Company, no amounts are payable under the Severance Plan or the PIIP. The executive may be entitled to receive retirement and retiree health and welfare benefits to the extent those benefits have been earned or vested under the provisions of the plans. The executive may have up to three to six months after termination to exercise stock options to the degree vested at the time of termination. In addition, the executive would be entitled to any amounts voluntarily deferred (and the earnings accrued) under the A&B Profit Sharing Retirement Plan.

        Other benefits, as described in the CD&A section of this Proxy Statement, may include accrued, vested benefits under the Qualified Retirement Plan and the Excess Benefits Plan.

        The following tables show the potential value to each executive under various termination-related scenarios, assuming that the termination of employment or other circumstances resulting in payment occurred on December 31, 2012.

Executive Termination Scenarios

Components	Change in Control w/Termination ($)		Termination w/o cause ($)(1)		Termination w/cause ($)		Voluntary Resignation ($)		Death ($)		Disability ($)(3)	Retirement ($)(2)
Stanley M. Kuriyama
Cash Severance	2,152,500		525,000
	(99,341	)(6)	106,682		106,682		106,682		147,189			106,682
Retirement Benefits(4)	68,898	(5)	68,898	(5)	68,898	(5)	68,898	(5)	(379,609	)(5)(6)		68,898	(5)(6)
Health & Welfare Benefits	41,822		16,194
Outplacement Counseling	10,000		10,000
Long-Term Incentives(7)	2,235,928								2,187,314		1,359,849	1,359,849	(8)

Total (lump sum)	4,340,909		657,876		106,682		106,682		2,334,503		1,359,849	1,466,531
Total (annuity)	68,898		68,898		68,898		68,898		(379,609)			68,898
Christopher J. Benjamin
Cash Severance	1,405,085		439,089
	(108,943	)(6)	(298,050	)(6)	(298,050	)(6)	(298,050	)(6)	(289,371	)(6)		Not yet eligible
Retirement Benefits(4)	(64,541	)(5)(6)	(64,541	)(5)(6)	(64,541	)(5)(6)	(64,541	)(5)(6)	(225,544	)(5)(6)
Health & Welfare Benefits	28,312		12,816
Outplacement Counseling	10,000		10,000
Long-Term Incentives(7)	1,027,707								1,011,504		628,340	Not yet eligible

Total (lump sum)	2,362,161		163,855		(298,050	)(6)	(298,050	)(6)	722,133		628,340
Total (annuity)	(64,541	)(6)	(64,541	)(6)	(64,541	)(6)	(64,541	)(6)	(225,544	)(6)
Paul K. Ito
Cash Severance	960,000		300,000
	16,747		(33,342	)(6)	(33,342	)(6)	(33,342	)(6)	(32,442	)(6)		Not yet eligible
Retirement Benefits(4)	(31,514	)(5)(6)	(31,514	)(5)(6)	(31,514	)(5)(6)	(31,514	)(5)(6)	(103,538	)(5)(6)
Health & Welfare Benefits	24,242		11,648
Outplacement Counseling	10,000		10,000
Long-Term Incentives(7)	379,859								373,376		231,999	Not yet eligible

Total (lump sum)	1,390.848		288,306		(33,342	)(6)	(33,342	)(6)	340,934		231,999
Total (annuity)	(31,541	)(6)	(31,541	)(6)	(31,541	)(6)	(31,541	)(6)	(103,538	)(6)
Nelson N. S. Chun
Cash Severance	868,127		299,354
	(12,202	)(6)	22,837		22,837		22,837		29,923			22,837
Retirement Benefits(4)	27,872	(5)	27,872	(5)	27,872	(5)	27,872	(5)	(172,899	)(5)(6)		27,872	(5)
Health & Welfare Benefits	28,300		11,306
Outplacement Counseling	10,000		10,000
Long-Term Incentives(7)	491,588								483,483		300,377	300,377	(8)

Total (lump sum)	1,385,813		343,497		22,837		22,837		513,406		300,377	323,214
Total (annuity)	27,872		27,872		27,872		27,872		(172,899	)(6)		27,872
Meredith J. Ching
Cash Severance	663,317		236,899
	(47,228	)(6)	(15,434	)(6)	(15,434	)(6)	(15,434	)(6)	(9,659	)(6)		(15,434	)(6)
Retirement Benefits(4)	27,363	(5)	27,363	(5)	27,363	(5)	27,363	(5)	(566,150	)(5)(6)		27,363	(5)
Health & Welfare Benefits	22,043		9,264
Outplacement Counseling	10,000		10,000
Long-Term Incentives(7)	357,470								351,797		218,543	218,543	(8)

Total (lump sum)	1,005,603		240,729		(15,434	)(6)	(15,434	)(6)	342,138		218,543	203,109
Total (annuity)	27,363		27,363		27,363		27,363		(566,150	)(6)		27,363

(1)
Assumes execution of an acceptable release agreement as provided by the Executive Severance Plan.

(2)
Normal retirement is at age 65. An executive with 5 years of service may retire at age 62 with unreduced traditional defined benefit pension benefits under the Qualified Retirement Plans. Employees may elect early retirement after attaining age 55 and completing 5 years of service.

(3)
If an NEO is disabled, he will continue to accrue credited vesting service as long as he is continuously receiving disability benefits under A&B's sickness benefits plan or long-term disability benefit plan. Should the NEO stop receiving disability benefits, the accrual of credited vesting service will cease. Upon the later of attainment of age 65 or the date at which he is no longer eligible for disability benefits, the NEO will be entitled to receive a pension benefit based on his years of credited benefit service and his compensation prior to his becoming disabled.

(4)
Retirement Benefits figures are incremental to the values shown in the Pension Benefits Table, which uses a different set of assumptions as described in the related narrative.

(5)
Represents the present value of amount paid as an annuity.

(6)
The Retirement Benefits figures are incremental to the values shown in the Pension Benefits Table. Under certain termination scenarios, benefits reflected in the Pension Benefits Table under the various retirement plans are forfeited or reduced resulting in a negative value.

(7)
Includes the gain on accelerated stock options and the value of accelerated restricted stock. The value of stock awards were determined based on the closing price of A&B common stock on December 31, 2012 of $24.72.

(8)
An NEO receives continued three-year vesting of stock options; see Outstanding Equity Awards at Fiscal Year-End table in this Proxy Statement for vested and unvested equity awards.

        All amounts shown are lump-sum payments, unless otherwise noted. Assumptions used in the tables above include: Discount rates for qualified and non-qualified retirement plans of 4.1% and 2.8%, respectively; and a stock price of $24.72. The assumed retirement age is the current age if eligible for early retirement (at least age 55 with 5 years of service); otherwise it is the normal retirement age 65. Qualified plan benefits (traditional defined benefit and cash balance) are assumed to be paid on a life annuity basis (however, cash balance portion could be paid in a lump sum). The cash balance accounts are projected to the assumed retirement age using 1.65% interest per year (the rate in effect for 2013) with no future pay credits. The projected qualified cash balance accounts were converted to life annuities at the assumed retirement age using the annuity conversion interest assumptions and mortality used in our financial disclosures, i.e., 1.02% (for the first 5 years), 3.71% (next 15 years) and 4.67% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The Applicable Mortality Table is defined by the IRS for years through 2013, and for subsequent years, the assumption is that the IRS will continue to apply the same annual mortality improvements as it did through 2013 in each future year.

        The Excess Benefits Plan benefits are paid, upon termination, as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. The lump sum conversion was based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures, i.e., for change in control lump sums: 1.21% (for the first 5 years), 2.74% (next 15 years) and 3.54% (years in excess of 20); for other scenarios: 0.62% (for the first 5 years), 2.26% (next 15 years) and 2.85% (years in excess of 20); and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code.

        Statements in this section that are not historical facts are "forward-looking statements" that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.

Use of Non-GAAP Financial Measures

        The Company reports net income and diluted earnings per share in accordance with GAAP and on a non-GAAP basis. Reconciliations of the Company's GAAP to non-GAAP financial measures for the years ended December 31, 2012 and 2011 are presented below.

        The Company uses these non-GAAP financial measures when evaluating operating performance because management believes that the exclusion from net income of 1) one-time advisory, legal, equity conversion and other expenses that were incurred to effect the separation of the Company from Matson, Inc., and 2) the reduction in carrying values of two of the Company's Mainland development projects that do not align with the Company's post-separation focus on Hawaii real estate development, provides insight into the Company's core operating results, future cash flow generation, and the underlying business trends affecting performance on a consistent and comparable basis from period to period. A&B provides this information to investors as an additional means of evaluating ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	Year Ended December 31
(dollars in millions, except earnings per share, unaudited)	2012	2011
Net income	$20.5	23.5
Professional service and other expenses incurred to effect separation	5.7	—
Charge to convert pre-separation stock options to A&B-only options	1.1	—
Write-down of non-strategic Mainland development project carrying values	9.8	—
Income tax effect of adjusting items	(4.8)	—

Adjusted net income	$32.3	23.5

Diluted earnings per share, net income	$0.48	$0.55
Professional service and other expenses incurred to effect separation	0.13	—
Charge to convert pre-separation stock options to A&B-only options	0.03	—
Write-down of non-strategic Mainland development project carrying values	0.23	—
Income tax effect of adjusting items	(0.12)	—

Diluted earnings per share, adjusted net income	$0.75	$0.55

PROPOSAL NO. 2: APPROVAL OF THE A&B 2012 INCENTIVE COMPENSATION PLAN

        Following the Separation, our Compensation Committee reviewed the compensation arrangements established by A&B Predecessor and adopted the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan (the "2012 Plan"), which was substantially similar to A&B Predecessor's incentive compensation plan. The 2012 Plan is designed to assure that the Company will have a sufficient share reserve to fund future equity incentive awards to individuals in its employ or service who are essential to its financial success and long-term growth. In addition, the 2012 Plan will provide the Company with the flexibility needed to structure awards in a manner that will attract and retain talented and skilled individuals who have the potential to make significant contributions to the Company's lines of business and its overall growth and development. In addition, as indicated more specifically below, shareholder approval of the 2012 Plan will also constitute approval of (i) the various performance goals upon which specific vesting targets may be established for awards made under the 2012 Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code") and (ii) the per participant limitations imposed under the 2012 Plan on such awards. Shareholder approval will also allow future performance-based awards and stock option or stock appreciation right awards made on or after the date of the Annual Meeting to qualify as performance-based compensation for Code Section 162(m) purposes.

        A description of the material terms of the 2012 Plan is set forth below. The description does not purport to be complete and is qualified in its entirety by the terms of the 2012 Plan, which is attached to this Proxy Statement as Exhibit A. A copy of the 2012 Plan will be furnished to any shareholder upon request.

        At the 2013 Annual Meeting of Shareholders (the "Annual Meeting"), the shareholders are being asked to approve the Company's 2012 Incentive Compensation Plan (the "2012 Plan"). The 2012 Plan as so approved will govern all awards made under the plan from and after the date of the Annual Meeting.

        The 2012 Plan was originally adopted by the Company's Board of Directors on June 28, 2012 in connection with the distribution of the Company's outstanding common stock to the holders of the outstanding common stock of A&B Holdings, Inc. on June 29, 2012. At the time of such distribution, the outstanding awards held by employees of the Company and its subsidiaries under the various A&B Holdings, Inc. equity incentive plans were cancelled and replaced with equivalent equity awards under the 2012 Plan. The replacement awards under the 2012 Plan were structured so as to assure that the intrinsic value of each cancelled award under the A&B Holdings, Inc. equity incentive plans was preserved by making appropriate adjustments in the number of shares of the Company's common stock covered under the replacement awards and the exercise price per share for each replacement award that was in the form of a stock option grant.

        Although those replacement awards were made under the 2012 Plan, they are not subject to shareholder approval of the plan and will continue in full force and effect, whether or not the 2012 Plan is approved by the shareholders at the Annual Meeting. As of March 15, 2013, the replacement awards consisted of the following:

            (i)  stock options covering an aggregate of 2,410,081 shares of the Company's common stock with a weighted average exercise price of $20.01 per share;

           (ii)  restricted stock unit awards covering 270,124 shares of the Company's common stock that will vest in one or more annual installments and continued service with the Company; and

          (iii)  restricted stock unit awards with both a performance-vesting condition tied to the attainment of certain financial objectives for the 2012 fiscal year and a service-vesting condition tied to continued service with the Company through December 31, 2015 that cover a total of 0 shares of the Company's common stock. Due to the Company's below threshold performance in 2012, none of the 2012 performance-based awards was earned.

        In addition, the following equity awards were made under the 2012 Plan in January 2013 and are not subject to shareholder approval of the 2012 Plan:

            (i)  service-vesting restricted stock unit awards covering an additional 49,965 shares of the Company's common stock in the aggregate; and

           (ii)  performance share awards tied to the Company's total shareholder return over a two-year measurement period coincident with the 2013 and 2014 calendar years and subject to continued service with the Company through that two-year period that cover 49,965 shares of the Company's common stock in the aggregate.

        No stock options were granted in January 2013 and there is no present intent to grant stock options as part of future equity awards.

        The 2012 Plan that the shareholders are being asked to approve is designed to assure that the Company will have a sufficient share reserve to fund future equity incentive awards to individuals in its employ or service who are essential to its financial success and long-term growth. In addition, the 2012 Plan will provide the Company with the flexibility needed to structure awards in a manner that will attract and retain talented and skilled individuals who have the potential to make significant contributions to the Company's various lines of business and its overall growth and development. In addition, as indicated more specifically below, shareholder approval of the 2012 Plan will also constitute approval of (i) the various performance goals upon which specific vesting targets may be established for awards made under the 2012 Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code") and (ii) the per participant limitations imposed under the 2012 Plan on such awards. Shareholder approval will also allow, if granted by the Company in the future, each stock option grant or stock appreciation right award made on or after the date of Annual Meeting to qualify as performance-based compensation for Code Section 162(m) purposes.

        Should the 2012 Plan not be approved by the shareholders, then no further awards will be made under the plan after the date of the Annual Meeting. However, as indicated above, neither the June 30, 2012 replacement awards nor the January 2013 equity awards made under the 2012 Plan are subject to shareholder approval of the 2012 Plan, and those particular awards will continue in full force and effect in accordance with their existing terms, whether or not the 2012 Plan is approved by the shareholders.

        The principal terms and provisions of the 2012 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2012 Plan and is qualified in its entirety by reference to the complete text of the 2012 Plan that is attached as Exhibit A to this Appendix.

Incentive Programs

        The 2012 Plan consists of four separate incentive compensation programs: (i) the stock option/stock appreciation rights program, (ii) the stock issuance program, (iii) the incentive bonus program and (iv) the automatic grant program for the non-employee members of the Company's Board of Directors. The principal features of each program are described below.

Administration

        The Compensation Committee of the Board of Directors (either acting directly or through a subcommittee of two or more members) will have the exclusive authority to administer the stock option/stock appreciation rights program, the stock issuance program and the incentive bonus program with respect to awards made to the Company's executive officers and non-employee Board members and will also have the authority to make awards under those programs to all other eligible individuals. However, the Company's Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under those programs to individuals other than executive officers and non-employee Board members. All awards to non-employee directors (other than under the automatic grant program described below) will be made by the Compensation Committee (or a subcommittee thereof) comprised solely of independent directors, and any awards for members of the Compensation Committee (other than under the automatic grant program) must be authorized by a disinterested majority of the independent directors. The term "plan administrator," as used in this summary, will mean the Company's Compensation Committee (or subcommittee) and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2012 Plan. The Compensation Committee will have the limited discretion under the automatic grant program to determine the annual dollar amount to be used to determine the specific number of shares subject to each grant made under that program, up to the maximum dollar amount permissible per grant, but all grants will otherwise be made in strict compliance with the express terms of that program.

Eligibility

        Officers and employees, as well as independent consultants and contractors, in the Company's employ or service or in the employ or service of the Company's parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the stock option/stock appreciation rights program and the stock issuance and incentive bonus programs. The non-employee members of the Board of Directors will also be eligible to participate in those three programs as well as the automatic grant program. As of March 15, 2013, approximately 54 persons (including seven executive officers) were eligible to participate in the stock option/stock appreciation rights program and the stock issuance and incentive bonus programs, and eight non-employee Board members were eligible to participate in those programs and the automatic grant program.

 Securities Subject to 2012 Plan

        4,300,000 shares of the Company's common have been reserved for issuance over the term of the 2012 Plan. The share reserve represents approximately 10% of the Company's total outstanding common stock on a fully-diluted basis, treating the entire share reserve as outstanding shares of common stock for such purpose. The Compensation Committee estimates that the authorized share reserve under the 2012 Plan should be sufficient to fund equity awards to the Company's officers and other key employees and the non-employee Board members for a period extending through at least December 31, 2014.

        The maximum number of shares of the Company's common stock that may be issued from such authorized share reserve pursuant to tax-favored incentive stock options granted under the 2012 Plan will also be limited to 4,300,000 shares.

        Awards made under the 2012 Plan are subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code ("Section 162(m)"):

  •
  For awards denominated in terms of shares of the Company's common stock at the time of grant (whether payable in the Company's common stock, cash or a combination of both), no participant in the 2012 Plan may receive awards (in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other stock-based awards) for more than 500,000 shares of the Company's common stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Shareholder approval of the 2012 Plan will also constitute approval of that 500,000-share limitation for purposes of Code Section 162(m). Accordingly, such limitation will assure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the 2012 Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Code Section 162(m). In addition, one or more awards made under the stock issuance program after the Annual Meeting may also qualify as performance-based compensation that is not subject to the Code Section 162(m) limitation, if the vesting of those awards is tied to the attainment of one or more of the performance criteria discussed below in the summary description of that program.

  •
  For awards denominated in cash dollars at the time of grant (whether payable in cash, shares of the Company's common stock, or both), no participant in the 2012 Plan may receive awards with an aggregate dollar value in excess of five million dollars ($5,000,000) in any one calendar year. Shareholder approval of the 2012 Plan will also constitute approval of that five million-dollar limitation for purposes of Code Section 162(m). Accordingly, such limitation will assure that any deductions to which the Company would otherwise be entitled upon the payment of cash bonus awards or the settlement of performance unit awards that are made under the 2012 Plan after the date of the Annual Meeting will not be subject to the one million dollar ($1,000,000) limitation on the income tax deductibility of compensation paid per executive officer imposed under Code Section 162(m), to the extent the vesting of those awards is tied to the attainment of one or more of the performance criteria discussed below in the summary description of the stock issuance program.

  •
  Except for the stock option grants made to date under the 2012 Plan, none of the awards currently outstanding under the 2012 Plan will qualify as performance-based compensation under Code Section 162(m), and those awards will accordingly, to the extent payable to certain of the Company's executive officers, be subject to the one million dollar ($1,000,000) limitation on income tax deductibility.

        The shares of common stock issuable under the 2012 Plan may be drawn from shares of the Company's authorized but unissued common stock or from shares of its common stock that the Company acquire, including shares purchased on the open market or in private transactions.

        Shares subject to outstanding awards under the 2012 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the 2012 Plan. Any unvested shares issued under the 2012 Plan that are subsequently forfeited or that the Company repurchases, at a price not greater than the original issue price paid per share, pursuant to the Company's repurchase rights under the 2012 Plan will be added back to the number of shares reserved for issuance under the 2012 Plan and will accordingly be available for subsequent awards.

        There are no net counting provisions in effect under the 2012 Plan. Accordingly, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance under the 2012 Plan:

  •
  Should the exercise price of an option be paid in shares of the Company's common stock, then the number of shares reserved for issuance under the 2012 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

  •
  Should shares of common stock otherwise issuable under the 2012 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or settlement of an award under the plan, then the number of shares of common stock available for issuance under the 2012 Plan will be reduced by the full number of shares that were issuable under the award, and not by the number of shares actually issued after any such share withholding.

  •
  Upon the exercise of any stock appreciation right granted under the 2012 Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.

Equity Incentive Programs

        Stock Option/Stock Appreciation Rights Program.    Under this program, eligible persons may be granted options to purchase shares of the Company's common stock or stock appreciation rights tied to the value of the Company's common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

        Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares. In addition, one or more awards may be structured so that those awards will vest and become exercisable only after the achievement of pre-established corporate performance objectives.

        Two types of stock appreciation rights may be granted:

  •
  Tandem stock appreciation rights granted in conjunction with stock options which provide the holders with the right to surrender the related option grant for an appreciation distribution from the Company in an amount equal to the excess of (i) the fair market value of the vested shares of the Company's common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

  •
  Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of the Company's common stock and receive in exchange an appreciation distribution from the Company in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of the Company's common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.

        The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may be paid in (i) cash, (ii) shares of the Company's common stock or (iii) a combination of cash and shares of the Company's common stock, as specified in the applicable award agreement. The following limitations apply with respect to the vesting schedules established for awards made under the stock option/stock appreciation rights program: (i) for any such award which is to vest in the basis of service, the minimum vesting period will be three years, with incremental vesting to occur over that period as determined by the plan administrator, and (ii) for any award which is to vest on the basis of performance objectives, the performance period will have a duration of at least one year. Upon cessation of service, the award recipient will have a limited period of time in which to exercise his or her outstanding stock options or stock appreciation rights to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the award recipient's cessation of service during which his or her outstanding stock options or stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of such stock options or stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the award remains outstanding.

        Repricing/Cash-Out Prohibition.    Except in connection with certain changes in the Company's capital structure as described in the Changes in Capitalization section below, the plan administrator may not implement any of the following repricing/cash-out programs without obtaining shareholder approval: (i) the cancellation of outstanding stock options or stock appreciation rights in return for new stock options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding stock options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of the Company's common stock for consideration payable in cash, equity securities or in the form of any other award under the 2012 Plan or (iii) the direct reduction of the exercise price in effect for outstanding stock options or stock appreciation rights.

        Stock Issuance Program.    Shares may be issued under the stock issuance program subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of the Company's common stock may also be issued under the program pursuant to restricted stock units which entitle the award recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the award recipient's service with the Company.

        Performance shares may also be issued under the program in accordance with the following parameters:

            (i)  The vesting of the performance shares will be tied to the attainment of performance objectives over a specified performance period, all as established by the plan administrator at the time of the award.

           (ii)  At the end of the performance period, the plan administrator will determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

          (iii)  The performance shares which so vest will be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the plan administrator at the time the performance shares are awarded or the period selected by the participant in accordance with the applicable requirements of Code Section 409A.

          (iv)  Performance shares may be settled in cash or shares of common stock, as specified in the applicable award agreement.

           (v)  Performance shares may also be structured so that those shares will be convertible into actual shares of the Company's common stock in accordance with a conversion rate that varies with the level at which each applicable performance objective is in fact attained.

        The plan administrator has complete discretion under the program to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule (if any) to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share. The following limitations will apply with respect to the vesting schedules established for awards made under the stock issuance program to individuals other than the non-employee Board members: (i) for any award which is to vest on the basis of service, the minimum vesting period is three years, with incremental vesting to occur over that period as determined by the plan administrator, and (ii) for any award which is to vest on the basis of performance objectives, the performance period will have a duration of at least one year. However, awards made under the 2012 Plan to non-employee Board members will be subject to a minimum vesting period of one year, with no greater than monthly pro-rated vesting over that period.

        In order to assure that the compensation attributable to one or more awards made under the program will qualify as performance-based compensation which will not be subject to the one million dollar ($1,000,000) limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Code Section 162(m), the plan administrator also has the discretionary authority to structure one or more awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established performance goals based on one or more of the following criteria: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) collections and recoveries, (xviii) property purchases, sales, investments and construction goals, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) occupancy or occupancy rates, (xxii) leases, contracts or financings, including renewals, (xxiii) overhead, savings, general and administrative (G&A) and other expense control goals, (xxiv) budget comparisons, (xxv) growth in stockholder value relative to the growth of the S&P 400 or S&P 400 Index, the S&P Global Industry Classification Standards ("GICS") or GICS Index, or another peer group or peer group index; (xxvi) credit rating; (xxvii) development and implementation of strategic plans and/or organizational restructuring goals; (xxviii) development and implementation of risk and crisis management programs; (xxix) improvement in workforce diversity; (xxx) net cost per ton; (xxxi) number of units or size of units delivered; (xxxii) compliance requirements and compliance relief; (xxxiii) safety goals; (xxxiv) productivity goals; (xxxv) workforce management and succession planning goals; (xxxvi) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxvii) measures of customer satisfaction, employee satisfaction or staff development; (xxxviii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation's revenue or profitability or enhance its customer base; (xxxix) merger and acquisitions; and (xl) other similar criteria consistent with the foregoing.

        Performance objectives for one or more awards made under the stock issuance program may be based upon the Company's attainment of specified levels of performance measured under one or more of the criteria described above, either in absolute terms or in relation to the performance of other entities and may also be based on the performance of any of the Company's business units or divisions or any parent or subsidiary. Each applicable performance objective may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of the award will be earned and a maximum level of performance at which the award will be fully earned.

        Each applicable performance objective may be structured at the time of the award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items; (F) the operations of any business acquired by the Company; (G) the divestiture of one or more business operations or the assets thereof; (H) any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Company) or reorganization (whether or not such reorganization is within the definition of that term in Code Section 368) or (I) other adjustment consistent with the operation of the 2012 Plan.

        Shareholder approval of the 2012 Plan will also constitute approval of the foregoing performance criteria and adjustments for purposes of establishing the specific vesting targets for one or more awards under the 2012 Plan that are intended to qualify as performance-based compensation under Code Section 162(m). However, not all awards made under the stock issuance program will be structured to qualify as such performance-based compensation.

        Outstanding awards under the stock issuance program will automatically terminate, and no shares of the Company's common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. However, subject to the following limitations, the plan administrator will have the discretionary authority to issue shares of the Company's common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained:

            (i)  No vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the participant's death or disability or upon a change in control of the Company.

           (ii)  The vesting requirements of any other awards under the stock issuance program can only be waived in connection with (A) the participant's cessation of service by reason of death, disability, retirement or involuntary termination or (B) the consummation of a change in control transaction.

        Incentive Bonus Program.    Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program. Cash bonus awards will be structured so as to vest in one or more installments over the award recipient's period of continued service with the Company or upon the attainment of specified performance goals.

        Performance unit awards will be subject to the following parameters:

            (i)  A performance unit will represent either (i) a unit with a dollar value tied to the level at which pre-established performance objectives are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established performance objectives. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.

           (ii)  Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.

          (iii)  Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be settled in cash or shares of the Company's common stock valued at fair market value on the payment date.

        Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the 2012 Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of the Company's common stock) which is made per issued and outstanding share of common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of the Company's common stock or may be deferred to a later date. Payment may be made in cash or shares of the Company's common stock. In no event, however, will any dividend equivalent rights made with respect to an award subject to performance-vesting requirements vest or become payable prior to the vesting of that award (or portion thereof to which such dividend-equivalents units relate) upon the attainment of the applicable performance goals and will, accordingly, be subject to cancellation and forfeiture to the same extent as the underlying award, should those goals not be attained.

        The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such awards under the program, the time or times when those awards are to be made, the form of each such award, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of the Company's common stock). In order to assure that the compensation attributable to one or more awards under the program will qualify as performance-based compensation which will not be subject to the one million dollar ($1,000,000) limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Code Section 162(m), the plan administrator also has the discretionary authority to structure one or more awards under the incentive bonus program so that those awards will vest only upon the achievement of certain pre-established performance goals based on one or more of the criteria described above in the summary of the stock issuance program. However, not all awards made under the incentive bonus program will be structured to qualify as such performance-based compensation. The plan administrator has the discretionary authority at any time to accelerate the vesting of any and all awards outstanding under the incentive bonus program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the participant's death or disability or upon a change in control.

        Automatic Grant Program for Non-Employee Directors.    Under the automatic grant program, each individual will, at the time he or she first becomes a non-employee Board member, automatically receive a restricted stock unit award covering that number of shares of the Company's common stock determined by dividing the applicable dollar amount by the fair market value per share of the Company's common stock on such date, provided such individual has not been in the Company's employ during the immediately preceding twelve months. In addition, on the date of each annual shareholders meeting, each individual serving as a non-employee Board member at that time will automatically be granted a restricted stock unit award covering that number of shares of the Company's common stock determined by dividing an applicable dollar amount by the fair market value per share of the Company's common stock on such date.

        The applicable dollar amounts subject to each such initial or annual restricted stock unit award will be determined by the Compensation Committee (or a subcommittee thereof), but will not exceed three hundred thousand dollars ($300,000) per director. Accordingly, the size of the initial restricted stock unit grant may vary as to each new non-employee Board member, and the size of the annual restricted stock unit grants may vary from year to year. For each non-employee Board member re-elected at the Annual Meeting, the Compensation Committee has currently set the applicable dollar amount at ninety thousand dollars ($90,000) for the annual grant, and it is currently anticipated that any newly-appointed or elected non-employee Board member would receive an initial automatic restricted stock unit grant with the same dollar amount.

        Each restricted stock unit grant will vest in three successive equal annual installments upon the non-employee Board member's completion of each year of Board service over the three-year period measured from the grant date. However, the shares will immediately vest in full upon the non-employee Board member's death or disability while a Board member or retirement at or after the age of seventy-two or upon the occurrence of certain changes in control. The shares of common stock underlying each initial or annual restricted stock unit award which vests in accordance with the foregoing vesting provisions will be issued as they vest. However, awards under the automatic grant program may be structured so as to allow the non-employee Board members to defer, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, the issuance of the shares beyond the vesting date to a designated date or until cessation of Board service or an earlier change in control.

        Should any dividend or other distribution payable other than in shares of the Company's common stock be declared and paid on the Company's common stock while an initial or annual restricted stock unit award is outstanding, then a special book account shall be established for the non-employee director holding the award and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the shares subject to the restricted stock unit award had they been issued and outstanding and entitled to that dividend or distribution. The amount attributable to phantom dividend equivalents will vest and be distributed to the non-employee director (in cash or such other form as the compensation committee may deem appropriate in its sole discretion) concurrently with the issuance of the shares to which those phantom dividend equivalents relate.

 Stock Awards

        The following table sets forth, as to the Company's NEOs and the other individuals and groups indicated, the number of shares of the Company's common stock subject to option grants made under the 2012 Plan through March 15, 2013, together with the weighted average exercise price per share in effect for such grants.

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)
Stanley M. Kuriyama, President and Chief Executive Officer, A&B	634,763	$17.93
Christopher J. Benjamin, President, A&B Land Group, President, A&B Properties, Inc.	198,960	$18.56
Paul K. Ito, Senior Vice President, Chief Financial Officer and Treasurer, A&B	81,937	$19.35
Nelson N. S. Chun, Senior Vice President, Chief Legal Officer, A&B	103,399	$21.63
Meredith J. Ching, Senior Vice President, Government & Community Relations, A&B	112,014	$18.68
All current executive officers as a group (seven persons)	1,159,642	$18.59
Non-employee directors
W. Allen Doane	261,037	$22.11
Walter A. Dods, Jr.	0
Robert S. Harrison	0
Charles G. King	49,266	$19.91
Douglas M. Pasquale	12,000	$23.78
Michele K. Saito	0
Jeffrey N. Watanabe	32,844	$21.73
Eric K. Yeaman	0
All current non-employee directors as a group (eight persons)	355,147	$21.83
All employees, including current officers who are not executive officers, as a group (28 persons)	162,454	$19.78

        The following table sets forth, as to the Company's NEOs and the other individuals and groups indicated, the number of shares of the Company's common stock subject to restricted stock unit and performance share awards made under the 2012 Plan through March 15, 2013.

Name and Position	Number of Shares Subject to Restricted Stock Unit/Performance Share Awards (#)
Stanley M. Kuriyama, Chief Executive Officer and President, A&B	33,998
Christopher J. Benjamin, President, A&B Land Group, President, A&B Properties, Inc.	21,142
Paul K. Ito, Senior Vice President, Chief Financial Officer and Treasurer, A&B	11,982
Nelson N. S. Chun, Senior Vice President, Chief Legal Officer, A&B	9,794
Meredith J. Ching, Senior Vice President, Government & Community Relations, A&B	8,212
All current executive officers as a group (seven persons)	100,204
Non-employee directors
W. Allen Doane	6,699
Walter A. Dods, Jr.	3,294
Robert S. Harrison	3,294
Charles G. King	25,150
Douglas M. Pasquale	8,552
Michele K. Saito	3,294
Jeffrey N. Watanabe	8,552
Eric K. Yeaman	3,294
All current non-employee directors as a group (eight persons)	62,129
All employees, including current officers who are not executive officers, as a group (33 persons)	62,522

New Plan Benefits

        If the 2012 Plan is approved by the shareholders at the Annual Meeting, then each of the following non-employee Board members will receive, under the automatic grant program in effect under the 2012 Plan, a restricted stock unit award at that meeting with a grant-date value of ninety thousand dollars ($90,000) per award: W. Allen Doane, Walter A. Dods, Jr., Charles G. King, Robert S. Harrison, Douglas M. Pasquale, Michele K. Saito, Jeffrey N. Watanabe, and Eric K. Yeaman.

General Provisions

        Vesting Acceleration.    In the event the Company should experience a change in control, the following special vesting acceleration provisions will be in effect for all outstanding awards under the stock option/stock appreciation rights, stock issuance and incentive bonus programs:

            (i)  Each outstanding award will automatically accelerate in full upon a change in control, if that award is not assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the intrinsic value of the award and provides for the subsequent vesting and concurrent payout of that value in accordance with the same vesting schedule in effect for that award.

           (ii)  Stock options and stock appreciation rights outstanding under the 2012 Plan on the date of the change in control will be subject to cancellation and termination, without cash payment or other consideration due the award holder, if the fair market value per share of the Company's common stock on the date of such change in control (or any earlier date specified in the definitive agreement for the change in control transaction) is less than the per share exercise price in effect for such award and that award is not otherwise to be assumed or continued in effect by the successor corporation (or parent thereof).

          (iii)  To the extent any outstanding award is at the time of the change in control transaction subject to performance-vesting requirements tied to the attainment of one or more specified performance goals and the plan administrator does not at that time provide otherwise, those performance-vesting requirements will upon the assumption, continuation or replacement of that award be cancelled, and such award will thereupon be converted into a service-vesting award, based on an assumed attainment of the applicable performance goals at target level, that will vest in one or more increments over the service-vesting period in effect for that award immediately prior to the effective date of the change in control.

          (iv)  The plan administrator will have complete discretion to grant one or more awards which will vest in the event the individual's service with the Company or the successor entity terminates within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

           (v)  The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.

        Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the 2012 Plan in the event (a) the Company is acquired by merger or asset sale, (b) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons acquires directly or indirectly beneficial ownership of securities possessing (or convertible into or exercisable for securities possessing) thirty-five percent (35%) or more of the total combined voting power of the Company's outstanding securities, (c) there is a sale or disposition of all or substantially all of the Company's assets or (d) a change in a majority of the membership of the Board over a period of less than twelve (12) months that is not approved by the current membership of the Board or their approved successors.

        The plan administrator's authority above extends to any awards intended to qualify as performance-based compensation under Code Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

        Changes in Capitalization.    In the event any change is made to the outstanding shares of the Company's common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without the Company's receipt of consideration or should the value of the Company's outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2012 Plan; (ii) the maximum number and/or class of securities that may be issued pursuant to incentive stock options granted under the 2012 Plan, (iii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the 2012 Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding awards under the stock option/stock appreciation rights program, (v) the number and/or class of securities subject to each outstanding award under the stock issuance and automatic grant programs and the cash consideration (if any) payable per share, (vi) the number and/or class of securities for which awards may subsequently be made to new and continuing non-employee Board members under the automatic grant program, and (vii) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of the Company's common stock. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2012 Plan or the outstanding awards thereunder.

        Valuation.    The fair market value per share of the Company's common stock on any relevant date under the 2012 Plan will be deemed to be equal to the closing selling price per share on that date on the New York Stock Exchange. On March 15, 2013, the fair market value per share of the Company's common stock determined on such basis was $35.80.

        Shareholder Rights and Transferability.    No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any shareholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of the Company's common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2012 Plan so that those options will be transferable during optionee's lifetime by a gratuitous transfer to one or more members of the optionee's family or to a trust established for the optionee and/or one or more such family members or to the optionee's former spouse pursuant to a domestic relations order. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

        A participant will have full shareholder rights with respect to any shares of common stock issued to him or her under the 2012 Plan, whether or not his or her interest in those shares is vested. A participant will not have any shareholder rights with respect to the shares of common stock subject to a restricted stock unit or performance share award until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or performance shares, subject to the limitations on performance-vesting awards indicated above and to such other terms and conditions as the plan administrator may deem appropriate.

        Special Tax Election.    The plan administrator may, in its discretion, structure one or more awards so that shares of the Company's common stock may be used as follows to satisfy the withholding taxes to which such holders of those awards may become subject in connection with the exercise, vesting or settlement of those awards:

        Deferral Programs.    One of more of the following deferral programs may be implemented under the 2012 Plan:

        A.    The plan administrator may, structure one or more awards under the stock issuance or incentive bonus programs so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.

        B.    The plan administrator may implement a non-employee Board member retainer fee deferral program that allows the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for that year into restricted stock units under the stock issuance program that defer the issuance of the shares of common stock that vest under those restricted stock units until a permissible date or event under Code Section 409A.

        C.    To the extent the Company maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of the Company's common stock, the plan administrator may authorize the share reserve under the 2012 Plan to serve as the source of any shares of common stock that become issuable under those deferred compensation arrangements. In such event, the share reserve under the 2012 Plan will be reduced on a share-for-one share basis for each share of common stock issued under the 2012 Plan in settlement of the deferred compensation owed under those separate arrangements.

        Amendment and Termination.    The Company's Board of Directors may amend or modify the 2012 Plan at any time; provided, however, that shareholder approval will be required for any amendment which materially increases the number of shares of common stock authorized for issuance under the 2012 Plan (other than in connection with certain changes to the Company's capital structure as explained above), materially increases the benefits accruing to participants, materially expands the class of individuals eligible to participate in the 2012 Plan, expands the types of awards which may be made under the 2012 Plan or extends the term of the 2012 Plan or to the extent such shareholder approval may be otherwise required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which the Company's common stock is at the time primarily traded.

        Unless sooner terminated by the Company's Board of Directors, the 2012 Plan will terminate on the earliest of (i) June 26, 2022, (ii) the date on which all shares available for issuance under the 2012 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences

        The following is a summary of the Federal income taxation treatment applicable to the Company and the participants who receive awards under the 2012 Plan.

        Option Grants.    Options granted under the 2012 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the Company's taxable year in which such ordinary income is recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Restricted Stock Awards.    The recipient of unvested shares of common stock issued under the 2012 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock award. The deduction will in general be allowed for the Company's taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the issuance date, and the holder will be required to satisfy the tax withholding requirements applicable to such income. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Cash Awards.    The payment of a cash award will result in the recipient's recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Performance Units.    No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. Subject to the deductibility limitations of Code Section 162(m), the Company will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Deductibility of Executive Compensation.    The Company anticipates that any compensation deemed paid by it in connection with the exercise of non-statutory options or stock appreciation rights or the disqualifying disposition of incentive stock option shares will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the one million dollar ($1,000,000) limitation per covered individual on the deductibility of the compensation paid to certain of the Company's executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2012 Plan will remain deductible by the Company without limitation under Code Section 162(m). However, any compensation deemed paid by the Company in connection with shares issued under the stock issuance program or shares or cash issued under the incentive bonus program will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to the attainment of one or more of the performance criteria described above.

        Securities authorized for issuance under equity compensation plans as of December 31, 2012, included:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,722,719	$19.41	1,558,616	*
Equity compensation plans not approved by security holders	—	—	—
Total	1,722,719	$19.41	1,558,616

*
Under the 2012 Plan, 1,558,616 shares, may be issued either as restricted stock grants, restricted stock unit grants or stock option grants.

        The Board of Directors believes it is important for A&B to have the flexibility to deduct qualifying performance based equity awards, as appropriate, and recommends that shareholders vote FOR approval of the 2012 Plan.

 PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Shareholders are being asked to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs.

        A&B's compensation philosophy is to align the Company's objectives with shareholder interests through a compensation program that attracts, motivates and retains outstanding executives, and rewards outstanding performance. The CD&A section of this Proxy Statement, beginning on page 20, discusses our policies and procedures that implement our compensation philosophy. Highlights of our compensation program include the following:

  •
  Executive compensation is closely aligned with performance. In 2012, between 59 and 73 percent of the NEOs' target total direct compensation was variable and performance-based, with 73 percent of the CEO's target total direct compensation variable and performance-based. The ratio of variable compensation is consistent with market practices.

  •
  As a result of the continuing challenge in the Company's operating environment, and his personal philosophy on the ratio of CEO pay to the pay levels of the other NEOs, the Board of Directors and the Compensation Committee accepted the request of Mr. Kuriyama, A&B's CEO, to reduce his base salary and incentive awards to levels significantly below those to which he was entitled under the Company's compensation program.

  •
  The Company remains committed to responsible pay practices and has adopted a number of best practices, including a clawback policy that applies to all senior management and a policy prohibiting hedging and other speculative transactions involving Company stock. It is focused on continuous improvement in executive compensation practices and policies to ensure alignment between pay and performance, as well as representation of best practices. This includes, but is not limited to, such practices as adopting a 50th percentile target compensation philosophy, using multiple performance metrics, double triggers on equity grants in the event of a change in control, reasonable change-in-control agreements, no employment agreements, no guaranteed bonuses, no executive perquisites (other than parking), and protocols for an annual pay risk assessment. In 2012, the average total direct compensation for NEOs was below the 50th percentile targeted.

  •
  As described previously in this proxy statement, stock price performance since announcement of the Separation has been strong, and revenues and adjusted net income have increased from 2011. However, the executive compensation program also reflected the Company's below threshold performance in 2012 which resulted in no 2012 PBRSUs earned (40% of January 2012 grant), zero payout on 70% of annual cash incentive targets, and no profit sharing contributions.

        The following resolution is being submitted for a shareholder advisory vote at the Annual Meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure."

        Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning our executive compensation program.

        The Board of Directors recommends that shareholders vote FOR the approval of the resolution relating to executive compensation.

 PROPOSAL NO. 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        Shareholders are being asked to vote on the frequency they prefer for future advisory votes on executive compensation. Shareholders may choose from the following four options: whether they want an advisory vote on executive compensation every one, two or three years, or to abstain from voting on the matter.

        Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is consistent with the Company's efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.

        Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning the frequency of advisory votes on our executive compensation.

        The Board of Directors recommends that shareholders vote for an annual vote as the preferred frequency for advisory votes on executive compensation. Please note that your vote as a shareholder on this item is not a vote to approve or disapprove the Board's recommendation.

AUDIT COMMITTEE REPORT

        The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of A&B, including the review and approval of all related person transactions required to be disclosed in this Proxy Statement. Among other things, the Audit Committee reviews and discusses with management and Deloitte & Touche LLP, A&B's independent registered public accounting firm, the results of the year-end audit of A&B, including the auditors' report and audited financial statements. In this context, the Audit Committee has reviewed and discussed A&B's audited financial statements with management, has discussed with Deloitte & Touche LLP the matters required to be discussed by applicable Public Company Accounting Oversight Board rules and, with and without management present, has discussed and reviewed the results of the independent registered public accounting firm's audit of the financial statements.

        The Audit Committee has received the written communication regarding independence from Deloitte & Touche LLP required under the rules of the Public Company Accounting Oversight Board, and has discussed with Deloitte & Touche LLP its independence from A&B. The Audit Committee has determined that the provision of non-audit services rendered by Deloitte & Touche LLP to A&B is compatible with maintaining the independence of Deloitte & Touche LLP from A&B in the conduct of its auditing function.

        In compliance with applicable SEC rules, the Audit Committee has adopted policies and procedures for Audit Committee approval of audit and non-audit services. Under such policies and procedures, the Audit Committee pre-approves or has delegated to the Chairman of the Audit Committee authority to pre-approve all audit and non-prohibited, non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor's independence. Any additional proposed services or costs exceeding pre-approved cost levels require additional pre-approval as described above. The Audit Committee may delegate pre-approval authority to one or more of its members for services not to exceed a specific dollar amount per engagement. Requests for pre-approval include a description of the services to be performed, the fees to be charged and the expected dates that the services will be performed.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that A&B's audited consolidated financial statements be included in A&B's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Audit Committee also has appointed, subject to shareholder ratification, Deloitte & Touche LLP as A&B's independent registered public accounting firm.

        The foregoing report is submitted by Mr. Pasquale (Chairman), Mr. Dods and Mr. Harrison.

PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm of A&B for the ensuing year, and the Audit Committee recommends that shareholders vote in favor of ratifying such appointment. Deloitte & Touche LLP and its predecessors have served A&B as such since 1957. Although ratification of this appointment is not required by law, the Board believes that it is desirable as a matter of corporate governance. If shareholders do not ratify the appointment of Deloitte & Touche LLP, it will be considered as a recommendation to the Board and the Audit Committee to consider the retention of a different firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        For the year ended December 31, 2012, A&B's first year following Separation, professional services were performed by Deloitte & Touche LLP (including consolidated affiliates) for A&B as follows:

        Audit Fees.    The aggregate fees billed for the audit of the Company's annual consolidated financial statements, including Sarbanes-Oxley Section 404 attestation-related work, for the fiscal year ended December 31, 2012, the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q and fees related to the Form 10 registration statement for Separation were approximately $1,780,000. The aggregate fees billed to A&B Predecessor for the audit of the Company's annual consolidated financial statements, including Sarbanes-Oxley Section 404 attestation-related work, for the fiscal year ended December 31, 2011 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q were approximately $1,556,000.

        Audit-Related Fees.    The aggregate fees billed for Audit-Related services for the fiscal year ended December 31, 2012 were approximately $83,000, and were related to audits of the Company's employee benefit plans. The aggregate fees billed to A&B Predecessor for Audit-Related services for the fiscal year ended December 31, 2011 were approximately $114,000, and were related to audits of the Company's employee benefit plans.

        Tax Fees.    There were no fees billed for tax services for the fiscal year ended December 31, 2012. There were no fees billed to A&B Predecessor for tax services for the fiscal year ended December 31, 2011.

        All Other Fees.    There were no fees billed for services other than those mentioned above for the fiscal year ended December 31, 2012. There were no fees billed to A&B Predecessor for services other than those mentioned above for the fiscal year ended December 31, 2011.

SHAREHOLDERS WITH THE SAME ADDRESS

        Individual shareholders sharing an address with one or more other shareholders may elect to "household" the mailing of the proxy statement and our annual report. This means that only one annual report and proxy statement will be sent to that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.

        Requests related to householding should be mailed to Alexander & Baldwin, Inc., P.O. Box 3440, Honolulu, HI 96801-3440, Attn: Alyson J. Nakamura, Corporate Secretary or by calling (808) 525-8450. If you are a shareholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

OTHER BUSINESS

        The Board of Directors of A&B knows of no other business to be presented for shareholder action at the Annual Meeting. However, should matters other than those included in this Proxy Statement properly come before the Annual Meeting, the proxyholders named in the accompanying proxy will use their best judgment in voting upon them.

SHAREHOLDER PROPOSALS FOR 2014

        Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the Annual Meeting of A&B in the year 2014 must be received at the headquarters of A&B on or before December 3, 2013 in order to be considered for inclusion in the year 2014 Proxy Statement and proxy. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the headquarters of A&B not later than December 31, 2013. A&B's Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than December 31, 2013 and not earlier than December 1, 2013.

        The Company's Bylaws provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Corporate Secretary has received, not less than 120 days nor more than 150 days before the anniversary date of the prior annual meeting, a written shareholder's notice in proper form that the person's name be placed in nomination. If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder's notice must be given not later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a shareholder's notice must include information about each nominee and the shareholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

By Order of the Board of Directors
ALYSON J. NAKAMURA Corporate Secretary

Appendix A
ALEXANDER & BALDWIN, INC.
2012 INCENTIVE COMPENSATION PLAN

ARTICLE ONE
GENERAL PROVISIONS

        I.    PURPOSE OF THE PLAN

        This 2012 Incentive Compensation Plan is intended to promote the interests of Alexander & Baldwin, Inc., a Hawaii corporation, by providing eligible persons in the Corporation's service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

        Following the A&B Distribution (as defined in the attached Legacy Addendum), the Corporation shall be known as Alexander & Baldwin, Inc.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        II.    STRUCTURE OF THE PLAN

        A.    The Plan shall be divided into a series of separate incentive compensation programs:

    •
    the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

    •
    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

    •
    the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones, and

    •
    the Automatic Grant Program under which eligible non-employee Board members will automatically receive equity awards at designated intervals over their period of continued Board service.

        B.    The provisions of Articles One and Six shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

        III.    ADMINISTRATION OF THE PLAN

        A.    The Compensation Committee (either acting directly or through a subcommittee of two or more members of the Compensation Committee) shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, all Awards to non-employee Board members (other than pursuant to the Automatic Grant Program) shall be made by the Compensation Committee (or subcommittee thereof) which shall at the time of any such Award be comprised solely of independent directors, as determined in accordance with the governance standards established by the Stock Exchange on which the Common Stock is at the time primarily traded (the "Independent Directors"). In addition, any Awards for members of the Compensation Committee (other than pursuant to the Automatic Grant Program) must be authorized by a disinterested majority of the Independent Directors.

        B.    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

        C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

        D.    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

        E.    Administration of the Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Awards made under that program, except that the Compensation Committee (or subcommittee thereof) shall have the express authority to establish from time to time the applicable dollar amount to be used to determine the specific number of shares of Common Stock for which the initial and annual Awards are to be made to the non-employee Board members in accordance with the dollar value formula set forth in Article Five.

        IV.    ELIGIBILITY

        A.    The persons eligible to participate in the Plan are as follows:

            (i)  Employees,

           (ii)  non-employee members of the Board or the board of directors of any Parent or Subsidiary,

          (iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary), and

          (iv)  the Legacy Participants who qualify for Substitute Awards or Substitute Director Awards pursuant to the provisions of the Legacy Addendum.

        B.    The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any)

applicable to the Award, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

        C.    The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

        D.    The individuals who shall be eligible to participate in the Automatic Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members on or after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive a grant under the Automatic Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic grants under the Automatic Grant Program while he or she continues to serve as a non-employee Board member.

        V.    STOCK SUBJECT TO THE PLAN

        A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to Four Million Three Hundred Thousand (4,300,000) shares.

        B.    The maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under Plan shall not exceed Four Million Three Hundred Thousand (4,300,000) shares.

        C.    Each person participating in the Plan shall be subject the following limitations:

    •
    for Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards (including, without limitation, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares) may be made to such person in any calendar year shall not exceed Five Hundred Thousand (500,000) shares of Common Stock in the aggregate, and

    •
    for Awards denominated in terms of cash dollars (whether payable in cash, Common Stock or a combination of both), the maximum dollar amount for which such Awards may be made to such person in any calendar year shall not exceed Five Million Dollars ($5,000,000.00), with such limitation to be measured at the time the Award is made and not at the time the Award becomes payable.

        D.    Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of an Award or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issued, vested or exercised under such Award, calculated in each instance prior to any such share withholding.

        E.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Automatic Grant Program, (vii) the number and/or class of securities for which Awards may subsequently be made to new and continuing non-employee Board members under the Automatic Grant Program, (vii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (ix) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. However, no such adjustments shall be made pursuant to the foregoing provisions of this Paragraph E. to reflect the impact of the A&B Distribution (as that term is defined in the attached Legacy Addendum) upon the outstanding Common Stock or the value of such Common Stock. In the event of a Change in Control, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.

        F.     Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO
DISCRETIONARY GRANT PROGRAM

        I.    OPTION TERMS

        Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

        A.    Exercise Price.

          1.     The exercise price per share shall be fixed by the Plan Administrator; provided, however, that, except for the Substitute Awards and Substitute Director Awards made pursuant to the provisions of the Legacy Addendum, such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

          2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

              (i)  cash or check made payable to the Corporation,

             (ii)  shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

            (iii)  shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, and

            (iv)  to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation's pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        B.    Exercise and Term of Options.

          1.     Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award

          3.     Notwithstanding the foregoing, the following limitations shall apply with respect to the vesting schedules established for the Awards made under the Discretionary Grant Program, subject to the acceleration provisions in Paragraph C.2 below and Section IV of this Article Two:

              (i)  for any such Award which is to vest on the basis of Service, the minimum vesting period shall be three (3) years, with the rate of vesting over that period to be determined by the Plan Administrator; and

             (ii)  for any such Award which is to vest on the basis of performance objectives, the performance period shall have a duration of at least one year.

        C.    Effect of Termination of Service.

          1.     The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee's cessation of Service or death:

              (i)  Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

             (ii)  Any option held by the Optionee at the time of the Optionee's death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

            (iii)  Should the Optionee's Service be terminated for Cause or should the Optionee otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

            (iv)  During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options under the Discretionary Grant Program may be structured so that those options continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

          2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

              (i)  extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

             (ii)  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

            (iii)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

        D.    Stockholder Rights.

        The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

        E.    Repurchase Rights.

        The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.     Transferability of Options.

        The transferability of options granted under the Plan shall be governed by the following provisions:

            (i)  Incentive Options:    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death.

           (ii)  Non-Statutory Options.    Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee's lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or such Family Members, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          (iii)  Beneficiary Designations.    Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

        II.    INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

        A.    Eligibility.

        Incentive Options may only be granted to Employees.

        B.    Dollar Limitation.

        The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

        To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

        C.    10% Stockholder.

        If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

        III.    STOCK APPRECIATION RIGHTS

        A.    Authority.

        The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

        B.    Types.

        Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights ("Tandem Rights") and (ii) stand-alone stock appreciation rights ("Stand-alone Rights").

        C.    Tandem Rights.

        The following terms and conditions shall govern the grant and exercise of Tandem Rights.

          1.     One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

          2.     Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

        D.    Stand-Alone Rights.

        The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

          1.     One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. The provisions and limitations of Paragraphs B.2 and B.3 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.

          2.     Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

          3.     The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

          4.     Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder's lifetime, except if such assignment is in connection with the holder's estate plan and is to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

          5.     The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

          6.     The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

        E.    Post-Service Exercise.

        The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient's Service shall be substantially the same as those set forth in Section I.C.1 of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator's discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

        IV.    CHANGE IN CONTROL

        A.    In the event of an actual Change in Control transaction, each outstanding Award under the Discretionary Grant Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award under the Discretionary Grant Program shall not become exercisable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for the subsequent vesting and concurrent payout of that spread in accordance with the same exercise/vesting schedule in effect for that Award or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. No such cash incentive program shall be established for any Award under the Discretionary Grant Program to the extent such program would otherwise be deemed to constitute a deferred compensation arrangement subject to the requirements of Code Section 409A and the Treasury Regulations thereunder. Notwithstanding the foregoing, any Award outstanding under the Discretionary Grant Program on the date of such Change in Control shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control (or any earlier date specified in the definitive agreement for the Change in Control transaction) is less than the per share exercise or base price in effect for such Award.

        B.    All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

        C.    Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or are otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

        D.    Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price per share in effect under each outstanding Award, provided the aggregate exercise or base price in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (vi) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock, (vii) the number and/or class of securities subject to each outstanding Award under the Automatic Grant Program, (ix) the number and/or class of securities for which Awards may subsequently be made to new and continuing non-employee Board members under the Automatic Grant Program and (x) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

        E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

        F.     The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

        G.    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

        V.    PROHIBITION ON REPRICING PROGRAMS

        The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Corporation or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

        I.    STOCK ISSUANCE TERMS

        Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards.

        A.    Issue Price.

          1.     The issue price per share shall be fixed by the Plan Administrator, but, except as to the Substitute Awards or Substitute Director Awards made pursuant to the provisions of the Legacy Addendum, shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Award date.

          2.     Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

              (i)  cash or check made payable to the Corporation,

             (ii)  past services rendered to the Corporation (or any Parent or Subsidiary); or

            (iii)  any other valid consideration under the State in which the Corporation is at the time incorporated.

        B.    Vesting Provisions.

          1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant's period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant's Service. Notwithstanding the foregoing, the following limitations shall apply with respect to the vesting schedules established for the Awards made under the Stock Issuance Program, subject to the acceleration provisions in Paragraphs B.6 and B.7 below and Section II of this Article Three:

              (i)  for any such Award which is to vest on the basis of Service, the minimum vesting period shall be three (3) years, with the rate of vesting over that period to be determined by the Plan Administrator; and

             (ii)  for any such Award which is to vest on the basis of performance objectives, the performance period shall have a duration of at least one year.

        The foregoing minimum vesting requirements shall not be applicable to any Awards made under the Stock Issuance Program to an individual who is at the time of such Award serving solely in the capacity of a non-employee Board member; provided, however, that any Award made under the Stock Issuance Program to such non-employee Board member must have a minimum vesting period of at least one year, with not greater than monthly pro-rated vesting over that period.

          2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

          3.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

          4.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements, including (without limitation) the requirement that any dividends paid on shares subject to performance-vesting conditions shall be held in escrow by the Corporation and shall not vest or actually be paid to the Award holder prior to the time those shares vest. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit Award until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding performance share or restricted stock unit Awards, subject to such terms and conditions as the Plan Administrator may deem appropriate; provided, however, that no such dividend-equivalent units relating to Awards subject to performance-vesting conditions shall vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend-equivalents units relate) vests upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.

          5.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

          6.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares, but only to the extent such waiver is effected in connection with (i) the Participant's cessation of Service by reason of death, Permanent Disability, Retirement or Involuntary Termination or (ii) the consummation of a Change in Control transaction. Any such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

          7.     Outstanding performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied, but only in connection with (i) the Participant's cessation of Service by reason of death, Permanent Disability, Retirement or Involuntary Termination or (ii) the consummation of a Change in Control transaction. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's death or Permanent Disability or as otherwise provided in Section II of this Article Three.

          8.     The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

              (i)  At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

             (ii)  The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

            (iii)  Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.

            (iv)  Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

        II.    CHANGE IN CONTROL

        A.    Each Award outstanding under the Stock Issuance Program on the effective date of an actual Change in Control transaction may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting and payment schedules in effect for those shares at the time of such Change in Control. To the extent any such Award is at the time subject to performance-vesting requirements tied to the attainment of one or more specified performance goals and the Plan Administrator does not at the time provide otherwise, those performance-vesting requirements shall upon the assumption, continuation or replacement of that Award be cancelled, and such Award shall thereupon be converted into a Service-vesting Award, based on an assumed attainment of the applicable performance goals at target level, that will vest in one or more increments over the Service-vesting period in effect for that Award immediately prior to the effective date of the Change in Control. However, to the extent any Award outstanding under the Stock Issuance Program on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction, and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

        B.    Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

        C.    The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction. The Plan Administrator's authority under this Section II.C shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to this Section II.C may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FOUR
INCENTIVE BONUS PROGRAM

        I.    INCENTIVE BONUS TERMS

        The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

            (i)  cash bonus awards ("Cash Awards"),

           (ii)  performance unit awards ("Performance Unit Awards"), and

          (iii)  dividend equivalent rights ("DER Awards")

        A.    Cash Awards.

        The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant's continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.

          2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.

          3.     Should the Participant cease to remain in Service while holding one or more unvested Cash Awards or should the performance objectives not be attained with respect to one or more such Cash Awards, then those Awards shall be immediately terminate, and the Participant shall not be entitled to any cash payment or other consideration with respect to those terminated Awards.

          4.     Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for the Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant's interest in the Cash Award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards which were intended, at the time those awards were granted, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's death or Permanent Disability or as otherwise provided in Section II of this Article Four.

          5.     Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine.

        B.    Performance Unit Awards.

        The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of this Article Four. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     A Performance Unit shall represent either (i) a unit with a dollar value range tied to the level at which pre-established performance objectives based on one or more Performance Goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

          2.     Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

          3.     Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine.

        C.    DER Awards.

        The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of this Article Four. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

          2.     Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall be credited per DER with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that DER remains outstanding.

          3.     Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A. In no event, however, shall any DER Award made with respect to an Award subject to performance-vesting conditions under the Stock Issuance or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.

          4.     Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant's book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as the Plan Administrator shall determine in its sole discretion.

          5.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.

        II.    CHANGE IN CONTROL

        A.    The Plan Administrator shall have the discretionary authority to structure one or more Awards under the Incentive Bonus Program so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control. To the extent any such Award is, at the time of such Change in Control, subject to performance vesting upon the attainment of one or more specified performance goals and the Plan Administrator does not at that time provide otherwise, the performance vesting condition shall automatically be cancelled on the effective date of such Change in Control, and such Award shall thereupon be converted into a Service-vesting Award, based on an assumed attainment of each applicable performance goal at target level, that will vest in one or more increments over the Service-vesting schedule in effect for that Award immediately prior to the Change in Control.

        B.    The Plan Administrator's authority under Section II.A shall also extend to any performance bonus awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those awards pursuant to such Paragraph A may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FIVE
AUTOMATIC GRANT PROGRAM

        I.    AWARD TERMS

        A.    Automatic Grants.

        The Awards to be made pursuant to the Automatic Grant Program shall be as follows:

          1.     Each individual who (i) is first elected or appointed as a non-employee Board member at any time on or after June 4, 2012 but prior to the Distribution Date (as defined in the attached Legacy Addendum) and (ii) was not a non-employee member of the Board of Directors of Alexander & Baldwin Holdings, Inc. prior to such election or appointment or did not otherwise have his or her outstanding A&B Holdings Awards (as such term is defined in the attached Legacy Addendum) replaced under the Legacy Addendum with substitute awards covering shares of the Corporation's common stock shall automatically be granted, on the first trading day following the Distribution Date, an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Dollar Amount by the Fair Market Value per share on such date, provided that individual has not been in the employ of the Corporation or any Parent or Subsidiary during the preceding twelve (12) months. For such purpose, the Applicable Dollar Amount shall be Eight Three Thousand Three Hundred Thirty-Three Dollars ($83,333.00) per non-employee Board member.

          2.     Each individual who is first elected or appointed as a non-employee Board member at any time after the Distribution Date shall automatically be granted, on the date of such initial election or appointment, an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Dollar Amount by the Fair Market Value per share on such date, provided that individual has not been in the employ of the Corporation or any Parent or Subsidiary during the preceding twelve (12) months. The Applicable Dollar Amount shall be determined by the Plan Administrator at the time of each such grant, but in no event shall such amount exceed Three Hundred Thousand Dollars ($300,000.00) per non-employee Board member.

          3.     On the date of each annual stockholders meeting, beginning with the 2013 Annual Meeting, each individual who will continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular meeting, shall automatically be granted an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Annual Amount by the Fair Market Value per share on such date. There shall be no limit on the number of such annual grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual grants over their period of continued Board service. The Applicable Annual Amount shall be determined by the Plan Administrator on or before the date of the annual stockholders meeting at which those annual grants are to be made, but in no event shall exceed Three Hundred Thousand Dollars ($300,000.00).

          4.     Each restricted unit awarded under this Article Five shall entitle the non-employee Board member to one share of Common Stock on the applicable issuance date following the vesting of that unit.

        B.    Vesting of Awards and Issuance of Shares.

        Each restricted stock unit award made under this Article Five shall vest in a series of in three (3) successive equal annual installments upon the non-employee Board member's completion of each year of Board service over the three (3)-year period measured from the Award date; provided, however, that should such non-employee Board member cease Board service by reason of (i) death or Permanent Disability or (ii) retirement at or after age seventy two (72), then each restricted stock unit award made to such individual under this Article Five and outstanding at the time of such cessation of Board service shall immediately vest in full at that time. The shares of Common Stock underlying each restricted stock unit award which vests in accordance with the foregoing vesting provisions shall be issued as they vest; provided, however, that the Plan Administrator may allow one or more non-employee Board members to defer, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, the issuance of the shares beyond the vesting date to a designated date or until cessation of Board service or an earlier Change in Control.

        C.    Dividend Equivalent Rights.

        Each restricted stock unit under this Article Five shall include a dividend equivalent right pursuant to which a book account shall be established for the non-employee Board member and credited from time to time with each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock) which is made per issued and outstanding share of Common Stock during the period the share of Common Stock underlying that restricted stock unit remains unissued. The amount credited to the book account with respect to such restricted stock unit shall be paid to the non-employee Board member concurrently with the issuance of the share of Common Stock underlying that unit, subject to the Corporation's collection of any applicable withholding taxes.

        II.    CHANGE IN CONTROL

        Should the non-employee Board member continue in Board service until the effective date of an actual Change in Control transaction, then the shares of Common Stock subject to each outstanding restricted stock unit award made to such Board member under this Article Five shall, immediately prior to the effective date of that Change in Control transaction, vest in full and shall be issued to him or her as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, except to the extent such issuance is subject to a deferred distribution date under Code Section 409A, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Change in Control and distributed at the same time as such stockholder payments, subject to any applicable deferred distribution date under Code Section 409A.

ARTICLE SIX
MISCELLANEOUS

        I.    DEFERRED COMPENSATION

        A.    The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

        B.    The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan that allows the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for that year into restricted stock units under the Stock Issuance Program that will defer the issuance of the shares of Common Stock that vest under those restricted stock units to a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

        C.    To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-one share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

        D.    To the extent there is any ambiguity as to whether any provision of any Award made under the Plan that is deemed to constitute a deferred compensation arrangement under Code Section 409A would otherwise contravene one or more requirements or limitations of such Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder.

        II.    TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

        B.    The Plan Administrator may, in its discretion, structure one or more Awards so that shares of Common Stock may be used as follows to satisfy all or part of the Withholding Taxes to which such holders of those Awards may become subject in connection with the issuance, exercise, vesting or settlement of those Awards:

          1.     Stock Withholding:    The Corporation may be provided with the right to withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value equal to the applicable Withholding Taxes. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

          2.     Stock Delivery:    The Award holder may be provided with the right to deliver to the Corporation, at the time of the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, one or more shares of Common Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

        III.    EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan shall become effective on the Plan Effective Date. The Plan shall be subject to the approval, prior to the Distribution Date, of Alexander & Baldwin Holdings, Inc. as the Corporation's sole stockholder, and if such stockholder approval is not obtained prior to the Distribution Date, the Plan and all outstanding Awards thereunder shall terminate.

        B.    Except otherwise provided in Section III.A of this Article Six, the Plan shall terminate upon the earliest to occur of (i) June 26, 2022, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on June 26, 2022, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

        IV.    AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.F of Article One), materially increases the benefits accruing to Optionees or Participants, materially expands the class of individuals eligible to participate in the Plan, expands the types of awards which may be made under the Plan or extends the term of the Plan or to the extent such stockholder approval may otherwise required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

        B.    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.

        C.    Except as otherwise provided in Section IV.B of this Article Six, Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

        V.    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        VI.    REGULATORY APPROVALS

        A.    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise or vesting of any Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

        B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

        VII.    NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    2013 Annual Meeting shall mean the 2013 annual meeting of the Corporation's stockholders.

        B.    Automatic Grant Program shall mean the automatic grant program in effect for non-employee Board members under Article Five of the Plan.

        C.    Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

        D.    Award Agreement shall mean the agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time

        E.    Board shall mean the Corporation's Board of Directors.

        F.     Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual's termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

        G.    Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

            (i)  a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing fifty percent (50%) or more of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

           (ii)  a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

          (iii)  the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) thirty-five percent (35%) of the total combined voting power of the Corporation's securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's existing stockholders, or

          (iv)  a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

        H.    Code shall mean the Internal Revenue Code of 1986, as amended.

        I.     Common Stock shall mean the Corporation's common stock.

        J.     Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

        K.    Corporation shall mean Alexander & Baldwin, Inc., a Hawaii corporation (formerly known as A & B II, Inc.), and any corporate successor to all or substantially all of the assets or voting stock of Alexander & Baldwin, Inc. which has by appropriate action assumed the Plan.

        L.    Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

        M.   Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        N.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

        O.    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        P.     Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

        Q.    Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual's voluntary resignation following the occurrence of any of the following events effected without such individual's consent: (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles or (D) the failure by the Corporation to continue in effect any stock option or other equity-based plan in which such individual is participating, or in which such individual is entitled to participate, immediately prior to a change in control of the Corporation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan; or the failure by the Corporation to continue such individual's participation therein (or in such substitute or alternative plan) on a substantially equivalent basis, both in terms of the amount or timing of payment of benefits provided and the level of such individual's participation relative to other participants, as existed immediately prior to the change in control of the Corporation.

        R.    Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

        S.     Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

        T.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

            (i)  such individual's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than for Cause, or

           (ii)  such individual's voluntary resignation for Good Reason.

        U.    Legacy Addendum shall mean the Legacy Addendum to the Corporation's 2012 Incentive Compensation Plan, as such addendum may be amended from time to time.

        V.     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

        W.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

        X.    Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Automatic Grant Program.

        Y.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Z.    Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

        AA. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        BB.  Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) collections and recoveries, (xviii) property purchases, sales, investments and construction goals, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) occupancy or occupancy rates, (xxii) leases, contracts or financings, including renewals, (xxiii) overhead, savings, G&A and other expense control goals, (xxiv) budget comparisons, (xxv) growth in stockholder value relative to the growth of the S&P 400 or S&P 400 Index, the S&P Global Industry Classification Standards ("GICS") or GICS Index, or another peer group or peer group index; (xxvi) credit rating; (xxvii) development and implementation of strategic plans and/or organizational restructuring goals; (xxviii) development and implementation of risk and crisis management programs; (xxix) improvement in workforce diversity; (xxx) net cost per ton; (xxxi) number of units or size of units delivered; (xxxii) compliance requirements and compliance relief; (xxxiii) safety goals; (xxxiv) productivity goals; (xxxv) workforce management and succession planning goals; (xxxvi) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxvii) measures of customer satisfaction, employee satisfaction or staff development; (xxxviii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation's revenue or profitability or enhance its customer base; (xxxix) merger and acquisitions; and (xl) other similar criteria consistent with the foregoing. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation's business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items; (F) the operations of any business acquired by the Corporation; (G) the divestiture of one or more business operations or the assets thereof; (H) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Corporation) or reorganization (whether or not such reorganization is within the definition of that term in Code Section 368) any (I) other adjustment consistent with the operation of the Plan.

        CC. Plan shall mean the Corporation's 2012 Incentive Compensation Plan, as amended and restated from time to time.

        DD. Plan Administrator shall mean the particular entity, whether the Compensation Committee (or subcommittee thereof), the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

        EE. Plan Effective Date shall mean the June 28, 2012 date on which the Plan was approved by the Board, subject to the approval of Alexander & Baldwin Holdings, Inc. as the Corporation's sole stockholder.

        FF.   Retirement shall mean (i) the Participant's termination of Service on or after attainment of age sixty-five (65) or (ii) the Participant's early retirement, with the prior approval of the Corporation (or Parent or Subsidiary employing Participant), on or after attainment of age fifty-five (55) and completion of at least five (5) years of Service.

        GG. Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

        HH. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

        II.    Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan (but subject to the provisions of Legacy Addendum applicable to Substitute Awards and Substitute Director Awards thereunder), an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee's Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation's written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

        JJ.   Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or the New York Stock Exchange.

        KK. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

        LL.  Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

        MM.  Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term Subsidiary shall also include any wholly-owned limited liability company in such chain of subsidiaries that is disregarded for U.S. federal income tax purposes.

        NN. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

        OO. Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise or vesting of that Award or the issuance of shares of Common Stock thereunder.

LEGACY ADDENDUM
TO
ALEXANDER & BALDWIN, INC.
2012 INCENTIVE COMPENSATION PLAN

        I.    PURPOSE OF THE ADDENDUM

        This Addendum to the Plan (the "Legacy Addendum") shall provide the Compensation Committee in its capacity as Plan Administrator with the authority to effect the equity awards contemplated by the terms of Article VII of the Employee Matters Agreement between Alexander & Baldwin Holdings, Inc. ("A&B Holdings") and the Corporation (known at that time as A & B II, Inc.) dated as of June 8, 2012 (the "Employee Matters Agreement") in connection with the separation of the Corporation from A&B Holdings through the spin-off distribution of all the outstanding shares of the Corporation's common stock to the holders of the outstanding A&B Holdings common stock (the "A&B Distribution") on the specified record date as set forth in the Separation and Distribution Agreement between A&B Holdings and the Corporation, dated as of June 8, 2012. The date on which the A&B Distribution is effected is hereby designated the "Distribution Date."

        Pursuant to the Employee Matters Agreement, all stock options and restricted stock unit awards (with and without dividend equivalent rights) pertaining to shares of A&B Holdings common stock that are outstanding at the close of market on the Distribution Date (collectively referred to as "A&B Holdings Awards") and held by the New A&B Employees (as defined in the Employee Matters Agreement) shall be cancelled at that time and immediately replaced with substitute awards covering shares of the Corporation's common stock (referred to herein as the "Substitute Awards"), adjusted as set forth in the Employee Matters Agreement and in this Legacy Addendum.

        In addition, this Legacy Addendum shall provide the Compensation Committee in its capacity as Plan Administrator with the authority to issue equity awards to members of the Board of Directors of A&B Holdings who, prior to the Distribution Date and in connection with the A&B Distribution, resign from that Board and become members of the Corporation's Board ("Transferred Directors") which will replace their stock options and restricted stock unit awards (with and without dividend equivalent rights) pertaining to shares of A&B Holdings common stock that are outstanding at the close of market on the Distribution Date. However, the term Transferred Directors shall also include any individual who is a member of the Board of Directors of both the Corporation and A&B Holdings immediately prior to the A&B Distribution and who is also at that time serving as the lead independent director of the Corporation's Board of Directors.

        II.    ASSUMED A&B PLANS

        Each A&B Holdings Award that is (i) outstanding under any of the following Alexander & Baldwin, Inc. equity incentive plans assumed by A&B Holdings in connection with the June 2012 merger of Alexander & Baldwin, Inc. with a wholly-owned A&B Holdings subsidiary (collectively, the "Assumed A&B Plans") and (ii) held by a New A&B Employee at the close of market on the Distribution Date will be cancelled at that time and will be immediately replaced with a Substitute Award covering shares of the Corporation's common stock ("Shares") pursuant to the provisions of Article V of this Legacy Addendum:

            (i)  Amended and Restated Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan;

           (ii)  Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan, as amended on October 25, 2000, January 24, 2002, February 24, 2005, June 22, 2006, and October 26, 2006, respectively; and

          (iii)  Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan, as amended on October 25, 2000, February 26, 2004, June 24, 2004, and October 26, 2006.

        In addition, any outstanding equity awards held under any of the Assumed A&B Plans at the close of market on the Distribution Day by the Transferred Directors will be cancelled at that time and immediately replaced with Director Substitute Awards in accordance with the provisions of Article V of this Legacy Addendum.

        III.    ADMINISTRATION

        A.    All equity awards under this Legacy Addendum shall be made and administered by the Compensation Committee (or any subcommittee comprised of two (2) or members of the Compensation Committee).

        B.    The Compensation Committee shall have full power and authority to interpret the provisions of this Legacy Addendum or any Substitute Award or Substitute Director Award made pursuant to this Legacy Addendum or any agreement evidencing such award. All decisions and determinations by the Compensation Committee with respect thereto shall be final, binding, and conclusive on all parties.

        IV.    RECIPIENTS OF GRANTS PURSUANT TO THIS ADDENDUM

        The individuals eligible to receive Substitute Awards and Substitute Director Awards pursuant to this Legacy Addendum shall be limited to those New A&B Employees and Transferred Directors who hold one or more A&B Holdings Awards under one or more of the Assumed A&B Plans ("Legacy Participants") at the close of market on the Distribution Date. No awards other than such Substitute Awards or Substitute Director Awards will be made to Legacy Participants pursuant to this Legacy Addendum.

  V.
  TERMS AND CONDITIONS FOR SUBSTITUTION OF AWARDS IN CANCELLATION OF OUTSTANDING AWARDS UNDER THE ASSUMED PLANS

        Each outstanding A&B Holdings Award held by a New A&B Employee or Transferred Director at the close of market on the Distribution Date shall be cancelled at that time and shall be immediately replaced with the appropriate Substitute Award or Substitute Director Award determined in accordance with the following parameters.

        The substitution shall be effected by cancelling the outstanding A&B Holdings Award (with the shares of A&B Holdings common stock subject to each cancelled award to be returned to the Amended and Restated Alexander & Baldwin 2007 Incentive Compensation Plan as assumed by A&B Holdings) and by issuing a new award under this Legacy Addendum in substitution for such cancelled award in accordance with the following parameters:

            (i)  The number of shares of the Corporation's common stock subject to the Substitute Award or Substitute Director Award (as the case may be) shall be determined by multiplying the number of shares of A&B Holdings common stock subject to the A&B Holdings Award immediately prior to cancellation by a fraction the numerator of which is the sum of the closing "when issued" price per share of the Corporation's common stock on the Distribution Date plus the closing price of A&B Holdings common stock as traded on an ex-distribution basis on that same trading day and the denominator is the closing "when issued" price of the Corporation's common stock on the Distribution Date. Any fractional share per award will be rounded down to the next whole share.

           (ii)  The exercise price per share for each Substitute Award or Substitute Director Award that is a stock option grant shall be determined by multiplying the exercise per share in effect for the A&B Holdings Award immediately prior to cancellation by a fraction the numerator of which is the closing "when issued" price per share of the Corporation's common stock on the Distribution Date and the denominator is the sum of that "when issued" price plus the closing price per share of A&B Holdings common stock as traded on an ex-distribution basis on such Distribution Date. Any fractional cent will be rounded up to the nearest whole cent.

          (iii)  The foregoing calculations as to the number of shares of the Corporation's common stock subject to the Substitute Award or Substitute Director Award and the exercise price in effect for each Substitute Award or Substitute Director Award that is a stock option grant are intended to ensure that the spread between the aggregate fair market value of the adjusted number of shares of the Corporation's common stock purchasable under each Substitute Award or Substitute Director Award and the aggregate Exercise Price (if any) payable for those shares immediately after the A&B Distribution remains substantially equal to (and not greater than) the same spread that existed immediately prior to the A&B Distribution between the aggregate fair market value of the number of shares of A&B Holdings common stock subject to the cancelled A&B Holdings Award immediately prior to cancellation and the aggregate exercise price (if any) in effect at that time for those shares under the cancelled award. Such calculations are also intended to preserve on a per-share basis, immediately after the A&B Distribution, the same ratio of exercise price per option share to fair market value per share which existed under each cancelled A&B Holdings Award (to the extent that award is a stock option grant) immediately prior to the A&B Distribution.

          (iv)  Notwithstanding the cancellation of the A&B Holdings Award, any amounts that are at the time of cancellation credited to the Participant under that award pursuant to any dividend-equivalent rights provided under that award but that have not yet been distributed shall subsequently be distributed to the Participant in accordance with the distribution provisions (including the timing and method of distribution) applicable to such dividend equivalent rights, and nothing in the Substitute Award or Substitute Director Award shall affect the Participant's right and entitlement to receive such credited amount in accordance with the terms and conditions of those distribution provisions. However, the Participant shall have no further dividend equivalent rights under the cancelled A&B Holdings Award with respect to any dividends or distributions paid on A&B Holdings common stock on or after the cancellation date, but shall have continuing dividend-equivalent rights under the Substitute Award or Substitute Director Award with respect to any dividends or distribution paid on the Corporation's common stock; provided, however, that no such dividend-equivalent rights shall be provided with respect to any stock option grants made pursuant to this Addendum.

           (v)  The remaining terms and provisions of each such Substitute Award or Substitute Director Award shall be the same as the terms and provisions that are in effect under the cancelled A&B Holdings Award to which it pertains immediately prior to cancellation, including (without limitation) the same vesting schedule and applicable issuance dates, the same expiration date and other applicable termination provisions, the same applicable exercise procedures and the same dividend equivalent rights (if applicable), except that (A) all references in the cancelled A&B Holdings Award to A&B Holdings shall be replaced with references to the Corporation, (B) the shares of common stock issuable under Substitute Award or Substitute Director Award shall be shares of the Corporation's common stock and (iii) the foregoing adjustments to the number of shares and the exercise price (if any) shall be reflected in the new award agreement.

        In addition, each such Substitute Award or Substitute Director Award shall contain the following special Service credit and Separation from Service provisions:

          A.    For purposes of the Award, the following provisions shall govern the determination of the Legacy Participant's period of Service:

              (i)  The Legacy Participant shall be deemed to continue in Service for so long as the Legacy Participant performs services for the Corporation (or any Parent or Subsidiary) in one or more of the following capacities specified in the applicable A&B Holdings Award that the

    Substitute Award or Substitute Director Award replaces: Employee, non-employee member of the board of directors or a consultant or independent advisor.

             (ii)  The Legacy Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (a) the Legacy Participant no longer performs services for the Corporation (or any Parent or Subsidiary) in any of the specified service capacities set forth in the applicable A&B Holdings Award that the Substitute Award or Substitute Director Award replaces or (b) the entity for which the Legacy Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Legacy Participant may subsequently continue to perform services for that entity.

            (iii)  Notwithstanding the provisions of subparagraph (ii) above, should A&B Holdings effect a distribution of all of the outstanding common stock of the Corporation to the holders of the outstanding common stock of A&B Holdings in a spin-off transaction, then the Legacy Participant shall be deemed to continue in Service for so long as the Legacy Participant performs services following such spin-off distribution (and prior to the Legacy Participant's Separation from Service date), in one or more of the service capacities set forth in the applicable A&B Holdings Award that the Substitute Award or Substitute Director Award replaces, with the Corporation (or any Parent (other than A&B Holdings) or Subsidiary of the Corporation), if the Legacy Participant's Service relationship is with any of those entities immediately prior to the spin-off distribution. Accordingly, for so long as the Legacy Participant remains in such Service relationship following the spin-off distribution (and prior to the Legacy Participant's Separation from Service date), the Award shall remain in full force and effect and the Legacy Participant shall continue to vest in such Award; and any post-Service exercise period for the Award shall not commence until the Legacy Participant no longer remains in the applicable Service relationship. However, should the Legacy Participant be a member of the Board of Directors of both A&B Holdings and the Corporation immediately prior to the spin-off distribution, then that Legacy Participant shall, for purposes of the foregoing provisions of this Service definition and the Separation from Service definition set forth below, be deemed to be solely in service of A&B Holdings immediately prior to the spin-off distribution, unless that Legacy Participant is also serving as the lead independent director of the Corporation's Board of Directors immediately prior to the spin-off distribution, in which event that Legacy Participant shall be deemed hereunder to be solely in the service of the Corporation immediately prior to the spin-off distribution and shall accordingly be treated as a Transferred Director.

            (iv)  For purposes of any existing service-vesting schedule in effect for any such Substitute Award or Substitute Director Award, the Legacy Participant will receive appropriate service credit under each such Substitute Award or Substitute Director Award for his or her period of continuous service with A&B Holdings or its subsidiaries, in one or more of the service capacities set forth in the applicable A&B Holdings Award that such Substitute Award or Substitute Director Award replaces, through the date of the A&B Distribution.

             (v)  Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation (or any Parent or Subsidiary) employing the Legacy Participant; provided, however, that the following special provisions shall be in effect for any such leave:

              a.     Should the period of such leave (other than a disability leave) exceed six (6) months, then the Legacy Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)-month period of that leave, unless the Legacy Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary) employing the Legacy Participant.

              b.     Should the period of a disability leave exceed twenty-nine (29) months, then the Legacy Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless the Legacy Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary) employing Participant For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes the Legacy Participant to be unable to perform the duties of his or her position of employment (or any substantially similar position of employment) with the Corporation (or any Parent or Subsidiary).

              c.     Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the written policy on leaves of absence of the Corporation, no Service credit shall be given for vesting purposes for any period the Legacy Participant is on a leave of absence.

            (vi)  Notwithstanding anything to the contrary in the foregoing provisions of this Service definition, the Legacy Participant shall in all events be deemed to cease Service for all purposes of this Award immediately upon the Legacy Participant's incurrence of a Separation from Service.

          B.    The following provision shall be added to the "Separation from Service definition in each Substitute Award or Substitute Director Award:

    •
    Notwithstanding the foregoing provisions of this definition, a Separation from Service will not be deemed to occur in the event that (i) A&B Holdings effects a distribution of all of the outstanding common stock of the Corporation to the holders of the outstanding common stock of A&B Holdings in a spin-off transaction and (ii) the Legacy Participant, if in the Service of the Corporation (or any Subsidiary of the Corporation) immediately prior to the spin-off distribution, continues to remain in such Service relationship immediately after the spin-off distribution. However, should the Legacy Participant experience a permanent reduction in his or her level of services to the less than fifty percent (50%) level specified in the preceding provisions of this Separation from Service definition, whether that reduction occurs before or after the spin-off distribution, then the Legacy Participant shall immediately upon such permanent reduction in the level of his or her services incur a Separation from Service.

        VI.    AMENDMENT AND TERMINATION

        The Board or the Compensation Committee may amend this Legacy Addendum from time to time or terminate this Legacy Addendum at any time; provided, however, that unless expressly provided otherwise in a Legacy Participant's Substitute Award or Substitute Director Award, no such action shall adversely affect the terms and provisions of such award without the Legacy Participant's consent.

        VII.    EFFECTIVE DATE OF LEGACY ADDENDUM

        This Legacy Addendum shall become effective on the Distribution Date, and all Substitute Awards or Substitute Director Awards made hereunder shall become effective immediately upon the close of business on the Distribution Date.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01LLRC 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 5, AND FOR “1 YEAR” FOR PROPOSAL 4. For Against Abstain 2. PROPOSAL TO APPROVE THE ALEXANDER & BALDWIN, INC. 2012 INCENTIVE COMPENSATION PLAN 4. ADVISORY VOTE ON THE FREQUENCY OF THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION For Against Abstain 3. PROPOSAL TO APPROVE THE ADVISORY RESOLUTION RELATING TO EXECUTIVE COMPENSATION 5. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION 1. Election of Directors: IMPORTANT ANNUAL MEETING INFORMATION 6. In their discretion on such other matters as properly may come before the meeting or any adjournments or postponements thereof. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 5, AND FOR “1 YEAR” FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 01 - R.S. Harrison 02 - M.K. Saito 03 - E.K. Yeaman 1 Year 2 Years 3 Years Abstain qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 29, 2013. Vote by Internet • Go to www.envisionreport.com/ALEX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 822 Bishop Street, Honolulu, Hawaii 96813 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 30, 2013 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints C.G. King, S.M. Kuriyama and J.N. Watanabe, and each of them, proxies with full power of substitution, to vote the shares of stock of Alexander & Baldwin, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 30, 2013, and at any adjournments or postponements thereof, on the matters set forth in the Notice of Meeting and Proxy Statement, as stated on the reverse side. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 5, AND FOR “1 YEAR” FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. (continued and to be marked, dated and signed, on other side) Proxy — ALEXANDER & BALDWIN, INC. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2012 Annual Report to Stockholders are available at: http://www.proxyvoting.com/alex qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q